SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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CURTISS-WRIGHT CORPORATION
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Dear Valued Stockholder:

You are cordially invited to attend the annual meeting of stockholders of Curtiss-Wright Corporation to be held on Friday, May 7, 2010 at the Sheraton Parsippany Hotel, 199 Smith Road, Parsippany, New Jersey 07054, commencing at 10:00 a.m. local time.

The Notice of Annual Meeting and Proxy Statement which follow this letter provide information concerning matters to be considered and acted upon at the annual meeting. We will provide a brief report on our business followed by a question and answer period at the annual meeting.

We know that many of you are unable to attend the annual meeting in person. The proxies that we solicit give you the opportunity to vote on all matters that are scheduled to come before the annual meeting. Whether or not you plan to attend, you can be sure that your shares are represented by promptly voting and submitting your proxy by phone, by internet or by completing, signing, dating, and returning your proxy card in the enclosed postage-paid envelope.

On behalf of your Board of Directors, management, and our employees, I would like to express our appreciation for your continued support.

Sincerely,

MARTIN R. BENANTE Chairman and Chief Executive Officer

CURTISS-WRIGHT CORPORATION
10 Waterview Boulevard, Second Floor, Parsippany, New Jersey 07054

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the holders of the common stock of Curtiss-Wright Corporation:

Notice is hereby given that the annual meeting of stockholders (the “Annual Meeting”) of Curtiss-Wright Corporation, a Delaware corporation (the “Company”), will be held on Friday, May 7, 2010, at the Sheraton Parsippany Hotel, 199 Smith Road, Parsippany, New Jersey 07054, commencing at 10:00 a.m. local time, for the following purposes:

(1)	To elect nine Directors;

(2)	To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2010;

(3)	To approve the amendment to the Company’s 2005 Omnibus Long-Term Incentive Plan; and

(4)	To consider and transact such other business as may properly come before the Annual Meeting.

Only record holders of the Company’s common stock at the close of business on March 1, 2010, the record date for the Annual Meeting, are entitled to notice of and to vote at the Annual Meeting. A list of stockholders will be available for examination by any stockholder(s) at the Annual Meeting and at the offices of the Company, 10 Waterview Boulevard, Second Floor, Parsippany, New Jersey 07054, during the ten days preceding the Annual Meeting date.

All stockholders are cordially invited to attend the Annual Meeting in person. Stockholders who plan to attend the Annual Meeting in person are nevertheless requested to sign and return their proxy cards to make certain that their vote will be represented at the Annual Meeting should they be prevented unexpectedly from attending.

By Order of the Board of Directors,
March 26, 2010	MICHAEL J. DENTON Vice President, Corporate Secretary and General Counsel

IMPORTANT: WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE FILL IN, SIGN AND PROMPTLY RETURN YOUR PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on Friday, May 7, 2010. This Proxy Statement, our 2009 Annual Report on Form 10-K, and informational brochure to security holders are available on our website: www.curtisswright.com.

CURTISS-WRIGHT CORPORATION
10 Waterview Boulevard, Second Floor, Parsippany, New Jersey 07054

PROXY STATEMENT

This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors of Curtiss-Wright Corporation, a Delaware corporation (the “Company”), for use at the annual meeting of stockholders of the Company (the “Annual Meeting”) to be held on Friday, May 7, 2010, at 10:00 a.m. local time, at the Sheraton Parsippany Hotel, 199 Smith Road, Parsippany, New Jersey 07054, and at any adjournments thereof.

INFORMATION CONCERNING THE ANNUAL MEETING

Mailing and Solicitation. This Proxy Statement and accompanying form of proxy card set forth in Appendix A hereto will be first sent to stockholders entitled to vote at the Annual Meeting on or about March 26, 2010. For information about stockholders’ eligibility to vote at the Annual Meeting, please see “Record Date and Outstanding Stock” below. The cost of the solicitation of proxies will be paid by the Company. The solicitation is to be made primarily by mail but may be supplemented by telephone calls and personal solicitation by officers and other employees of the Company. The Company will reimburse banks and nominees for their expenses in forwarding proxy materials to the Company’s beneficial owners.

Annual Report on Form 10-K. A copy of the Company’s 2009 Annual Report on Form 10-K filed with the Securities and Exchange Commission has been mailed or sent simultaneously with this Proxy Statement to all stockholders entitled to vote at the Annual Meeting.

Proxies. Whether or not you plan to attend the Annual Meeting, the Company requests that you date and execute the enclosed proxy card and return it in the enclosed postage-paid return envelope, or use the telephone or the internet to submit your proxy. Telephone and internet proxy instructions are provided on the proxy card. A control number, located on the proxy card, is designed to verify your identity and allow you to vote your shares, and confirm that your voting instructions have been properly recorded.

If your shares are registered in the name of a bank, broker, or other nominee, follow the proxy instructions on the form you receive from the nominee. The availability of telephone and internet proxy will depend on the nominee’s proxy processes. Under the rules of the New York Stock Exchange (“NYSE”), brokers who hold shares in “street name” for customers are precluded from exercising voting discretion with respect to the approval of non-routine matters (so called “broker non-votes”) where the beneficial owner has not given voting instructions. Effective July 1, 2009, the NYSE amended its rule regarding discretionary voting by brokers on uncontested elections of directors such that any investor who does not instruct the investor’s broker on how to vote in an election of directors will cause the broker to be unable to vote that investor’s shares on an election of directors. Previously, the broker could exercise its own discretion in determining how to vote the investor’s shares even when the investor did not instruct the broker on how to vote. Accordingly, with respect to the election of Directors (see Proposal One) and the approval of the amendment to the Company’s 2005 Omnibus Long-Term Incentive Plan (see Proposal 3), a broker is not entitled to vote the shares of Company common stock unless the beneficial owner has given instructions. With respect to the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm (see Proposal 2), a broker will have discretionary authority to vote the shares of Company common stock if the beneficial owner has not given instructions.

Voting In Accordance With Instructions. The shares represented by your properly completed proxy will be voted in accordance with your instructions marked on it. If you properly sign, date, and deliver to us your proxy but you mark no instructions on it, the shares represented by your proxy will be voted for the election as Directors of the nominees proposed (see Proposal One), for the ratification of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2009 (see Proposal Two), and for the amendment to the Company’s 2005 Omnibus Long-Term Incentive Plan

(see Proposal Three). The Board of Directors is not aware of any other matters to be presented for action at the Annual Meeting, but if other matters are properly brought before the Annual Meeting, shares represented by properly completed proxies received by mail, telephone, or the internet will be voted in accordance with the judgment of the persons named as proxies.

Signatures in Certain Cases. If a stockholder is a corporation or unincorporated entity such as a partnership or limited liability company, the enclosed proxy should be signed in its corporate or other entity name by an authorized officer or person and his or her title should be indicated. If shares are registered in the name of 2 or more trustees or other persons, the proxy must be signed by a majority of them. If shares are registered in the name of a decedent, the proxy should be signed by the executor or administrator and his or her title should follow the signature.

Revocation of Proxies. Stockholders have the right to revoke their proxies at any time before a vote is taken (1) by notifying the Corporate Secretary of the Company in writing at the Company’s address given above, (2) by executing a new proxy bearing a later date or by submitting a new proxy by telephone or the internet on a later date, provided the new proxy is received by American Stock Transfer & Trust Company (which will have a representative present at the Annual Meeting) before the vote, (3) by attending the Annual Meeting and voting in person, or (4) by any other method available to stockholders by law.

Record Date and Outstanding Stock. The close of business on March 1, 2010 has been fixed as the record date of the Annual Meeting, and only stockholders of record at that time will be entitled to vote. The only capital stock of the Company outstanding is the common stock, par value $1.00 per share (the “Common Stock”). As of March 1, 2010, there were 45,819,669 shares of Common Stock outstanding constituting all the capital stock of the Company entitled to vote at the Annual Meeting. Each stockholder is entitled to one vote for each share of Common Stock held.

Quorum. The presence, in person or by properly executed proxy, of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting.

Required Vote. A plurality of the Common Stock present in person or represented by proxy at the Annual Meeting will elect as Directors the nominees proposed (see Proposal One). The ratification of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2009 (see Proposal Two) and the approval of the amendment to the Company’s 2005 Omnibus Long-Term Incentive Plan (see Proposal Three), each requires the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy. Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum. Abstentions and broker non-votes will not be counted as having voted either for or against a proposal.

Appraisal Rights. Under the Delaware General Corporation Law, the holders of Common Stock do not have appraisal rights with respect to the matters to be voted on at the Annual Meeting.

PROPOSAL ONE: ELECTION OF DIRECTORS

General Information

At the date of this Proxy Statement, the Board of Directors of the Company (the “Board” or “Board of Directors”) consists of nine members, eight of whom are non-employee Directors.

The Committee on Directors and Governance of the Board of Directors has recommended and our full Board of Directors has nominated Martin R. Benante, S. Marce Fuller, Dr. Allen A. Kozinski, Carl G. Miller, William B. Mitchell, John R. Myers, John B. Nathman, Dr. William W. Sihler, and Albert E. Smith, each currently serving Directors, to be elected to the Board for a one year term. Each nominee has indicated his or her willingness to serve. In the event that any nominee should become unavailable for election, the persons named in the proxy may vote for the election of a substitute nominee.

Directors will be elected by a plurality of votes properly cast (in person or by proxy) at the Annual Meeting. This means that a person will be elected who receives the first through ninth highest number of votes, even if he or she receives less than a majority of the votes cast. Therefore, stockholders who do not vote or withhold their vote from one or more of the proposed nominees and do not vote for another person, will not affect the outcome of the election provided that a quorum is present at the Annual Meeting. Unlike in years past, a broker who holds shares of common stock in “street name” as nominee for customers who are the beneficial owners of such shares will not have authority to vote such shares on the election of directors unless the broker receives specific voting instructions from such customers. Votes that are not cast by brokers because they have received no instructions from one or more of their customers are known as “broker non-votes” and will not count as a vote cast on the election of directors. Shares of common stock represented by proxies duly returned by a broker holding such shares in nominee or “street name” will be counted for purposes of determining whether a quorum exists for the Annual Meeting, even if such shares are not voted on the election of directors. In order to avoid a broker non- vote on the election of directors in this situation, stockholders must send voting instructions to their bank, broker, or nominee.

Information Regarding Nominees

Set forth below is information with respect to the nominees for Directors. Such information includes the principal occupation of each nominee for Director during, at least, the past five years, as well as a brief description of the particular experience, qualifications, attributes or skills that qualify the nominee to serve as a Director of the Company.

Martin R. Benante, age 57, has been the Chairman of the Board of Directors and Chief Executive Officer of the Company since April 2000. He has been a Director of the Company since 1999.

Mr. Benante has been an employee of the Company for the past 30 years, serving at times in increasing levels of managerial responsibility, beginning with general manager at the Company’s Target Rock division, then President of the Company’s Flow Control segment, then Vice President of the Company, and then as President and Chief Operating Officer of the Company before serving in his present capacity. Mr. Benante’s ability to lead and grow the Company and in-depth knowledge of the Company’s business segments and industries in which they operate, as evidenced by the Company’s strong growth during his tenure as Chief Executive Officer will provide the Company a competitive advantage in continuing to improve long-term performance and increase stockholder value.

S. Marce Fuller, age 49, was the President and Chief Executive Officer of Mirant Corporation from July 1999 to October 2005 and a Director of Mirant Corporation from July 1999 until January 2006. Since October 2001, she has served as a Director of Earthlink, Inc. She has been a Director of the Company since 2000 and serves as a member of the Audit Committee, the Executive Compensation Committee, and as a Chairman of the Committee on Directors and Governance.

Ms. Fuller has an in-depth understanding of the power generation industry, evidenced by her past employment at Southern Energy and Mirant Corporation, both leading power generation companies. At these companies, Ms. Fuller served at times in increasing levels of managerial responsibility, beginning with Vice President at Southern Energy and then as President and Chief Executive Officer of both Southern Energy and Mirant Corporation. Ms. Fuller’s ability to lead a company at the highest level of management, coupled with her in-depth knowledge of the power generation industry, one of the Company’s largest markets, will provide the Company a competitive advantage in seeking new opportunities and platforms for its power generation industry products and services.

Dr. Allen A. Kozinski, age 68, served as Group Vice President, Global Refining of BP PLC from 1998 through 2002. He has been a Director of the Company since 2007 and serves as a member of the Executive Compensation Committee and the Committee on Directors and Governance.

Mr. Kozinski has an in-depth understanding of the oil and gas industry, evidenced by his past employment at Amoco Corporation and BP, both leading oil and gas companies. At these companies, Mr. Kozinski served at times in increasing levels of managerial responsibility, beginning with business unit manager and then Vice President, Technology, Engineering and International Development at Amoco, and Group Vice President, Global Refining at BP. Mr. Kozinski’s ability to lead a company’s business segment at a high level of management, coupled with his in-depth knowledge of the oil and gas industry, one of the Company’s largest markets, will provide the Company a competitive advantage in seeking new opportunities and platforms for its oil and gas industry products and services.

Carl G. Miller, age 67, served as a consultant to the Company from April 2003 to June 2003. From January 2002 to July 2002, he served as a consultant to Textron, Inc. From August 1990 to April 2003, he was employed by TRW, Inc., serving as Executive Vice President and as Chief Financial Officer from January 1996 to July 2001. He has been a Director of the Company since 2003 and serves as a member of the Audit and Finance Committees.

Mr. Miller has an in-depth understanding in the preparation and analysis of financial statements and is considered an “audit committee financial expert” as defined in the rules of the Securities and Exchange Commission based on over 40 years as a CPA practicing public accounting and over five years as Chief Financial Officer of TRW, Inc. Mr. Miller’s extensive accounting and financial knowledge will be an invaluable asset to the Board in its oversight of the integrity of the Company’s financial statements and the financial reporting process.

William B. Mitchell, age 74, has served on the Board of Trustees of Mitre Corporation since May 1997. From January 1997 to January 2001, he served as a Director of Primex Technologies, Inc. He has been a Director of the Company since 1996 and serves as the Chairman of the Finance Committee and a member of the Executive Compensation Committee.

Mr. Mitchell has an in-depth understanding of the defense industry, evidenced by his past association as a director of Primex Technologies and employment at Texas Instruments (Defense Group), both companies with business segments serving the defense markets. At these companies, Mr. Mitchell served at a high level of managerial responsibility, serving as director of Primex Technologies and Vice-Chairman of Texas Instruments, Inc. as well as Executive Vice President, Texas Instruments (Defense Group). Mr. Mitchell’s prior experience as a director and ability to lead a company at a high level of management, coupled with his in-depth knowledge of the defense industry, one of the Company’s largest markets, will provide the Company a competitive advantage in seeking new opportunities and platforms for its defense industry products and services.

John R. Myers, age 73, served as Chairman and Chief Executive Officer of Tru-Circle Corporation from June 1999 to July 2003. Since 1993 he has been a limited partner of Carlisle Enterprises, a private equity group and since 2005 he has served as an Operating Partner of First Atlantic Capital Corporation, a private equity group. From 1994 to May 2002 he served as a Director of Iomega Corporation. He has been a Director of the Company since 1996 and serves as Chairman of the Executive Compensation Committee and a member of the Committee on Directors and Governance.

Mr. Myers has extensive managerial experience in operating a business at both the officer and director level, evidenced by his service at both Tru-Circle Corporation and Iomega Corporation. In addition, Mr. Myers has an in-depth understanding of the aerospace industry gained while employed by Tru-Circle Corporation and Garrett Aviation Services, one of the Company’s major markets. Furthermore, Mr. Myers has extensive experience in evaluating new business opportunities gained while working at private equity investment companies. Mr. Myer’s ability to lead a company at the highest level of management and his knowledge of the aerospace industry and private equity investing will provide the Company with a competitive advantage in seeking new opportunities and platforms for its aerospace industry products and services, as well as strengthening the ability of the Company to select strategic acquisitions.

Admiral (Ret.) John B. Nathman, age 61, served as commander of U.S. Fleet Forces Command from February 2005 to May 2007. From August 2004 to February 2005 he served as Vice Chief of Naval Operations in the U.S. Navy. From August 2002 to August 2004 he served as Deputy Chief of Naval Operations for Warfare Requirements and Programs at the Pentagon. From October 2001 to August 2002 he served as Commander, Naval Air Forces. From August 2000 to October 2001 he served as Commander of Naval Air Forces, U.S. Pacific Fleet. He has been a Director of the Company since 2008 and serves as a member of the Finance Committee and the Committee on Directors and Governance.

Admiral Nathman’s strong leadership, coupled with an in-depth understanding of U.S. defense spending and military products, evidenced by 37 years of service in high-level commands in the United States Navy, will provide the Company a competitive advantage in seeking new opportunities and platforms for its defense industry products and services.

Dr. William W. Sihler, age 72, has been the Ronald E. Trzcinski Professor of Business Administration, Darden Graduate School of Business Administration, University of Virginia since 1984. Since 1992 he has served as Director, President, and Treasurer of Southeastern Consultants Group, Ltd. He has been a Director of the Company since 1991 and serves as Chairman of the Audit Committee and a member of the Finance Committee.

Dr. Sihler’s in-depth understanding of financial analysis and financial management, and his ability to assess risk, developed over 40 years from teaching financial analysis and financial management courses at graduate school, will be an invaluable asset to the Board in order for it to effectively evaluate risk and oversee financial management for the Company.

Albert E. Smith, age 60, served as Chairman of Tetra Tech, Inc. from March 2006 to January 2008 and has been a director of Tetra Tech since May 2005. He has been a director of CDI Corp. since October 2008. From 2002 to 2005, he served as a member of the Secretary of Defense’s Science Board. Mr. Smith was employed at Lockheed Martin Corp. from August 1985 to January 2005. Mr. Smith served as an Executive Vice President and an officer of Lockheed Martin from September 1999 until June 2005. He has been a Director of the Company since 2006 and serves as a member of the Audit Committee and Finance Committee.

Mr. Smith has an in-depth understanding of the aerospace industry, evidenced by his past employment at Lockheed Martin, a leading aerospace company. At Lockheed, Mr. Smith served in high level managerial positions. In addition, Mr. Smith has extensive managerial experience in operating a business at the director level, serving as a current director of Tetra Tech and CDI Corp., both public companies. Mr. Smith’s experience as a director at other public companies and ability to lead a company at one of the highest levels of management, coupled with his in-depth knowledge of the aeropsace industry, one of the Company’s largest markets, will provide the Company a competitive advantage in seeking new opportunities and platforms for its aerospace industry products and services.

Directorships at Public Companies

The following table sets forth any directorships at other public companies and registered investment companies held by each nominee for Director at any time during the past five years.

Name of Director	Company
S. Marce Fuller	Mirant Corporation Earthlink, Inc.
Albert E. Smith	Tetra Tech Inc. CDI Corporation

Certain Legal Proceedings

Mirant Bankruptcy. Ms. Fuller was the President and Chief Executive Officer of Mirant Corporation from July 1999 to October 2005 and a Director of Mirant Corporation from July 1999 until January 2006. She also served as a director or executive officer of many of Mirant’s subsidiaries during such period of time. In July 2003, Mirant Corporation and most of its North American subsidiaries filed voluntary petitions for reorganization under Chapter 11 of the U.S. Bankruptcy Code or under the Companies Creditors’ Arrangement Act in Canada. Mirant Corporation emerged from bankruptcy proceedings in January 2006.

Compensation of Directors

For information concerning compensation of our Directors, please see “Compensation of Directors” below.

RECOMMENDATION OF THE BOARD OF DIRECTORS

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR

STRUCTURE AND PRACTICES OF THE BOARD OF DIRECTORS

Corporate Governance Guidelines and Compliance

The Board of Directors has adopted corporate governance guidelines that provide the framework for the governance of the Company. In February, 2010, the Board of Directors amended its corporate governance guidelines to reflect regulatory changes. The corporate governance guidelines, as amended, are available on the Company’s website at www.curtisswright.com or by sending a request in writing to the Corporate Secretary, Curtiss-Wright Corporation, 10 Waterview Boulevard, Second Floor, Parsippany, New Jersey 07054.

The corporate governance guidelines address, among other things, standards for Director independence, meetings of the Board, executive sessions of the Board, committees of the Board, the compensation of Directors, duties of Directors to the Company and its stockholders, and the Board’s role in management succession. The Board reviews these principles and other aspects of governance annually.

Meetings of the Board

The Board has regularly scheduled meetings each year and special meetings are held as necessary. In addition, management and the Directors communicate informally on a variety of topics, including suggestions for Board or committee agenda items, recent developments, and other matters of interest to the Directors. Each Director has full access to management.

A meeting of the Company’s non-employee Directors in executive session without any employee Directors or members of management present is scheduled at every regularly scheduled Board meeting. During 2009, the non-employee Directors met 8 times in executive session. The Board appoints a lead Director for such executive sessions on a rotating basis.

Directors are expected to attend all meetings of the Board and each committee on which they serve. In 2009, the Board held 13 meetings and committees of the Board held a total of 17 meetings. During 2009, each Director attended not less than 75% of the aggregate number of meetings of the Board of Directors and of the committee or committees on which he or she served, which were held during the period that he or she served.

The Company does not have a formal policy with respect to Director attendance at the annual meeting of stockholders. The Company believes that the potential expense involved with requiring all non-employee Directors to attend the annual meeting of stockholders outweighs the benefit of such attendance because meeting agenda items are generally uncontested, nearly all shares voted are voted by proxy, and stockholder attendance at the meetings is traditionally very low. Accordingly, no non-employee Directors attended the Company’s 2009 annual meeting of stockholders. Martin R. Benante, the Company’s Chairman of the Board and Chief Executive Officer, did attend the Company’s 2009 annual meeting of stockholders and will attend the Company’s 2010 annual meeting of stockholders where he will be available for questions.

Communication with the Board

Stockholders, employees, and other interested parties wishing to contact the Board directly may initiate in writing any communication with: (i) the Board, (ii) any committee of the Board, (iii) the non-employee Directors as a group, or (iv) any individual non-employee Director by sending the communication to Dr. William W. Sihler, c/o Southeastern Consultants Group, Ltd., P.O. Box 5645, Charlottesville, Virginia, 22905. The name of any specific intended Board recipient should be noted in the communication. However, prior to forwarding any correspondence, Dr. Sihler will review such correspondence and, in his discretion, not forward certain items if they are deemed to be of a commercial nature or sent in bad faith.

Director Independence

The corporate governance guidelines provide independence standards generally consistent with the New York Stock Exchange listing standards. These standards specify the criteria by which the independence of the Company’s Directors will be determined, and require the Board to determine affirmatively that each independent Director has no material relationship with the Company other than as a Director. The Board has adopted the standards set out in the corporate governance guidelines, which are posted on the Company’s website at www.curtisswright.com, for its evaluation of the materiality of Director relationships with the Company. The Board has determined that the following Directors are “independent” as required by the New York Stock Exchange listing standards and the Board’s corporate governance guidelines: S. Marce Fuller, Dr. Allen A. Kozinski, Carl G. Miller, William B. Mitchell, John R. Myers, John B. Nathman, Dr. William W. Sihler, and Albert E. Smith. Mr. Benante does not meet the corporate governance guidelines independence test and NYSE independence listing standards due to his current position as Chairman and Chief Executive Officer of the Company. In making the determination that Albert E. Smith is “independent,” the Board considered the fact that Mr. Smith is presently a director of Tetra Tech Inc., which the Company has engaged to perform certain environmental site investigation and evaluation at a newly acquired subsidiary. The Board determined that this relationship was not material and, thus, did not affect his independence, because Mr. Smith does not participate in providing the services to the subsidiary, does not currently participate in the day-to-day management of Tetra Tech, and does not receive any remuneration as a result of the environmental site investigation and evaluation services being provided. Moreover, the engagement involved payments that are immaterial to the revenues of Tetra Tech and the expenses of the Company. In making the determination that S. Marce Fuller is “independent,” the Board considered the fact that Ms. Fuller’s sister-in-law works for Deloitte & Touche LLP, the Company’s independent registered public accounting firm. The Board determined that this relationship was not material and, thus, did not affect Ms. Fuller’s independence, because Ms. Fuller’s sister-in-law does not work on the Company’s audit, is not an officer, director, or partner in Deloitte & Touche, and does not receive remuneration as a result of the audit services being provided.

All members of the Audit Committee, the Executive Compensation Committee, the Finance Committee, and the Committee on Directors and Governance are independent Directors as defined in the New York Stock Exchange listing standards and in the standards in the Company’s corporate governance guidelines.

Code of Conduct

The corporate governance guidelines contain a code of conduct that applies to every Director. The Company also maintains a code of conduct that applies to every employee, including the Company’s Chief Executive Officer, Chief Financial Officer, and Controller. The Company designed the corporate governance guidelines and the code of conduct to ensure that its business is conducted in a consistently legal and ethical manner. The corporate governance guidelines include policies on, among other things, conflicts of interest, corporate opportunities, and insider trading. The Company’s code of conduct applicable to its employees includes policies on, among other things, employment, conflicts of interest, financial reporting, the protection of confidential information, and insider trading and requires strict adherence to all laws and regulations applicable to the conduct of the Company’s business. The Company will disclose any waivers of the codes of conduct pertaining to Directors or senior financial executives on its website at www.curtisswright.com in accordance with applicable law and the requirements of the NYSE corporate governance standards. To date, no waivers have been requested or granted. The Company’s code of conduct is available at www.curtisswright.com or by sending a request in writing to the Corporate Secretary, Curtiss-Wright Corporation, 10 Waterview Boulevard, Second Floor, Parsippany, New Jersey 07054.

Board Committees

The Board of Directors has an Audit Committee, an Executive Compensation Committee, a Committee on Directors and Governance, and a Finance Committee. The Board has adopted a written charter for each of these committees. In February, 2010, the Board of Directors amended its Audit

Committee Charter to reflect regulatory changes. The full text of each charter, as amended (if applicable), is available on the Company’s website located at www.curtisswright.com or by sending a request in writing to the Corporate Secretary, Curtiss-Wright Corporation, 10 Waterview Boulevard, Second Floor, Parsippany, New Jersey 07054.

Audit Committee. The Audit Committee presently consists of Dr. William W. Sihler, Chairperson, S. Marce Fuller, Carl G. Miller, and Albert E. Smith. The Audit Committee met 5 times during 2009. The Audit Committee assists the Board in fulfilling its oversight responsibility relating to the integrity of the Company’s financial statements and the financial reporting process; the systems of internal accounting and financial controls; the performance of the Company’s internal audit function; the annual independent audit of the Company’s financial statements; the performance, qualifications, and independence of its independent registered public accounting firm; risk assessment and management; and the Company’s compliance and ethics programs.

Each member of the Audit Committee meets the independence requirements of the New York Stock Exchange, Rule 10A-3 under the Securities Exchange Act of 1934, and the Company’s corporate governance guidelines. In accordance with New York Stock Exchange requirements, the Board in its business judgment has determined that each member of the Audit Committee is financially literate, knowledgeable, and qualified to review financial statements. The Board has also determined that at least one member of the Audit Committee, Carl G. Miller, is an “audit committee financial expert” as defined in the rules of the Securities and Exchange Commission. For information on Mr. Miller’s relevant experience, please see “Information Regarding Nominees” above.

Executive Compensation Committee. The Executive Compensation Committee presently consists of John R. Myers, Chairperson, S. Marce Fuller, Dr. Allen A. Kozinski, and William B. Mitchell. The Executive Compensation Committee met 5 times during 2009. Each member of the Executive Compensation Committee meets the independence requirements of the New York Stock Exchange and the Company’s corporate governance guidelines.

The Executive Compensation Committee determines the compensation of the Chief Executive Officer and recommends to the full Board the compensation levels for the remaining executive officers of the Company. The Executive Compensation Committee also oversees the administration of the Company’s executive compensation programs. To assist in determining the proper levels of compensation for the Chief Executive Officer and the remaining executive officers, the Executive Compensation Committee engages an independent external executive compensation consultant to provide the Executive Compensation Committee with advice on such matters. During 2009, the Executive Compensation Committee retained Towers Perrin as an independent external executive compensation consulting firm to advise on executive and director compensation matters, including market trends in executive and director compensation, proposals for compensation programs, provide advice and guidance on how to appropriately compensate officers and directors, and other topics as the Executive Compensation Committee deemed appropriate. Towers Perrin is directly accountable to the Executive Compensation Committee. Towers Perrin provided other nominal services to the Company, but such amount was less than $120,000 during 2009. Although senior management periodically provides executive compensation recommendations to the Executive Compensation Committee for consideration and review, the Executive Compensation Committee makes independent determinations on all executive compensation issues, considering, among other things, (1) the recommendations of its independent external executive compensation consultant, (2) information concerning practices at peer companies and other relevant market data, and (3) management’s recommendations. The Company’s Corporate Compensation & Benefits Department also supports the Executive Compensation Committee’s activities.

Committee on Directors and Governance. The Committee on Directors and Governance presently consists of S. Marce Fuller, Chairperson, Dr. Allen A. Kozinski, John R. Myers, and John B. Nathman. The Committee on Directors and Governance met 3 times during 2009. The Committee on Directors and Governance develops policy on the size and composition of the Board, criteria for Director nomination, procedures for the nomination process, and compensation paid to Directors. The committee identifies and recommends candidates for election to the Board. Each member of the

Committee on Directors and Governance meets the independence requirements of the New York Stock Exchange and the Company’s corporate governance guidelines.

Finance Committee. The Finance Committee presently consists of William B. Mitchell, Chairperson, Carl G. Miller, John B. Nathman, Dr. William W. Sihler, and Albert E. Smith. The Finance Committee met 4 times during 2009. The Finance Committee, among other things, advises the Board regarding the capital structure of the Company, the Company’s dividend policy, and the investment managers and policies relating to the Company’s defined benefit plans. Each member of the Finance Committee meets the independence requirements of the New York Stock Exchange and the Company’s corporate governance guidelines.

Board Leadership Structure

The Company is focused on strong corporate governance practices and values independent Board oversight as an essential component of strong corporate performance to enhance stockholder value. The Company’s commitment to independent oversight is demonstrated by the fact that, as discussed above, all of our directors, except our Chairman, are independent. In addition, as discussed above, all of the members of the Board’s Audit Committee, Finance Committee, Executive Compensation Committee, and Committee on Directors and Governance are independent.

The Chairman and Chief Executive Officer roles are to reside in one individual. Martin R. Benante is the Company’s Chairman and Chief Executive Officer. The Board believes at this time it is in the best interests of the Company and its stockholders for one person to serve as Chairman and Chief Executive Officer. The Company believes this leadership structure is the most appropriate for it because Mr. Benante is able to utilize the in-depth focus and perspective gained in running the Company as Chief Executive Officer for the past 10 years to guide the Board effectively and efficiently in managing the property, affairs, and business of the Company.

Mr. Benante fulfills his responsibilities in chairing the Board through close interaction with the lead Director. The Board appoints a lead Director for each non-employee Director executive session on a rotating basis. This Board leadership structure works effectively for the Company as demonstrated by the Company’s growth and performance. The Board has structured the role of its lead Director to strike an appropriate balance to the combined Chairman and Chief Executive Officer role and to fulfill the important requirements of independent leadership on the Board. The lead Director serves as the focal point for independent Directors regarding resolving conflicts with the Chief Executive Officer, or other independent Directors, and coordinating feedback to the Chief Executive Officer on behalf of independent Directors regarding business issues and Board management. The lead Director is expected to foster a cohesive Board that supports the Chief Executive Officer’s ultimate goal of creating stockholder value. In this regard, the lead Director’s responsibilities include convening and presiding over executive sessions attended only by non-employee Directors, communicating to the Chief Executive Officer the substance of discussions held during those sessions to the extent requested by the participants, serving as a liaison between the Chairman and the Board’s independent Directors on sensitive issues, consulting with the Chairman on meeting schedules and agendas including the format and adequacy of information the Directors receive and the effectiveness of the meeting process and presiding at meetings of the Board in the event of the Chairman’s unavailability.

Board Role in Risk Oversight

The Board of Directors is responsible, among other things, for appraising the Company’s major risks and ensuring that appropriate risk management and control procedures are in place. The Board is kept informed by various reports provided to it on a regular basis, including reports made at the Board and Committee meetings by management. The Audit Committee of the Board, acting pursuant to its written charter, serves as the principal agent of the Board in fulfilling the Board’s oversight of risk assessment and management. The Company’s Chief Risk Officer and internal audit function maintain oversight over the key areas of the Company’s business and financial processes and controls, and report periodically directly to the Audit Committee for the purpose of assessing and evaluating major strategic, operational, regulatory, information management, and external risk in the Company’s business. The Audit Committee then reviews with management such risks and the steps management has taken to monitor, mitigate, and control such risks. The practice enhances the Board’s leadership structure as it strengthens the Company’s overall commitment to independent Board oversight as an essential component of strong corporate performance to enhance stockholder value.

Stockholder Recommendations and Nominations for Directors

Stockholder Recommendations. The Committee on Directors and Governance will consider stockholder recommendations for Director nominees. A stockholder desiring the committee to consider his or her Director recommendation should deliver a written submission to the Committee on Directors and Governance in care of the Corporate Secretary, Curtiss-Wright Corporation, 10 Waterview Boulevard, Second Floor, Parsippany, New Jersey 07054. Such submission must include:

(1)	the name and address of such stockholder,

(2)	the name of such nominee,

(3)	the nominee’s written consent to serve if elected,

(4)	documentation demonstrating that the nominating stockholder is indeed a stockholder of the Company, including the number of shares of stock owned,

(5)

a representation (i) that the stockholder is a holder of record of the stock of the Company entitled to vote at such meeting and whether he or she intends to appear in person or by proxy at the meeting, and (ii) whether the stockholder intends or is part of a group that intends to deliver a proxy statement to the Company’s stockholders respecting such nominee or otherwise solicit proxies respecting such nominee,

(6)

a description of any derivative instruments the stockholder owns for which the Company’s shares are the underlying security or any other direct or indirect opportunity the stockholder has to profit from any increase or decrease in the value of the Company’s stock,

(7)

a description of the extent to which the stockholder has entered into any transaction or series of transactions, including hedging, short selling, borrowing shares, or lending shares, with the effect or intent to mitigate loss to or manage or share risk or benefit of changes in the value or price of share of stock of the Company for, or to increase or decrease the voting power or economic interest of, such stockholder with respect to any shares of stock of the Company,

(8)

a description of any proxy, contract, arrangement, understanding, or relationship under which the stockholder has a right to vote any of shares of stock of the Company or influence the voting over any such shares,

(9)	a description of any rights to dividends on the shares of stock of the Company the stockholder has that are separated or separable from the underlying shares of stock of the Company,

(10)

a description of any performance-related fees (other than asset-based fee) the stockholder is entitled to based on any increase or decrease in the value of the shares of stock of the Company or related derivative instruments,

(11)	to the extent known, the name and address of any other stockholder supporting the nomination on the date of the stockholder’s submission of the nomination to the Committee on Directors and Governance,

(12)

any information relating to the nominee and his or her affiliates that would be required to be disclosed in a proxy solicitation for the election of Directors of the Company pursuant to Regulation 14A under the Securities Exchange Act of 1934, and

(13)

a description of all direct and indirect compensation, and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships between such nominating stockholder or beneficial owner, if any, on the one hand, and the nominee and his or her respective affiliates or associates, or others acting in concert therewith, on the other hand.

In addition, such submission must be accompanied by a written questionnaire with respect to the background and qualification of the nominee and the background of any other person or entity on whose behalf the nomination is being made. Further, the nominee must also provide a written representation and agreement that such nominee (i) is not and will not become party to (x) any agreement, arrangement or understanding as to how such prospective nominee will act or vote on any issue or question that has not been disclosed to the Company, or (y) any agreement, arrangement or understanding as to how such prospective nominee will act or vote on any issue or question that could limit or interfere with such nominee’s ability to comply with such nominee’s fiduciary duties, (ii) is not and will not become party to any agreement, arrangement or understanding with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director, that has not been disclosed to the Company, and (iii) in such person’s individual capacity and on behalf of any beneficial owner on whose behalf the nomination is being made, would be in compliance with all applicable corporate governance, conflict of interest, confidentiality, and stock ownership and trading policies and guidelines of the Company. The Committee may require additional information from the nominee to perform its evaluation.

In its assessment of each potential nominee, the Committee on Directors and Governance will review the nominee’s judgment, experience, independence, and understanding of the Company’s business; the range of talent and experience already represented on the Board; and such other factors that the committee determines are pertinent in light of the current needs of the Company. The committee will also take into account the ability of a nominee to devote the time and effort necessary to fulfill his or her responsibilities as a Company Director.

The Committee on Directors and Governance does not have a formal written policy with regard to considering diversity in identifying nominees for directors, but when considering director candidates it seeks individuals with backgrounds and qualities that, when combined with those of the Company’s other directors, provide a blend of skills, experience, and cultural knowledge that will further enhance the Board’s effectiveness. Diversity considerations for a director nominee may vary at any time according to the particular areas of expertise being sought as a complement to the existing Board composition. When the need arises, the Company engages independent search firms to identify potential director nominees according to the criteria set forth by the Committee and assist the Committee in identifying and evaluating a diverse pool of qualified candidates.

The Committee on Directors and Governance annually evaluates the performance of the Board, each of the committees, and each of the members of the Board. It also reviews the size of the Board and whether it would be beneficial to add additional members and/or any new skills or expertise, taking into account the overall operating efficiency of the Board and its committees. If the Board has a vacancy, or if the Committee determines that it would be beneficial to add an additional member, the Committee will take into account the factors identified above and all other factors which the Committee in its best judgment deems relevant at such time.

Stockholder Nominations. A stockholder desiring to nominate a person as Director should deliver a written submission in accordance with the Company’s By-laws to the Corporate Secretary, Curtiss- Wright Corporation, 10 Waterview Boulevard, Second Floor, Parsippany, New Jersey 07054. Such submission must include the items listed above under “Stockholder Recommendations and Nominations for Directors”. Stockholder submissions for Director nominees at the 2011 annual meeting of stockholders must be received by the Corporate Secretary of the Company no later than February 6, 2011 and no earlier than January 6, 2011. Nominee recommendations that are made by stockholders in accordance with these procedures will receive the same consideration as recommendations initiated by the Committee on Directors and Governance.

The following report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this report by reference therein.

Audit Committee Report

The Audit Committee of the Company’s Board of Directors consists of four non-employee directors, each of whom the Board has determined (i) meets the independence criteria specified by the Securities and Exchange Commission and the requirements of Sections 303A.07(a) and applicable sections of the New York Stock Exchange listing standards and (ii) is financially literate in accordance with the requirements of Section 303A.07(b) of the New York Stock Exchange listing standards. The Audit Committee annually reviews and reassesses its written charter, as well as selects and retains the Company’s independent registered public accounting firm.

Management is responsible for the financial reporting process, including its system of internal controls, and for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States of America. Our independent accountants are responsible for auditing those financial statements. The Audit Committee is responsible for monitoring and reviewing these processes. The Audit Committee does not have the duty or responsibility to conduct auditing or accounting reviews or procedures. None of the members of the Audit Committee may be employees of the Company. Additionally, the Audit Committee members may not represent themselves to be accountants or auditors for the Company, or to serve as accountants or auditors by profession or experts in the fields of accounting or auditing for the Company. Therefore, the Audit Committee has relied, without independent verification, on management’s representation that the financial statements have been prepared with integrity and objectivity and in conformity with generally accepted accounting principles in the United States of America and on the representations of the independent accountants included in their report on the Company’s financial statements.

The oversight performed by the Audit Committee does not provide it with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the discussions that the Audit Committee has with management and the independent accountants do not assure that the financial statements are presented in accordance with generally accepted accounting principles, that the audit of the financial statements has been carried out in accordance with generally accepted auditing standards, or that our independent accountants are in fact “independent.”

As more fully described in its charter, the Audit Committee is responsible for overseeing the internal controls and financial reporting processes, as well as the independent audit of the financial statements by the independent registered public accounting firm, Deloitte & Touche LLP. As part of fulfilling its responsibilities, the Audit Committee reviewed and discussed the audited consolidated financial statements for fiscal year 2009 with management and discussed with management the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements, in addition to those matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees) with the independent accountants. The Audit Committee discussed and considered the independence of Deloitte & Touche LLP with representatives of Deloitte & Touche LLP, reviewing as necessary all relationships and services that might bear on the objectivity of Deloitte & Touche LLP, and received the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committee) from Deloitte & Touche LLP. The Audit Committee provided to Deloitte & Touche LLP full access to the Audit Committee to meet privately and Deloitte & Touche LLP was encouraged to discuss any matters they desired with the Audit Committee and/or the full Board of Directors.

The opinion of Deloitte & Touche LLP is filed separately in the 2009 Annual Report on Form 10-K and should be read in conjunction with the reading of the financial statements.

Based upon the Audit Committee’s review and discussions referred to above, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements and footnotes in its Annual Report on Form 10-K for the year ended December 31, 2009, filed with the Securities and Exchange Commission.

AUDIT COMMITTEE OF
THE BOARD OF DIRECTORS

Dr. William W. Sihler, Chairman
S. Marce Fuller
Carl G. Miller
Albert E. Smith

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis (CD&A) discusses the Company’s compensation philosophy and policies and describes all material elements of compensation awarded in 2009 to Martin R. Benante, Chief Executive Officer, Glenn E. Tynan, Chief Financial Officer, David J. Linton, Co-Chief Operating Officer, David C. Adams, Co-Chief Operating Officer, and Michael J. Denton, General Counsel. These five individuals are also occasionally referred to collectively hereinafter as the “Named Executive Officers”.

Objectives of the Executive Compensation Program

The Company bases its executive compensation program on principles designed to align executive compensation with Company business strategy, management initiatives, financial objectives, and performance. The Committee believes that a significant amount of compensation must be linked to the measurable success of the business. A strong link between compensation and individual and Company performance provides incentives for achieving short-and long-term financial and business objectives while providing value to the Company’s shareholders by creating a strong nexus for stock price appreciation and total shareholder returns. The Committee also believes that performance-oriented compensation attracts performance-oriented individuals. The Committee further believes that it must set compensation at levels that will be competitive with the compensation offered by those companies against whom the Company competes for executive talent so that the Company can continue to attract and retain talented and experienced executives.

In applying these principles, the Committee has established an executive compensation program designed to: (1) attract and retain key executives critical to the success of the Company by offering compensation and benefits that are competitive with industry peers; and (2) motivate executives by providing incentives that focus efforts on the attainment of short-term and strategic long-term performance goals that align with shareholder interests and value.

In an effort to balance the need to retain executive talent while focusing the executive on the achievement of superior performance and the creation of long-term shareholder value, the Committee adopted a compensation philosophy that contains both fixed and variable (performance based) elements of compensation. Given its commitment to motivating the delivery of superior business results, the Committee favors elements of compensation that closely align with the business results of the Company.

The Committee believes that a significant amount of total direct compensation (“TDC”), i.e. base salary, annual incentive compensation, and long-term incentive compensation should be based on shareholder equity to align the interests of the Company’s executives with those of the Company’s shareholders. To this end, the Company provides compensation based on stock-price appreciation through stock options, alignment with stock price through time-based restricted stock, and alignment with financial performance through performance-based restricted stock. In addition, the Company provides a long-term cash incentive that is not directly aligned with equity, but incorporates financial drivers of shareholder value.

The Committee believes the components of the Company’s executive compensation program provide an appropriate mix of fixed and variable pay; balance short-term operational performance with long-term increases in shareholder value; reinforce a performance-oriented environment; and encourage recruitment and retention of key executives. As described in more detail below, the material elements of the Company’s executive compensation program for the Named Executive Officers include a base salary, annual cash incentive opportunity, long-term incentive opportunities, retirement benefits, perquisites and other benefits, and severance protection for certain actual or constructive terminations of the Named Executive Officers’ employment, including change-in-control severance protection. As described in more detail below, the Committee believes that each element of the Company’s executive compensation program helps the Company to achieve the executive compensation objectives noted above.

Finally, when considering the structure of Named Executive Officers’ compensation, in addition to the guidance above, it is the Committee’s policy to consider the deductibility of executive compensation under applicable income tax rules as one of several factors used to make specific compensation determinations consistent with the goals of the Company’s executive compensation program. Given the highly leveraged compensation philosophy, the Committee believes that the performance based compensation paid to the Company’s five most highly compensated officers should be deductible for federal income tax purposes under Section 162(m) of the Internal Revenue Code of 1976, as amended (the “Code”).

Determining the Amount and Mix of Compensation

In determining both the amount and mix of compensation, the Committee, with assistance from its independent external compensation consultant, compared each Named Executive Officer’s TDC to various market data points and peer group data for that Named Executive Officer’s position. For fiscal 2009, the Committee has recommended to the Board of Directors that fixed components of pay such as base salary and certain benefits should be targeted at the 50th (median) to 60th percentile levels of the Company’s relevant market data. By contrast, the Committee recommends that variable components of pay, such as cash incentives and certain components of long-term incentive grants be linked to aggressive performance measures so that, if these performance measures are achieved, the Company’s executives will receive TDC that approximates the 75th percentile of the Company’s relevant market data (the Committee also considers peer group compensation levels in this assessment). Thus, a large percentage of the Named Executive Officers’ TDC is significantly at risk. As a result, the Named Executive Officers’ TDC could be either significantly more or less than the median TDC of the Company’s relevant market data depending on the level of performance attained. For fiscal 2009, the Committee reviewed all components of compensation for each Named Executive Officer, including base salary, annual incentive compensation, long-term incentive compensation, retirement benefits, perquisites and other benefits, and severance protection. Based on this review, the Committee determined that the Named Executive Officers’ total compensation opportunities were competitive, reasonable, appropriate, and not excessive.

For 2009, the TDC of all Named Executive Officers was consistent with the market data reviewed by the Committee, and did not exceed the 75th percentile of such data. Therefore, the Committee decided that no changes in short-term annual incentive or long-term incentive target awards were necessary for 2009.

Establishing a baseline for the Executive Compensation Program

To assist the Committee in establishing executive compensation policies and programs for 2009, the Committee considered compensation and other benefits provided to corporate positions within comparable companies. Specifically, the Committee used published data from surveys from Towers Perrin, Hewitt, and Mercer. The Committee also analyzed peer data, but due to the small database size and resulting volatility, the Committee places more focus on larger survey populations. This data represents the leading manufacturing companies in the various markets and industries within which the Company competes for talent. One source of data, the peer group, is representative of competitors with similar product lines and in the same markets and industries. Peer group performance is also used as a relative measure for some long-term incentive plan metrics. Due to the loss of three companies in the prior peer group, in 2009, the Committee, with guidance from its independent external compensation consultant and members of senior management, selected several additions to the remaining peer group, which is set forth below, based upon consideration of various market drivers; investor peers, financial peers and peers of peers. The original peer group criteria incorporated organizations with broad manufacturing operations, similar revenue size, growth, and performance; corporations that had historical five-year performance similar to that of the Company; and corporations that utilized strategic acquisitions as a driver of high growth over the past five years. The Committee then agreed to add eight additional companies to form the new peer group. The final peer group selected by the Committee consists of the following companies:

AAR Corp.	Ametek Inc.
Circor International Inc.	Crane Co.
Enpro Industries, Inc.	Esterline Technologies Corp.
Flowserve Corp.	GenCorp Inc.
Gibraltar Industries, Inc.	Griffon Corp.
Hexcel Corp.	Idex Corp.
Kaman Corp.	Moog, Inc.
NCI Building Systems, Inc.	Parker Hannifin Corp.
Precision Castparts Corp.	Quanex Corp.
Roper Industries, Inc.	Teledyne Technologies Inc.
Teleflex Inc.	Tredegar Corp.
Triumph Group Inc.	Woodward Governor Co.

The Committee’s policy is to review the composition of the peer group with its compensation consultant periodically and to adjust the members of the group in response to changes in the characteristics of the Company and/or members of the peer group. In addition to the peer group data provided by the Committee’s compensation consultant, the Company also considers additional relevant market data, representing a broader and larger labor market in which the Company competes for executives, including executive compensation surveys provided by major consulting firms. The Committee’s compensation consultant also provides additional market analysis using proprietary survey data. In establishing executive compensation, the Committee considers all of these sources of data with an emphasis placed on the most comprehensive and reliable to fit the structure and positions of the Company.

Equity Ownership and Other Requirements for Senior Executives

To further align the linkage between the interests of the Named Executive Officers and those of its shareholders, the Company requires the Named Executive Officers to use the shares obtained through its long-term incentive plans (except pre-2005 stock option grants) as discussed further below (current plans began in 2006) to establish a significant level of direct share ownership. All share-based long-term incentive plan grants, including any vested stock options (post-2005 grants) are subject to the Guidelines and 50% of the net proceeds of a stock option exercise (current market value of shares exercised less the costs of exercise) must be retained in Company stock. The Company’s Stock Ownership Guidelines (the “Guidelines”) require the CEO and all other Named Executive Officers to own Company stock denominated as a multiple of their annual salaries as follows: five times annual salary for the CEO and three times annual salary for other Named Executive Officers. Given the performance-based variability in the ultimate value of the performance-based stock, there is no fixed timeframe to achieve the Guidelines. However, until the Guidelines are satisfied, the Named Executive Officers are only permitted to sell 50% of their value to accommodate the cost of taxes. Once the ownership thresholds are fully met and maintained, the holding limits are removed on any and all earned and vested shares. Shares owned outside the Company grants of equity are not subject to these holding restrictions but count toward the total amount of equity held. If a Named Executive Officer leaves the Company for any reason, the Guidelines immediately lapse. The compensation consultant for the Committee reviewed these Guidelines in 2010 and determined them to be fair and consistent with the competitive practice of the Company’s peer group and general industry, while ensuring good corporate governance.

The Committee reviews Named Executive Officer holdings annually in advance of long-term incentive grants and awards. Current market value of earned and purchased shares and the net value of vested and unexercised “in the money” options held (at that time) by the Named Executive Officer are used rather than paid-in value to be consistent with prevailing industry practice. In addition to the Guidelines, in 2005, the Committee implemented a policy that, in the event the Company restates the financial results that form the basis for incentive compensation, the Committee may, in its sole discretion, revoke any award, mandate the return of any payment, make a downward adjustment in any calculation, or reduce the size of any grant resulting from the calculation as it deems appropriate.

Insider Trading Policy

The Company also maintains an insider trading policy for all its employees, including the Named Executive Officers. The policy specifically prohibits employees from engaging in any transaction in which they may profit from short-term speculative swings in the value of the Company’s securities. This includes “short sales” (selling borrowed securities that the seller hopes can be purchased at a lower price in the future) or “short sales against the box” (selling owned, but not delivered securities), and hedging transactions such as zero-cost collars and forward sale contracts. In addition, the policy contains a strict black-out period during which all executive officers are prohibited from trading in the Company’s securities. The black-out period commences two weeks prior to the close of every financial quarter and ends two business days after the issuance of the Company’s earnings release.

Elements of Compensation

Base Salary. Base salary is intended to compensate the Named Executive Officers for performance of core job responsibilities and duties. The Company seeks to attract and retain executive talent by offering competitive base salaries. The Company recognizes that similar rates of base salary are almost universally provided at other companies or the general markets with which the Company competes for talent. Base salary is an essential part of the Company’s executive compensation program because it provides executives with a consistent and predictable level of cash compensation that does not fluctuate with annual performance and is generally market competitive. Keeping base salary at or above market is a key factor in retaining our executives. Base salary relates to other components of the Company’s executive compensation program in that it is included in the formulae used to determine annual incentive compensation, long-term incentive compensation, retirement benefits, severance protection, and change-in-control benefits (each described below).

The Committee evaluates executive officer salaries annually and makes recommendations to the Board that reflect competitive market data, the Named Executive Officer’s individual performance, and the core responsibilities within the Company. The Committee also considers the recommendations of its compensation consultant as to the appropriate target salary levels for the Company’s Named Executive Officers and the acceptable range of salaries around that target. As discussed above, the Committee currently targets the Named Executive Officers’ base salaries within the 50th and 60th percentiles of the Company’s relevant market data. For 2009, none of the Named Executive Officers were paid base salary outside this range. The Board of Directors acts upon the recommendations of the Committee as to base salary adjustments for all of the Named Executive Officers except Mr. Benante, whose base salary is established exclusively by the Committee. In determining Mr. Benante’s 2009 base salary, the Committee took into account both Chief Executive Officer data of the relevant market and peer group as well as the performance of Mr. Benante and the Company over the past year, including operating earnings, overall growth rate, and free cash flow.

The Committee considered the base salaries of the Named Executive Officers in May 2009. At that time, it was decided to take no action relative to the pay of Mr. Benante and to not recommend any adjustments to the other Named Executive Officers pay to the Board. In making this determination, the key considerations were the amount and date of the individual’s last increase, their relative position to the market, and general economic conditions.

Annual Incentive Compensation. Consistent with the principle that the Named Executive Officers should be motivated to achieve results that improve stockholder value, the Company believes that an important portion of the overall cash compensation for the Named Executive Officers be contingent upon the successful achievement of certain annual corporate financial and individual goals and objectives.

Annual incentive compensation is an essential part of the Company’s compensation program because it rewards the Named Executive Officers for achievement of short-term corporate and individual performance goals. Unlike base salaries, annual incentive compensation awards are not predictable and vary with performance as measured against goals. And unlike long-term incentive equity awards, the annual incentive compensation is intended to motivate executives to accomplish annual objectives that supports strong annual operating performance for the Company. Annual incentive compensation relates directly to certain other components of the Company’s executive compensation program. For example, annual incentive compensation is included in the formulae used to determine some retirement benefits and change-in-control benefits (each described below). The actual annual payment of incentive compensation does not directly influence the Committee decisions with respect to current base salary, equity compensation awards, or severance protection.

For 2009, the Named Executive Officers participated in the 2005 Curtiss-Wright Modified Incentive Compensation Plan (“MICP”) approved by the Company stockholders in May 2006. As discussed above, the Named Executive Officers incentives are targeted at the 75th percentile of the relevant market data, and payout is tied to the attainment of performance goals that approximate a comparable level of performance within our peer group. These performance goals are developed through an iterative process including the Company’s five year strategic plan, annual budgeting, and the Company’s compensation structure. Performance targets are established using industry norms, historical trend information, various economic and market data, and profit margins and sales forecasts. Individual goals are developed independently between the respective Named Executive Officer and the CEO, and then presented along with their rationale to the Committee for approval. The CEO’s individual goals are established with the Committee’s input and approval while the Board approves the other Named Executive Officer’s individual goals. An individual’s goals are tied to strategic business needs for the coming year.

Early each year, Mr. Benante submits his proposed personal goals and objectives to the Committee for that year for discussion and approval. The Committee then reviews these goals and objectives in connection with the Company’s short term objectives as set forth in the Company’s strategic plan. The Committee provides Mr. Benante with his approved goals, which are then flowed down to the other Named Executive Officers, and subsequently submitted and approved by the Committee and the Board by March 31st of the performance year. The Committee believes that this approach provides consistency and continuity in the execution of the Company’s short term goals as well as a strategic tie to the accomplishment of the Company’s long-term objectives.

In regard to the corporate performance goals, the Committee reviews a number of performance measures such as: operating income, net earnings or net income (before or after taxes); earnings growth; earnings per share; net sales (including net sales growth); gross profits or net operating profit; cash flow (including, but not limited to, operating cash flow, free cash flow, cash flow return on capital, cash conversion on earnings); revenue growth; attainment of strategic or operational initiatives; and cost containment or reductions. Any performance measure may be used to measure the performance of the Company and any of its affiliates as a whole, to measure any business unit thereof or any combination thereof, or to measure the performance of any of these compared to the performance of a group of comparable companies, or a published or special index, in each case that the Committee, in its sole discretion, deems appropriate. In no event may awards for participants be increased on a discretionary basis; however, the Committee does have the discretion to decrease the amount of any award paid to any participant under the MICP.

For 2009, the Committee selected adjusted operating income as the sole financial performance goal for the MICP because it believes this measure is a key indicator of the Company’s year-over-year financial performance. The Committee approves adjustments to the Company’s operating income, including removal of expenses for amortization for certain intangibles as well as the current year’s incentive expense.

Sixty percent (60%) of the award is based on the attainment of a pre-approved adjusted operating income goal and forty percent (40%) is based on the above-mentioned individual performance-based objectives, which may include significant other financial and operating objectives and personal goals. The individual objectives are generally measurable and weighted as appropriate to their relative importance to the success of the Company. Individual objectives, while more subjective, reflect management’s strategy to facilitate short-term objectives of profitability and growth. The Committee reviews each Named Executive Officer’s performance against his or her goals and objectives. Each Named Executive Officer is provided a rating between “1” and “5” for each stated goal and objective, with a “3” equating to 100% achievement, while a “5” represents 200% achievement and a “2” represents 50% achievement. A participant is given 0% achievement for any rating less than a “2”. Each rating is multiplied by its weighting and then averaged for an overall rating. The overall rating is then multiplied against 40% of the Named Executive Officer’s target award to derive a payout.

The potential range of value delivered to each participant is based on a threshold performance level below which no incentive is paid, a target level of performance at which the full target incentive is paid, and a maximum performance level at which the maximum incentive is paid. The threshold performance payout level is set at approximately 65% of the target performance payout level and the maximum payout performance level is set at 200% of the target performance level. Payouts are proportional to the participant’s individual performance against his or her pre-established goals and the Company’s performance against its pre-established financial goals.

In 2009, the target incentive was fixed at 105% of base salary for the Chief Executive Officer or $1,008,606; 90% for Messrs. Linton and Adams or $521,031 and $506,561, respectively; 80% for Mr. Tynan or $412,892; and 70% for Mr. Denton or $293,546 (MICP participation also includes a broader group of other management and key employees). Each participant in the MICP is notified early in the plan year of a target incentive award and range of opportunity based on a percentage of the participant’s earned base salary.

In February and March 2009, the Committee reviewed and approved the CEO’s and the other Named Executive Officers’ goals for performance of the Company and their own individual goals.

For 2009, Mr. Benante’s individual goals and their respective weighting and rating were as follows:

Goal	Weight	Rating
Increased cash flow	25%	4.5
Consolidated profit improvement	25%	2
Market improvements	20%	4
Increased organic growth	20%	4
Conduct management training at each division for executives	10%	4

For 2009, Mr. Tynan’s individual goals and their respective weighting and rating were as follows:

Goal	Weight	Rating
Increased cash flow	40%	4
Leadership development	20%	4
Evaluate shared services	20%	3
Profit improvement	10%	3
Evaluate pension plans	10%	4

For 2009, Mr. Linton’s individual goals and their respective weighting and rating were as follows:

Goal	Weight	Rating
Financial Improvement—Increased operating income and cash flow	50%	3.4
Operational excellence	30%	4
Leadership development	10%	3.5
Operation—Safety	10%	4

For 2009, Mr. Adams’ individual goals and their respective weighting and rating were as follows:

Goal	Weight	Rating
Profit improvement	25%	3
Increased cash flow	25%	5
Market improvements	20%	5
Increased organic growth	20%	3
Management Development	10%	4

For 2009, Mr. Denton’s individual goals and their respective weighting and rating were as follows:

Goal	Weight	Rating
Provide preventive law training courses	20%	3.5
Professional development	20%	3.5
Update corporate legal policies	30%	3.5
Enhance Code of Conduct certification process	30%	3.5

The 2009 MICP awards were paid early in 2010 based on (i) the financial performance of the Company achieved during 2009, as compared with the targets set, and (ii) achievement of individual objectives for the Named Executive Officers. The financial targets are intended to represent achievable goals in order to keep the Named Executive Officers motivated. Threshold payout is set at 65% of target performance reflecting the Committee’s philosophy of paying out only for substantial performance against these targets. The amounts paid with respect to performance year 2009 reflect the Company’s strong overall operational and financial performance during the year.

The adjusted operating income (“AOI”) target for 2009 was $250,586,000. The Company fell below its Corporate AOI target by 5% for a payout at 95% of target. In assessing the Named Executive Officers individual performance, the Committee is provided with detailed quantitative documentation substantiating individual performance against each individual objective. In awarding a rating to each Named Executive Officer, the Committee analyzes this documentation and also takes into account the Company’s overall financial performance and individual assessments from the Chief Executive Officer. In assessing Mr. Benante’s performance against his individual goals, the Committee considered the role Mr. Benante played in selecting and leading the management team in its 2009 strategic, operational, and financial performance. The Committee attributed the Company’s success to Mr. Benante’s leadership skills within the Company. The Committee credited his effort to develop leaders for the Company in the future. In assessing Mr. Tynan’s performance against his individual goals, the Committee considered the Company’s improved financial performance as well as Mr. Tynan’s role in achieving the Company’s financial results such as by evaluating and implementing a global shared services plan, involvement in his departments’ career development, and evaluating the Company’s pension plans. In assessing Mr. Denton’s performance against his individual goals, the Committee considered the Company’s compliance with applicable laws and regulations and Mr. Denton’s role in achieving this compliance such as by providing preventive legal compliance training to senior management and updating corporate legal policies to comply with regulatory changes. In assessing Messrs. Linton and Adams’ performance against their respective individual performance goals the Committee considered the strategic, operational, and financial performance of the respective business units managed by these Named Executive Officers. The Committee considered the magnitude of the financial improvement in profit and cash flow realized at each individual business unit and the content and quality of the management development programs developed as well as the number of employees trained through the programs. In addition, the Committee also considered the extent Mr. Linton developed and implemented plans to improve workplace safety and achieve cost reductions, and the extent Mr. Adams developed and implemented strategic plans to broaden product depth and breadth. Based on their achievements and corporate performance, the Committee determined that Mr. Benante achieved 131.125% of his individual performance objectives or an overall rating of 3.625; Mr. Tynan achieved 135% of his individual performance objectives or an overall rating of 3.7; Mr. Linton achieved 135% of his individual performance objectives or an overall rating of 3.7; Mr. Adams achieved 150% of his individual performance objectives or an overall rating of 4.0; and Mr. Denton achieved 125% of his individual performance objectives or an overall rating of 3.5.

MICP Formula

Payout = 40% of Target x Individual Rating + 60% of Target x Company Performance Rating

Accordingly, based on the above formula, each Named Executive Officers’ individual performance factor, combined with the corporate target, resulted in Mr. Benante receiving a total payout of 9% above his target incentive or $1,104,424; Mr. Tynan received a payout of 10% above his target incentive or $458,310; Mr. Linton received a payout of 9% above his target incentive or $566,621; Mr. Adams received a payout of 22% above his target incentive or $649,664; and Mr. Denton received a payout of 7% above his target incentive or $314,095.

Long-Term Incentive Program. The Company’s long-term incentive plan (“LTIP”) was designed to ensure the Company’s executive officers and key employees are focused on long-term value creation through equity and cash-based incentive compensation that rewards for longer term (i.e. three years or more) performance. The amounts of grants were driven by competitively based compensation data. In 2009, the long-term incentive grants for Named Executive Officers consisted of four components: cash-based performance units, performance-based restricted stock, time-based restricted stock, and non-qualified stock options. The Company chose these four components to balance internal performance considerations, compound annual growth rates and return on capital versus external shareholder considerations, for example, share price. On the one end, non-qualified stock options are purely market based, and, on the other end, cash-based performance units are driven by internal financial measures to the exclusion of stock price movement. The other two components, performance-based restricted stock and time-based restricted stock, bridge those two ends by combining elements of both internal performance and/or tenure with external share price values.

The performance-based components of the long-term incentive grants are intended to drive behaviors affecting a longer performance timeframe (currently three years) with a goal of increasing the intrinsic value of the Company and improving the results of the business units with which the Named Executive Officers are associated. The target long- term incentive grant value ranges are based upon competitive practice in the Company’s market data and peer group and is managed as a percentage of base salary. Individual grants reflect both market and individual performance. Each component is described in greater detail below.

All share-based components of the LTIP grant, including stock options, performance-based restricted stock, and time-based restricted stock, are historically approved at the Company’s November Board of Directors meeting. The meeting date for this and all other regularly scheduled Board of Directors and Committee meetings are selected and approved approximately 18 months in advance, at the May Board of Directors meeting in the preceding year. The establishment of a grant date approximately 18 months in advance precludes the ability to “time” grants to coincide with a historically low share price.

In determining the 2009 LTIP grants, the Committee considered the competitive levels of grants provided to similarly situated executives of the peer group and general industry, the effect that the efforts of the recipients could have on the growth and value of the Company, and their overall contribution to the business. In 2009, the total value of the LTIP grants (the value of non-qualified stock options, time-based restricted stock, performance-based restricted stock, and cash-based performance units combined) granted to the Company’s Named Executive Officers equaled 375% of the salary for the CEO, 250% of the salary for the CFO, 260% for Messrs. Linton and Adams, and 185% for Mr. Denton. If the Named Executive Officers deliver performance that achieves target levels, these percentages will result in vested values that approximate the 75th percentile of LTIP payments made by the Company’s peer group and general industry for comparable performance. LTIP grant values for the Named Executive Officers were allocated in the following manner: 20% in non-qualified stock options, 30% in performance-based restricted stock, 20% in time-based restricted stock, and 30% in cash-based performance units. The Committee established this allocation with the advice of the independent executive compensation consultant, to align the Named Executive Officers’ long-term interests with stockholder interests while at the same time balancing the need to reward the Named Executive Officers for achieving targeted long-term Company performance and to provide time-based retention grants.

Long-term incentive compensation does have a relation to the other components of the Company’s executive compensation program in that the Committee looks at TDC in determining market based compensation levels. However, the amount of long-term incentive compensation paid to a Named Executive Officer is not included in retirement calculations. Awards of long-term incentive compensation do vest in the event of a change-in-control (as described below).

The Company uses a balanced set of LTIP components to balance correctly the multiple interests of shareholders and internal performance. The four components chosen each accomplish a different “mission” in terms of incentivizing Named Executive Officer performance. The four components are:

Stock Options

Stock options are an effective tool to focus executives on increasing total shareholder value and returns over the long term by concentrating on key drivers of share price; encourage executives to take reasonable long-term business investment risks by measuring performance over multiple years; and encourage profitable growth and effective use of assets in achieving growth objectives. It is also an effective tool in recruiting and retaining top talent by providing an opportunity to be rewarded for growth in the Company’s market value. Stock options are granted at an exercise price that is 100% of the closing price as reported on the New York Stock Exchange for the Company’s Common Stock on the date of grant. Stock options have a ten-year term and vest in equal amounts over a three-year period. The number of stock option shares granted is calculated by multiplying the total value of the Named Executive Officer’s LTIP target by the percentage of the grant allocated to stock options (20%) and dividing this value by the stock option value (determined by the Black-Scholes methodology of pricing options).

Based on the advice of the Company’s independent external executive compensation consultant, a balanced LTIP portfolio consists of 20% of the market based LTIP target (see above) for a Named Executive Officer structured as non-qualified stock options. For example, Mr. Benante’s total LTIP target for 2009 was $3,468,800. Accordingly, 20% of this amount or $693,760 is set aside for the stock option grant. The actual number of shares is determined by taking this value and dividing by the Black Scholes value on the date of grant.

Performance-Based Restricted Stock (Performance Share Plan-“PSP”)

Performance-based restricted stock is also delivered to the Named Executive Officers and focuses management on specific objectives relating to the Company’s three year average annual net income (“NI”) versus target and three year average annual net income as a percent of sales as compared to the same measure of performance in our peer group. These performance-based restricted stock awards have a three-year performance period attached to them and vest upon the conclusion of the performance period, provided performance is within an acceptable range. The target annual income for the performance period 2007-2009 is set forth in the following table:

Entity	2007	2008	2009
	Target	Target	Target
Motion Control	$38,000,000	$41,000,000	$51,000,000
Flow Control	$41,000,000	$64,000,000	$66,000,000
Metal Treatment	$30,000,000	$35,000,000	$28,000,000
Total Corporate	$96,000,000	$118,000,000	$116,000,000

The number of shares granted is calculated by multiplying the total dollar value of the LTIP grant by the percentage of the grant allocated to the performance-based restricted stock and dividing by 100% of the closing price of the Company’s Common Stock as reported on the New York Stock Exchange on the date of the grant. The payout for these performance-based restricted stock for the performance period 2007-2009 shall take place in May 2010. As of the date of this Proxy Statement, the Company is not able to calculate the amount of performance-based restricted stock to be paid to each Named Executive Officer for the performance period 2007-2009 as publicly disclosed information of the performance of the Company’s peer group is not yet available.

Performance-based restricted stock awards can have a value from 0% to 200% of the target grant. A 200% of target payout means achievement of 150% NI versus target and achievement of 90th percentile of NI as a percent of sales versus the Company’s peer group, and 50% payout results for achievement of 50% NI versus target and achievement of 50th percentile of NI as a percent of sales versus the Company’s peer group. 100% of the grant target is earned for achievement of 100% NI versus target and achievement of 75th percentile of NI as a percent of sales versus the Company’s peer group. Payouts in between these levels are substantially linear. There is no payout for performance below the 50th percentile of the Company’s peer group. Unearned shares are forfeited. No dividends are paid or credited until awards are earned and shares are actually issued for the earned awards. There is no I.R.C. Section 83 (b) elections available for these performance-based restricted stock awards because they are performance based.

Based on the advice of the Company’s independent external executive compensation consultant, a balanced LTIP portfolio consists of 30% of the market based LTIP target (see above) for a Named Executive Officer structured as PSP, as illustrated below:

CEO Total LTIP Grant (November 2009)	PSP %	PSP Value on Grant Date

$3,468,800	30%	$1,040,650

In May 2009, a PSP payout was made on the 2005 PSP grants covering performance for the period 2006-2008. The amount of these awards was tied directly to the measures approved and communicated in 2005. The following table sets forth the Company’s three-year average annual net income versus target for the performance period 2006-2008:

Entity	2006 (in thousands, except %)			2007 (in thousands, except %)			2008 (in thousands, except %)			Avg. %
	Actual	Budget	%	Actual	Budget	%	Actual	Budget	%
Motion Control	42,000	36,000	118.7	45,000	38,000	120.2	45,000	41,000	109.8	116.2
Flow Control	38,000	34,000	113.9	45,000	41,000	109.6	64,000	64,000	99.0	107.5
Metal Treatment	26,000	24,000	106.2	30,000	30,000	100.9	34,000	35,000	95.9	101.0
Total Corporate	84,000	80,000	105.4	103,000	96,000	107.3	118,000	118,000	100.3	104.3

The measure for NI as a percentage of sales versus the peer group NI as a percentage of sales is expressed as a percentile and performance is shown in the following table:

	2006	2007	2008	Average
Percentile Corporate versus Peers	71.1	69.2	51.7	64.0

The results of the three year average annual net income versus target and three year average annual net income as a percent of sales as compared to the same measure of performance in the Company’s peer group are then compared to a payout matrix and a payout result (%) is determined. Payout percentages that result are as follows:

	3 YR Avg. NI vs. Budget %	NI as % of Sales vs. Peers	Payout %
Motion Control	116.2%	64.0%	101.28%
Flow Control	107.5%	64.0%	95.09%
Metal Treatment	101.0%	64.0%	89.81%
Total Corporate	104.3%	64.0%	92.66%

Messrs. Benante, Tynan, and Denton are tied to the consolidated totals of NI as a percent of targeted NI while Messrs. Linton and Adams are tied to NI as a percent of targeted NI for their respective business units. Since peer proxy data are only available publicly for the consolidated NI and sales data, all participants are tied to consolidated corporate NI as a percent of sales versus the peer group.

As set forth in the table above, actual performance for the Company as a whole was 104.3% NI as a percent of targeted NI and 64th percentile NI as a percent of sales versus the peer group, resulting in a payout of 92.66% of target for Messrs. Benante, Tynan, and Denton. Actual performance for the Flow Control Business Unit was 107.5% of NI as a percent of targeted NI resulting in a payout of 95.09% of target for Mr. Linton; and actual performance for the Controls Business Unit was 116.2% of

NI as a percent of targeted NI resulting in a payout of 101.28% of target for Mr. Adams. Shown below is the PSP payout table for the performance period 2006-2008:

	2006-2008 Target		Payout %	Payout Shares
	US Dollar Value	Number of Shares (1)
Benante	$998,000	35,746	92.66%	33,123
Tynan	$377,000	13,504	92.66%	12,513
Denton	$285,000	11,692	92.66%	10,834
Adams	$470,000	16,834	101.28%	17,050
Linton	$272,752	9,770	95.09%	9,291

(1)	Adjusted for stock split after date of grant

Time-Based Restricted Stock

Executive officers are granted time-based restricted stock under the 2005 LTIP. The purpose of this restricted stock grant is also two-fold. It provides a vehicle for stock ownership and a means to ensure retention of the individual. These grants vest 100% on the third anniversary of the date of grant. The number of shares granted is calculated by multiplying the total dollar value of the LTIP grant by the percentage of LTIP grant allocated to time-based restricted stock and dividing by 100% of the closing price of the Company’s Common Stock as reported on the New York Stock Exchange on the date of the grant.

Based on the advice of the Company’s independent external executive compensation consultant, a balanced LTIP portfolio consists of 30% of the market based LTIP target (see above) for a Named Executive Officer structured as time-based restricted stock. For example, using Mr. Benante’s total LTIP target number above ($3,468,800), 30% of the total LTIP grant or $1,040,650 is set aside for the time-based restricted stock grant. The calculation of the actual number of time-based restricted stock granted is described above.

Non-equity (Cash-Based) Based Performance Units

Part of the total LTIP takes the form of cash-based performance units. These units tie payout to the Company’s long-term financial performance relating to sales growth and return on capital. The performance units have specific objectives relating to average annual sales growth targets and to average annual return on capital targets of the Company as a whole and its operating segments, as appropriate, over a three-year period.

Cash-based performance units are an effective tool to drive performance outside of equity market influences that may or may not be related to actual company performance. By utilizing cash-based performance units, the Company balances long-term retention goals for senior management by providing a portion of long-term financial incentives tied to actual Company performance but removed from the fluctuation in stock price performance. Thus, cash-based performance units maintain their incentive value when the Company performs well irrespective of stock market volatility. We further believe that sales growth and a return on capital exceeding the cost of capital are long term drivers of shareholder value.

In early 2010, an LTIP performance unit payout was made on the 2006 performance unit grants covering performance for the period 2007-2009. The amounts of these awards were tied directly to the measures approved and communicated in 2006. The awards are listed in the Summary Compensation Table under the heading “Non-Equity Incentive Plan Compensation.” Awards were based upon achievement of targeted average compound annual sales growth (“CAG”) of 15% and 12% average return on capital (“ROC”) targets. Messrs. Benante, Tynan, and Denton are tied to the consolidated totals of CAG and ROC while Messrs. Linton and Adams are tied to CAG and ROC for their respective business segments. The actual payout is illustrated below.

	2006 Target Performance Units	Business Unit Performance		Payout Calculation
		“CAG”	“ROC”	Payout Percent	Performance Unit Payout
Benante	$630,000	13%	13%	102%	$642,600
Tynan	$196,560	13%	13%	102%	$200,491
Denton	$163,135	13%	13%	102%	$166,398
Adams	$201,825	11%	11%	89%	$179,624
Linton	$222,300	21%	15%	139%	$308,997

Cash-based performance unit payout is tied to a two-axis matrix that defines specific percentage of target payout levels at various level of ROC and CAG performance. Minimum payout is achieved at 9% of ROC and 6% of CAG while maximum (200%) payout is achieved at greater than 24% of CAG and greater than 19% of ROC. Payouts in between these levels are substantially linear.

Employee Stock Purchase Plan

The Company’s Named Executive Officers, along with substantially all other full time Company employees, are eligible to participate in the Curtiss-Wright Employee Stock Purchase Plan (“ESPP”). The purpose of the ESPP is to encourage employees of the Company and its subsidiaries to increase their ownership in the Company’s Common Stock. To achieve this purpose, the ESPP provides all participating employees with the opportunity to purchase the Company’s Common Stock through a payroll deduction at a 15% discount of the market value of the stock, unless (i) the employee owns more than 5% of the Company’s Common Stock or (ii) the employee is customarily employed for less than 20 hours per week. The ESPP is offered in six-month “offering periods” commencing on December 1 and July 1. At the end of each offering period, participant contributions are used to purchase a number of shares of common stock (subject to IRS limits), in an amount equal to 85% of the lower of the fair market value of the common stock on the first day of such offering period or the last day of such offering period. Effective as of January 1, 2010, the look-back feature has been eliminated from the ESPP, thereby resulting in the use of the fair market value of the common stock on the last day offering period as the event on which the purchase price is based. An employee who elects to participate in the ESPP will have payroll deductions made on each payday during the six-month period.

Participants in the ESPP who are required to report their beneficial ownership under Section 16 of the Exchange Act are subject to blackout periods for sales of ESPP shares, which are limited to those periods during which there is a greater possibility that the Company’s insiders are in possession of material insider information, whether or not they are in fact in possession of such information. With respect to each fiscal quarter, the black-out period begins two weeks before the end of a fiscal quarter and ends on (and includes) the second business day after the Company’s earnings are released to the public. Blackout dates may change, as appropriate, from time to time at the discretion of the Board of Directors.

During 2009, the CEO and three of the other Named Executive Officers participated in the ESPP. Mr. Benante purchased 761 shares of Common Stock under the plan, Mr. Linton purchased 761 shares under the plan, Mr. Adams purchased 460 shares under the plan, and Mr. Denton purchased 761 shares under the plan.

Executive Deferred Compensation Plan

The Named Executive Officers are also eligible to participate in the Company’s executive deferred compensation plan that allows participants to defer compensation in excess of certain statutory limits that apply to traditional and 401(K) pension plans. Each participant may defer up to 25% of their base salary; 50% of their annual performance bonus, and 50% of the cash portion of their long term cash award. The rate of interest is determined each year according to the average rate on 30-year Treasury bonds for November of the previous calendar year, plus 2.0%. Thus the rate fluctuates annually. The average 30-year Treasury bond rate for November 2008 was 4.02% and money in the Plan earned 6.02% for 2009. Earnings begin accruing upon deposit and are compounded daily. Earnings are posted to the participants account on the final day of each month. See, Deferred Compensation Plans section in this proxy.

Pension Plans

Consistent with the Company’s philosophy that compensation should promote the long-term retention of key executives and be competitive with industry peers, the Named Executive Officers also participate in the Curtiss-Wright Corporation Retirement Plan (“Retirement Plan”) and the Curtiss-Wright Corporation Restoration Plan. The Company’s retirement plans integrate other components of the Company’s executive compensation program by generally including base salary and annual incentive compensation in determining retirement plan benefits.

The Retirement Plan is a tax qualified, defined benefit, trusteed plan. The Retirement Plan is made up of two separate benefits: (1) a traditional, final average pay formula component and (2) a cash balance component. This plan is administered by an administrative committee appointed by the Company. Both plans are non-contributory and most employees participate in one or both of the benefits, including the Named Executive Officers. An eligible employee becomes a participant in the Retirement Plan on the date he or she completes one year of plan service with the Company. One year of plan service means a period of 12 consecutive months, beginning on the employee’s date of hire or on any subsequent January 1, during which the employee completes 1,000 hours of service. A participant becomes a vested participant after completing three (3) years of plan service with the Company. Once a participant vests in their pension benefit they are entitled to a benefit at any time after termination of employment. If they receive payment of their traditional final pay benefit before their normal retirement date at age 65, their benefit will be reduced by 2% for each of the first five years and 3% for each of the next five years that their actual retirement precedes their normal retirement date at age 65. The reduction that applies to the benefit is larger if the participant has elected payment before age 55.

On September 1, 1994, the Company amended and restated the Retirement Plan, and any benefits accrued as of August 31, 1994 were transferred into the amended Retirement Plan. The Retirement Plan, as amended, provides for an annual benefit at age 65 of 1.5% times the five year final average compensation in excess of social security covered compensation, plus 1% of the highest sixty (60) months final average compensation out of the last one hundred twenty (120) months of service up to social security covered compensation, in each case multiplied by the participant’s years of service after September 1, 1994, not to exceed 35. In addition, a participant earns a cash balance plan pay-based credit equal to 3% of his or her annual compensation. These amounts are credited to a notional cash balance account that grows with interest based on the rates published each December for 30-Year Treasury Bonds.

The Retirement Plan provides a total retirement benefit equal to the August 31, 1994, accrued benefit, indexed to reflect increases in compensation, as defined by the plan, from that date forward plus the benefit accrued after September 1, 1994 under the amended final average pay formula and the cash balance component.

As of August 31, 1994, the following monthly pension benefits had been accrued for those employees that participated in the plan prior to the plan merger in 1994: Mr. Benante, $137. Mr. Tynan, Mr. Linton, Mr. Adams, and Mr. Denton commenced their employment with the Company after September 1, 1994, and therefore did not accrue a monthly pension under the Retirement Plan prior to September 1, 1994; however, they, along with the other Named Executive Officers, continue to accrue a benefit under the amended Retirement Plan.

Under the IRC and applicable regulations, as effective for 2009, the maximum allowable annual benefit under the Retirement Plan is $185,000. The maximum allowable annual benefit is reduced if benefits commence prior to age 62 and increased if benefits commence after age 65. The maximum annual compensation that may be taken into account in the determination of benefits under the Retirement Plan is $230,000. The Company maintains an unfunded, non-qualified Retirement Benefits Restoration Plan (the “Restoration Plan”) under which participants in the Retirement Plan whose compensation or benefits exceed the limits imposed by I.R.C. Sections 401(a) (17) and 415 will receive a supplemental retirement benefit that restores the amount that would have been payable under the

Retirement Plan except for the application of such limits. The Restoration Plan is also administered by the administrative committee.

The Restoration Plan benefits are not funded. In the event of a change in control, the Company has agreed to fund a Rabbi Trust in place through an agreement between the Company and PNC Bank, N.A., dated January 30, 1998, which provides for the payment of the Company’s obligation under the Restoration Plan.

As a result of the Company providing both a cash balance benefit and a traditional final average pay benefit under the Retirement Plan, the Company does not offer a matching contribution to participants of the Savings and Investment Plan. Most participants can elect to defer up to 75% of his or her annual cash compensation per year on a tax deferred basis subject to the IRS Elective Deferral limit. For 2009, the pre-tax Savings and Investment Plan contribution limit for a highly compensated employee was capped at 6.5%. Participants may also make voluntary contributions up to the limits provided under the IRC on an after tax basis. For 2009, the after-tax Savings and Investment Plan contribution limit for a highly compensated employee was limited to 2.0%.

During 2007, the Company conducted an analysis of the retirement benefits offered by the Company compared to a significant database of the Executive Compensation Committee’s former advisor, Buck Consultants. Based upon this review, the Committee believes that the Restoration Plan provides benefits that are reasonable and customary and is an essential tool in attracting and retaining quality executive talent.

Executive Perquisites

The Named Executive Officers are allowed to participate in the Company’s standard benefit programs that are generally available to other employees, including medical, dental, vision, legal, prescription, life, short-term and long- term disability programs, and employee assistance programs. In addition to these benefit programs, the Named Executive Officers are eligible for executive perquisites that are consistent with market practices and that allow the Named Executive Officers to focus more of their time on achieving the Company’s goals and objectives. The Committee has reviewed and approved the Company’s formal perquisite plans with established limits. Perquisites are reported as taxable income as appropriate for each participating officer and reimbursements are subject to applicable income and employment tax withholding. Perquisites include financial planning and income tax preparation, a Company automobile or automobile allowance, and executive physicals at the Mayo Clinic for the executive and his or her spouse. The external compensation consultant has advised the Committee that the overall level of perquisites the Company provides to its Named Executive Officers is consistent with that of its peers.

Special Arrangements

Effective April 30, 2009, Edward Bloom retired and voluntarily resigned from his offices of Vice President of the Company and President of Metal Improvement Company, LLC. Upon Mr. Bloom’s resignation, the Company entered into a consulting agreement with him that provided for his retirement on April 30, 2009 and the engagement of Mr. Bloom as the Company’s consultant commencing on his retirement date and ending on April 30, 2012. The consulting agreement is renewable for two additional one-year terms by approval of the Executive Compensation Committee. Under the terms of the consulting agreement, Mr. Bloom (i) will be paid an annual consulting fee of $292,500 payable in equal monthly installments, (ii) will be eligible to receive an annual incentive payment with a maximum target value of $161,000 based on performance goals agreed to by Mr. Bloom and the Company’s Chief Executive Officer, (iii) will be eligible to receive an annual long-term incentive payment with a target value of $100,000 based on the three-year aggregated performance goals established for senior management of Metal Improvement Company, LLC, and (iv) received 13,362 shares of Company common stock.

On October 9, 2006, the Company entered into a restricted stock unit agreement with Mr. Linton. Under the terms of the agreement, Mr. Linton received a grant of 33,870 restricted stock units pursuant to the terms and conditions of the LTIP. Each unit is the equivalent of one share of Curtiss-Wright Common Stock. The agreement provides the equivalent of $1,000,000 in value as of the closing price reported on the New York Stock Exchange of Company Common Stock on February 7, 2006, the date the Board of Directors approved the material terms of the agreement to be offered to Mr. Linton.

The agreement provides for the entire grant to vest on February 6, 2016, provided that Mr. Linton does not voluntarily leave the employ of Curtiss-Wright or is not otherwise terminated for “Cause”, as defined in the agreement. On or prior to December 31, 2015, Mr. Linton may elect to convert said stock units to an equivalent number of shares of Curtiss-Wright Common Stock or defer the conversion of the stock units in accordance with Section 409A of the Internal Revenue Code for a period not greater than five (5) years. The agreement also provides for anti-dilutive adjustments in the event of recapitalization, reorganization, merger, consolidation, stock split, or any similar change and for the immediate vesting and conversion of the stock units upon Mr. Linton’s death or disability and in the event of a Change in Control of Curtiss-Wright.

On October 23, 2007, the Company entered into an additional restricted stock unit agreement with Mr. Linton on substantially the same terms as Mr. Linton’s October 2006 restricted stock unit agreement providing for a grant of 21,182 restricted stock units at the equivalent of $1,000,000 in value as of the closing price reported on the New York Stock Exchange of Company Common Stock on September 24, 2007, the date the Board of Directors approved the material terms of the agreement to be offered to Mr. Linton. The restricted stock units in Mr. Linton’s 2007 restricted stock unit agreement also vest on February 6, 2016 under the same terms and conditions set forth in his 2006 restricted stock unit agreement.

On October 12, 2006, the Company entered into a similar agreement with Mr. Adams. Mr. Adams received a grant of 31,948 restricted stock units pursuant to the terms and conditions of the LTIP. Each unit is the equivalent of one share of Curtiss-Wright Common Stock. Mr. Adams’ agreement also provides the equivalent of $1,000,000 in value as of the closing price reported on the New York Stock Exchange of Curtiss-Wright’s Common Stock on September 26, 2006, the date the Board of Directors approved the material terms of the agreement to be offered to Mr. Adams.

The agreement provides for the entire grant to vest on October 12, 2016 (ten years from the date the agreement was executed), provided that Mr. Adams does not voluntarily leave the employ of Curtiss-Wright or Mr. Adams is not otherwise terminated for “Cause”, as defined in the agreement. On or prior to December 31, 2015, Mr. Adams may elect to convert said stock units to an equivalent number of shares of Curtiss-Wright Common Stock or defer the conversion of the stock units in accordance with Section 409A of the Internal Revenue Code for a period not greater than five (5) years. The agreement also provides for anti-dilutive adjustments in the event of recapitalization, reorganization, merger, consolidation, stock split, or any similar change and for the immediate vesting and conversion of the stock units upon Mr. Adams death or disability and in the event of a Change in Control of Curtiss-Wright.

On October 23, 2007, the Company entered into an additional restricted stock unit agreement with Mr. Adams on substantially the same terms as Mr. Adams’ existing agreement providing for a grant of 21,182 restricted stock units at the equivalent of $1,000,000 in value as of the closing price reported on the New York Stock Exchange of Company Common Stock on September 24, 2007, the date the Board of Directors approved the material terms of the agreement to be offered to Mr. Adams. The restricted stock units in Mr. Adams’ 2007 restricted stock unit agreement also vest on October 12, 2016 under the same terms and conditions set forth in his 2006 restricted stock unit agreement.

The Committee and the Board received advice and recommendations from the external compensation consultant prior to implementing these agreements. The Committee believes that the performance of Messrs. Linton and Adams in their current positions and in prior positions makes them attractive candidates for positions at other companies and felt that the agreements were justified by the need to increase the likelihood that both executives would choose to remain employees of the Company over an extended period of time.

The following report of the Executive Compensation Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this report by reference therein.

Executive Compensation Committee Report

The Executive Compensation Committee has reviewed and discussed this CD&A (included in this Proxy Statement) with management. Based upon the Executive Compensation Committee’s review and discussions referred to above, the Executive Compensation Committee recommended that the Board of Directors include this CD&A in the Company’s Proxy Statement for the year ended December 31, 2009, filed with the Securities and Exchange Commission.

EXECUTIVE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
John R. Myers, Chairman S. Marce Fuller Dr. Allen A. Kozinski William B. Mitchell

Post-Employment Arrangements and Contracts with Executive Officers

Severance Agreements

Pursuant to a policy established by the Company’s Board of Directors in 1977 designed to retain key employees, during 2009 the Company had at-will severance agreements with Messrs. Benante, Adams, Linton, Tynan, and Denton. In the case of involuntary termination of employment other than termination for cause (as defined in the agreement), failure to comply with the terms and conditions of the agreement, voluntary resignation of employment by the employee, and voluntary retirement by the employee, these agreements provide for the payment of severance pay in an amount equal to one year’s base salary at the time of termination as well as the continued availability of certain employee health and welfare benefits for a period of one year following termination. The agreements provide that such pay and benefits also would be made available in the case of voluntary retirement or termination of employment that is the direct result of a significant change in the terms or conditions of employment, including a reduction in compensation or job responsibilities. At employee option, the severance pay may be received over the two-year period following termination, in which case the employee benefits would continue in effect for the same period. The agreements further provide that the payment of severance pay and the availability of benefits are contingent upon a number of conditions, including the employee’s performance of his or her obligations pursuant to the agreement, specifically to provide consulting services, release the Company from any employment related claims and not compete with the Company for a period of 12 months.

Change-in-Control Agreements

Consistent with the Company’s policies designed to retain key employees, the Company also has also entered into change-in-control severance protection agreements with Messrs. Benante, Adams, Linton, Tynan, and Denton. The agreements with Messrs. Benante, Adams, Linton, and Tynan provide for payment of severance pay equal to three times the sum of the executive’s base salary and the greater of (i) the annual target incentive grant in the year the executive is terminated or (ii) the annual incentive paid under the MICP immediately prior to the executive’s termination. Mr. Denton’s agreement provides for payment of severance pay equal to two times the sum of his base salary and the greater of (i) the annual target incentive grant in the year he is terminated or (ii) the annual incentive paid under the MICP immediately prior to his termination. These amounts shall be paid in a single lump sum cash payment within ten (10) days after the executive’s termination date. The agreements also call for the continued availability of certain employee benefits for a period of three years following termination of employment.

The agreements with Messrs. Adams, Linton, Tynan, and Denton are triggered in the event that (1) there is a change-in-control of the Company, as that term is defined in the agreements, and (2) the covered executive’s employment is formally or constructively terminated by the Company within twenty-four months following the change-in-control. Accordingly, if the Company terminates the employment of Messrs. Tynan, Denton, Adams or Linton during the two year period following a change-in-control, without “cause” or if Messrs. Tynan, Denton, Adams or Linton terminate their employment with the Company with “good reason,” then the Named Executive Officers will be entitled to certain compensation and benefits provided for in the agreement. The agreements define “cause” as (a) a conviction of a felony, (b) intentionally engaging in illegal or willful misconduct that demonstrably and materially injures the Company, or (c) intentional and continual failure to substantially perform assigned duties which failure continues after written notice and a 30 day cure period. The agreements also define “good reason” as (a) adverse change in status, title, position, or responsibilities, (b) reduction in salary, (c) relocation of more than 25 miles, (d) the Company’s failure to pay the covered individual in accordance with its compensation policies; or (e) a reduction in benefits. The Committee further considered that a change-in-control of the Company, of necessity, involves a constructive termination of the position of Chief Executive Officer, in that he would inherently be subordinate to the executives of the acquiring entity. Accordingly, Mr. Benante’s agreement provides for the same provisions as stated above and that he may voluntarily terminate his own employment with the Company for any reason after the first year of service, but prior to the end of the second year following a change-in-control, and still obtain the benefits provided under the agreement.

All change-in-control severance protection agreements provide for the vesting of all benefits accrued through the termination of employment in the Retirement Plan, Restoration Plan, and the LTIP, provided that if vesting under any such plan is not permitted by applicable law an actuarially determined lump sum will be paid in an amount equaling the non-vested benefit under the applicable plan. All change-in-control severance protection agreements further provide that, upon a change in control, any previously granted performance units will be paid on a pro-rata basis (unless the employee is at least 62 years old and has worked for the Company for at least 5 years in which case such performance units will be paid in full) for the period of employment and that previously granted stock options will become fully vested and exercisable. The agreements also provide for a supplemental cash payment to the extent necessary to preserve the level of benefits in the event of the imposition of excise taxes payable by a participant in respect of “excess parachute payments” under Section 280G of the Internal Revenue Code. The severance pay and benefits under the Change-in-Control severance protection agreements are in lieu of any that would be provided under the Company’s at-will severance agreements discussed above.

The Committee decided to provide these severance and change-in-control agreements to the Named Executive Officers after reviewing data on the practices of peer companies and concluding that providing such severance and change in control protections was necessary to provide an overall compensation package to the executive that is consistent with that offered by the Company’s peers.

The following table shows the potential incremental value transfer to the Named Executive Officers under various employment related scenarios.

Potential Post-Employment Payments

Termination Scenario	Martin R. Benante (a)	Glenn Tynan	David Linton	David Adams (a)	Michael Denton
If Retirement or Voluntary Termination Occurred on December 31, 2009 (b)	$15,174,504	$2,055,602	$1,488,353	$3,550,479	$1,808,176
If Termination for Cause Occurred on December 31, 2009 (c)	$10,425,389	$1,299,063	$980,577	$1,806,992	$1,058,983
If Termination Without Cause Occurred on December 31, 2009 (d)	$16,099,504	$2,552,602	$3,780,581	$5,756,510	$2,211,996
If “Change In Control” Termination Occurred on December 31, 2009 (e)	$26,154,279	$7,590,065	$9,841,193	$10,849,184	$5,026,020
If Death Occurred on December 31, 2009 (f)(g)	$16,294,609	$3,826,812	$4,576,755	$5,918,668	$3,211,473

(a)	Mr. Benante and Mr. Adams are eligible for early retirement as of December 31, 2009. Messrs. Tynan, Linton, and Denton are ineligible for retirement.

(b)

Includes (1) intrinsic value of vested options on December 31, 2009, (2) intrinsic value of any unvested/unearned stock options, cash-based performance units, restricted stock units, and performance-based shares on December 31, 2009 that would vest after the date of termination or retirement, (3) actual earned (terminations prior to December 31 would be pro-rated) value of current year annual incentive plan payment in the event of retirement, (4) value on measurement date (December 31, 2009) of vested benefit under the Curtiss-Wright Retirement Plan (“Retirement Plan”) and the Curtiss-Wright Restoration Plan (“Restoration Plan”), assuming the executive elects immediate payout.

(c)

Includes value on measurement date (December 31, 2009) of vested benefit under the Curtiss-Wright Retirement Plan (“Retirement Plan”) and the Curtiss-Wright Restoration Plan (“Restoration Plan”), assuming the executive elects immediate payout.

(d)

Includes (1) intrinsic value of vested options on December 31, 2009, (2) intrinsic value of any unvested/unearned stock options, cash-based performance units, restricted stock units, and performance-based shares on December 31, 2009 that would vest after the date of termination for retirement-eligible executives, (3) severance payout, (4) accelerated vesting of retention agreements for Messrs. Linton and Adams, (5) value on measurement date (December 31, 2009) of vested benefit under the Curtiss-Wright Retirement Plan (“Retirement Plan”) and the Curtiss-Wright Restoration Plan (“Restoration Plan”), assuming the executive elects immediate payout.

(e)

Includes (1) intrinsic value of vested options on December 31, 2009, (2) change-in-control severance payout, (3) accelerated vesting of retention agreements for Messrs. Linton and Adams, (4) intrinsic value of any accelerated vesting of stock options, cash-based performance units, performance-based shares, restricted stock, and restricted stock units on December 31, 2009, (5) actual earned (pro-rated if change-in-control occurs prior to December 31) value of current year annual incentive plan payment, (6) value on measurement date (December 31, 2009) of vested benefit under the Curtiss-Wright Retirement Plan (“Retirement Plan”) and the Curtiss-Wright Restoration Plan (“Restoration Plan”) including additional three years of benefit accrual per change-in-control agreements, assuming the executive elects immediate payout, (6) gross-up payment per change-in-control agreements.

(f)

Includes (1) intrinsic value of vested options on December 31, 2009, (2) accelerated vesting of retention agreements for Messrs. Linton and Adams, (3) intrinsic value of any accelerated vesting of stock options, cash-based performance units, performance-based shares, restricted stock, and restricted stock units on December 31, 2009, (4) actual earned (pro-rated if termination occurs prior to December 31) value of current year annual incentive plan payment, (5) value on measurement date (December 31, 2009) of vested benefit under the Curtiss-Wright Retirement Plan (“Retirement Plan”) and the Curtiss-Wright Restoration Plan (“Restoration Plan”), assuming the executive elects immediate payout, (6) value of Company-paid basic life insurance policy.

(g)	Depending on circumstances of death, all employees may also be eligible for Accidental Death and Dismemberment (AD&D) insurance payment and Business Travel Accident insurance payment.

The following table sets forth information concerning the total compensation of the Chief Executive Officer, Chief Financial Officer and the other Named Executive Officers of the Company who had the highest aggregate total compensation for the Company’s fiscal year ended December 31, 2009.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)(a)	Bonus ($)(b)	Stock Awards ($)		Option Awards ($)(e)	Non-Equity Incentive Plan Compensation ($)(f)		Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(h)	All Other Compensation ($)(i)	Total ($)
				Performance Share Units (c)	Restricted Stock Units (d)		Annual Plan (f)	Long-Term Plan (g)
Martin R. Benante	2009	960,577	0	1,040,650	693,767	693,758	1,104,424	642,600	2,122,919	42,087	7,300,781
Chairman and Chief	2008	899,038	0	1,040,625	693,750	693,750	1,378,226	811,776	2,232,094	54,356	7,803,615
Executive Officer	2007	815,385	0	318,762	637,524	1,275,000	1,219,001	786,408	1,043,449	34,978	6,130,506
Glenn E. Tynan	2009	516,115	0	372,778	248,529	248,506	458,310	200,491	290,952	33,368	2,369,048
Vice President	2008	413,394	0	372,750	248,500	248,500	453,079	186,368	283,706	39,782	2,246,079
Finance and Chief	2007	371,308	0	269,136	179,442	179,400	414,937	180,544	134,761	25,932	1,755,460
Financial Officer
David J. Linton	2009	578,923	0	443,044	295,373	295,368	566,621	308,997	273,293	37,205	2,798,825
Co-Chief	2008	457,712	0	443,040	295,360	295,360	514,525	439,600	210,171	25,104	2,680,872
Operating Officer;	2007	408,558	18,624	318,762	212,544	212,500	427,455	400,400	89,650	43,101	2,131,593
Pres., Curtiss-Wright
Flow Control
Corporation
David Adams	2009	562,846	0	422,774	281,870	281,845	649,664	179,624	326,210	30,826	2,735,659
Co-Chief	2008	427,038	0	422,760	281,840	281,840	465,525	76,475	311,949	42,671	2,310,098
Operating Officer	2007	378,846	16,677	300,024	200,016	200,000	428,334	82,110	147,042	48,314	1,801,363
Michael Denton	2009	419,352	0	224,149	149,432	149,416	314,095	166,398	165,963	29,391	1,618,195
V.P.; General
Counsel and
Secretary

(a)	Includes amounts deferred under the Company’s Savings and Investment Plan and Executive Deferred Compensation Plan.

(b)	The amounts in this column represent a discretionary payment made to Mr. Adams and Mr. Linton in 2007.

(c)

Includes grants of performance share units as part of the Company’s Long Term Incentive Plan in November 2009. The values shown represent the grant date fair value of the grants at target. Performance shares have a maximum payout of 200% of target.

(d)	Includes grants of time-based restricted stock units as part of the Company’s Long Term Incentive Plan in November 2009.

(e)	Includes grant of stock options as part of the Company’s Long Term Incentive Plan. The values shown represent the grant date fair value of the options granted.

(f)	Includes payments made based on the Company’s annual Modified Incentive Compensation Plan (MICP) for performance during 2009.

(g)

Includes the maturity of cash-based performance unit grants made under the Company’s Long-Term Incentive Plan. For the 2009 row, payments are conditioned upon the financial performance of the Company and its subsidiaries during 2007-2009, and were paid in February 2010. For the 2008 row, payments are conditioned upon the financial performance of the Company and its subsidiaries during 2006-2008, and were paid in February 2009. For the 2007 row, payments are conditioned upon the financial performance of the Company and its subsidiaries during 2005-2007, and were paid in February 2008.

(h)

Includes annual change in the actuarial present value of accumulated pension benefits. The aggregate change in the actuarial present value of the accumulated pension benefits was determined using the same amounts required to be disclosed under Item 402(h) (the Pension Benefits table) for

2009 and the amounts that would have been required to be reported for the NEO under Item 402(h) for 2008.

(i)

Includes personal use of company car, payments for executive physicals, financial counseling, premium payments for executive life insurance paid by the Company during the covered fiscal year for term life insurance and accidental death and disability insurance, and unused vacation payout (only for Mr. Adams in 2007).

The Company’s executive officers are not employed through formal employment agreements. It is the philosophy of the Committee to promote a competitive at-will employment environment, which would be impaired by lengthy employment arrangements. The Committee provides proper long-term compensation incentives with competitive salaries and bonuses to ensure that senior management remains actively and productively employed with the Company.

The Company believes perquisites for executive officers should be extremely limited in scope and value and aligned with peer group practices as described earlier. As a result, the Company has historically given nominal perquisites. The below table generally illustrates the perquisites the Company provides to its Named Executive Officers.

The Company also maintains a policy concerning executive automobiles under which certain officers of the Company are eligible to use Company leased automobiles or receive an equivalent automobile allowance. The Named Executive Officers participate in this program. The Company maintains the service and insurance on Company leased automobiles. In addition to the Company automobile policy, the Company also provides all executive officers with financial planning and tax preparation services through Wachovia Financial Services. Not all executive officers utilize these services on an annual basis. Finally, all executive officers and their spouses are provided annual physicals through the Mayo Clinic at any one of the clinic’s three locations.

Perquisites and Benefits Table

Name	Automobile (a)	Financial Planning	Executive Physical	Insurance Premiums
Martin R. Benante	18,194	8,625	13,559	1,709
Glenn E. Tynan	12,276	8,625	10,758	1,709
David J. Linton	23,238	-0-	12,258	1,709
David Adams	14,991	8,625	5,501	1,709
Michael Denton	19,438	-0-	8,244	1,709

(a)	Represents the personal use of Company-leased automobiles. Mr. Linton receives an automobile allowance in lieu of a Company-leased automobile.

The Company’s executive officers are entitled to receive medical benefits, life and disability insurance benefits, and to participate in the Company’s Savings and Investment Plan, Defined Benefit Plan, Employee Stock Purchase Plan, flexible spending accounts, and disability plans on the same basis as other full- time employees of the Company.

The Company also offers a nonqualified executive deferred compensation plan, in accordance with Section 409A of the Code, whereby eligible executives, including the Named Executive Officers, may elect to defer additional cash compensation on a tax deferred basis. The deferred compensation accounts are maintained on the Company’s financial statements and accrue interest at the rate of (i) the average annual rate of interest payable on United States Treasury Bonds of 30 years maturity as determined by the Federal Reserve Board, plus (ii) 2%. Earnings are credited to executives’ accounts on a monthly basis.

Grants of Plan-Based Awards Table

Name	Plan Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards				Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards
			Number of Units	Threshold ($)	Target ($)	Max ($)	Threshold (#)	Target (#)	Max (#)
Martin R. Benante	MICP (a)	11/17/2009		$534,188	$971,250	$1,942,500
	LTI (b)	11/17/2009	1,040,625	$260,156	$1,040,625	$2,081,250
	LTI (c)	11/17/2009					16,839	33,678	67,356				$1,040,650
	LTI (d)	11/17/2009								22,452			$693,767
	LTI (e)	11/17/2009									75,516	$30.90	$693,758
Glenn E. Tynan	MICP (a)	11/17/2009		$218,680	$397,600	$795,200
	LTI (b)	11/17/2009	372,750	$93,188	$372,750	$745,500
	LTI (c)	11/17/2009					6,032	12,064	24,128				$372,778
	LTI (d)	11/17/2009								8,043			$248,529
	LTI (e)	11/17/2009									27,050	$30.90	$248,506
David J. Linton	MICP (a)	11/17/2009		$281,160	$511,200	$1,022,400
	LTI (b)	11/17/2009	443,040	$110,760	$443,040	$886,080
	LTI (c)	11/17/2009					7,169	14,338	28,676				$443,044
	LTI (d)	11/17/2009								9,559			$295,373
	LTI (e)	11/17/2009									32,151	$30.90	$295,368
David Adams	MICP (a)	11/17/2009		$268,290	$487,800	$975,600
	LTI (b)	11/17/2009	422,760	$105,690	$422,760	$845,520
	LTI (c)	11/17/2009					6,841	13,682	27,364				$422,774
	LTI (d)	11/17/2009								9,122			$281,870
	LTI (e)	11/17/2009									30,679	$30.90	$281,845
Michael Denton	MICP (a)	11/17/2009		$155,471	$282,674	$565,348
	LTI (b)	11/17/2009	224,121	$56,030	$224,121	$448,242
	LTI (c)	11/17/2009					3,627	7,254	14,508				$224,149
	LTI (d)	11/17/2009								4,836			$149,432
	LTI (e)	11/17/2009									16,264	$30.90	$149,416

(a)

Values in this row represent the Company’s annual Modified Incentive Compensation Plan (MICP), that were approved on November 17, 2009 for performance during fiscal 2010. The incentive threshold, target, and maximum are expressed above as a percentage of base salary on December 31, 2009.

(b)	Values in this row represent grants of cash-based performance units made under the Company’s Long-Term Incentive Plan.

(c)	Values in this row represent grants of performance share units as part of the Company’s Long-Term Incentive Plan.

(d)	Values in this row represent grants of restricted stock units as part of the Company’s Long-Term Incentive Plan.

(e)

Values in this row represent grants of stock options as part of the Company’s Long-Term Incentive Plan. Number of securities underlying options based on the November 17, 2009 Black-Scholes value of $9.1869.

The Named Executive Officers are paid dividends on restricted stock awards only. These dividends are reinvested into the restricted stock awards and are subject to the same limitations and restrictions as the original restricted stock award. The plan specifically prohibits the re-pricing of options and requires that any equity-based grants be issued based on the closing price of the Company’s Common Stock as reported by the NYSE on the date of the grant.

The Committee granted stock options, performance units, performance shares, and restricted stock units in November 2009 to the Named Executive Officers. The performance units and performance shares will mature in December 2012 and will be paid in early 2013 if the financial goals are attained. The values shown in the table reflect the potential value at a target value of one dollar per unit payable at the end of the three-year performance period and one stock unit convertible into one share of Common Stock if the objectives are attained. The chart also reflects the fact that each stock unit may be worth a maximum of approximately two dollars or two shares if all performance targets are substantially exceeded, or nothing at all if performance thresholds are not met.

The following table sets forth the outstanding equity awards of the Company’s Named Executive Officers. Some of the grants disclosed below are not yet vested and are subject to forfeiture under certain conditions.

Outstanding Equity Grants at Fiscal Year End

Name	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(a)		Market Value of Shares or Units that Have Not Vested ($)(a)		Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Martin R. Benante	40,024	0		16.28	11/19/2012
	37,036	0		19.08	11/18/2013
	25,368	0		27.96	11/16/2014
	30,000	0		27.92	11/15/2015
	69,527	0		36.73	11/19/2016					5,718	179,088	(b)
	48,544	24,272		54.00	11/16/2017	11,806		369,764		5,903	184,882	(c)
	25,781	51,561		30.12	11/15/2018	23,033		721,394		34,550	1,082,106	(d)
	0	75,516		30.90	11/17/2019	22,452		703,197		33,678	1,054,795	(e)
Glenn E. Tynan	2,072	0		11.93	11/20/2010
	6,780	0		10.93	11/20/2011
	6,008	0		16.28	11/19/2012
	5,672	0		19.08	11/18/2013
	5,824	0		27.96	11/16/2014
	6,888	0		27.92	11/15/2015
	10,847	0		36.73	11/19/2016					5,352	167,625	(b)
	6,831	3,415		54.00	11/16/2017	3,323		104,076		4,984	156,099	(c)
	9,235	18,469		30.12	11/15/2018	8,251		258,421		12,376	387,616	(d)
	0	27,050		30.90	11/17/2019	8,043		251,907		12,064	377,844	(e)
David J. Linton	11,200	0		27.96	11/16/2014
	13,246	0		27.92	11/15/2015
	12,267	0		36.73	11/19/2016					6,053	189,580	(b)
	8,091	4,045		54.00	11/16/2017	3,936		123,276		5,903	184,882	(c)
	10,976	21,952		30.12	11/15/2018	9,807		307,155		14,710	460,717	(d)
	0	32,151		30.90	11/17/2019	9,559		299,388		14,338	449,066	(e)
						33,870	(f)	1,060,808	(f)
						21,182	(f)	663,420	(f)
David Adams	3,436	0		19.08	11/18/2013
	3,220	0		27.96	11/16/2014
	3,808	0		27.92	11/15/2015
	11,137	0		36.73	11/19/2016					5,495	172,103	(b)
	7,615	3,808		54.00	11/16/2017	3,704		116,009		5,556	174,014	(c)
	10,474	20,947		30.12	11/15/2018	9,358		293,093		14,036	439,608	(d)
	0	30,679		30.90	11/17/2019	9,122		285,701		13,682	428,520	(e)
						31,948	(f)	1,000,611	(f)
						21,182	(f)	663,420	(f)
Michael Denton	11,568	0		10.93	11/20/2011
	6,404	0		16.28	11/19/2012
	5,672	0		19.08	11/18/2013
	5,224	0		27.96	11/16/2014
	6,178	0		27.92	11/15/2015
	9,002	0		36.73	11/19/2016					4,442	139,123	(b)
	4,593	2,296		54	11/16/2017	2,234		69,969		3,351	104,953	(c)
	5,553	11,105		30.12	11/15/2018	4,961		155,379		7441	233,052	(d)
	0	16,264		30.9	11/17/2019	4,836		151,464		7,254	227,195	(e)

(a)

Represents unvested restricted stock and restricted stock units granted as part of the Company’s Long-Term Incentive Plan. Stock price used to determine value is $31.32, the closing price of Company common stock on December 31, 2009.

(b)

Represents cash value of outstanding performance-based share units granted November 20, 2006 as part of the Company’s Long Term Incentive Plan. Stock price used to determine value is $31.32, the closing price of Company common stock on December 31, 2009. Performance-based share units will be earned as common stock early in 2010 contingent upon the extent to which previously established performance objectives are achieved over the three year period ending at the close of business on December 31, 2009.

(c)

Represents cash value of outstanding performance-based share units granted November 17, 2007 as part of the Company’s Long Term Incentive Plan. Stock price used to determine value is $31.32, the closing price of Company common stock on December 31, 2009. Performance-based share units will be earned as common stock early in 2011 contingent upon the extent to which previously established performance objectives are achieved over the three year period ending at the close of business on December 31, 2010.

(d)

Represents cash value of outstanding performance-based share units granted November 15, 2008 as part of the Company’s Long Term Incentive Plan. Stock price used to determine value is $31.32, the closing price of Company common stock on December 31, 2009. Performance-based share units will be earned as common stock early in 2012 contingent upon the extent to which previously established performance objectives are achieved over the three year period ending at the close of business on December 31, 2011.

(e)

Represents cash value of outstanding performance-based share units granted November 17, 2009 as part of the Company’s Long Term Incentive Plan. Stock price used to determine value is $31.32, the closing price of Company common stock on December 31, 2009. Performance-based share units will be earned as common stock early in 2013 contingent upon the extent to which previously established performance objectives are achieved over the three year period ending at the close of business on December 31, 2012.

(f)	Represents retention grants of restricted stock units for Mr. Linton and Mr. Adams. Stock price used to determine value is $31.32, the closing price of Company common stock on December 31, 2009.

The following table sets forth information regarding options exercised and stock vested during calendar year 2009.

Option Exercises and Stock Vested Table

Name	Option Awards		Stock Awards (a)
	Number of Shares Acquired Upon Exercise (#)	Value Realized Upon Exercise ($)	Number of Shares Acquired Upon Vesting (#)	Value Realized Upon Exercise ($)
Martin R. Benante	0	$0	44,743	1,322,662
Glenn E. Tynan	0	0	16,138	477,276
David J. Linton	0	0	13,391	395,619
David Adams	2,668	$47,145	20,773	614,712
Michael Denton	0	0	13,842	409,411

(a)	Stock Awards includes the vesting of the 2005 Performance Share grant (for performance period 2006-2008) and the November 2006 Restricted Stock grant plus reinvested dividends.

Deferred Compensation Plans

The following table shows the deferred compensation activity for the Company’s Named Executive Officers during 2009. This table does not include the nonqualified Restoration Plan since these totals are provided separately in the Pension Benefit Table below.

Nonqualified Deferred Compensation Table

Name	Executive Contributions in Last Fiscal Year ($)(a)	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)
Martin R. Benante	281,909	0	98,292	0	1,779,001
Glenn E. Tynan	93,768	0	11,081	39,462	208,843
David J. Linton	477,063	0	39,893	318,683	726,855
David Adams	304,342	0	74,225	0	1,335,954
Michael Denton	0	0	0	0	0

(a)	Amounts reported in this column represent deferral of salary and incentive payments deferred in 2009, and such amounts are also included in the corresponding columns of the Summary Compensation Table.

Total Pension Benefit Payable to Executive Officers

The estimated total pension benefit payable under the Curtiss-Wright Retirement Plan, and the nonqualified Curtiss-Wright Restoration Plan described above in “Pension Plans” to the Company’s Named Executive Officers at retirement age 65 is also described in the following table as a total lump sum payable from each of these plans, based on benefits earned through December 31, 2009. Participants must choose to receive benefits under the Retirement Plan and the Restoration Plan either through annuity payments or as a lump sum.

Qualified Pension Benefit Table

Name & Principal Position	Plan Name (a)	Number of Years Accredited Service	Present Value of Accumulated Benefit (b) ($)	Payments During Last Fiscal Year ($)

Martin R. Benante	Curtiss-Wright Corporation Retirement Plan	31	2,008,834	0
Glenn Tynan	Curtiss-Wright Corporation Retirement Plan	10	409,787	0
David Linton	Curtiss-Wright Corporation Retirement Plan	6	195,491	0
David Adams	Curtiss-Wright Corporation Retirement Plan	10	891,836	0
Michael Denton	Curtiss-Wright Corporation Retirement Plan	8	386,995	0

(a)

The Curtiss-Wright Corporation Retirement Plan is a defined benefit pension plan providing qualified retirement benefits to eligible employees of the Curtiss-Wright Corporation. Benefits are based on a formula which takes account of service and the average of the highest five years of a participant’s pay within the last 10 years of employment. Normal retirement is the later of age 65 or five years of service. Unreduced early retirement benefits may be payable if age is greater than 55 and the sum of age and service exceeds 80.

(b)

The present value of the accumulated benefit was determined as of December 31, 2009, the measurement date used for pension disclosure in the Company’s financial statements pursuant to Accounting Standard Codification 715 (Formerly Statement of Financial Accounting Standard Nos. 87 and 158).

Non-Qualified Pension Table

Name & Principal Position	Plan Name (a)	Number of Years Credited Service	Present Value of Accumulated Benefit (b)($)	Payments During Last Fiscal Year ($)

Martin R. Benante	Curtiss-Wright Corporation Restoration Plan	31	6,261,169	0
Glenn Tynan	Curtiss-Wright Corporation Restoration Plan	10	576,802	0
David Linton	Curtiss-Wright Corporation Restoration Plan	6	519,550	0
David Adams	Curtiss-Wright Corporation Restoration Plan	10	164,650	0
Michael Denton	Curtiss-Wright Corporation Restoration Plan	8	412,399	0

(a)

The Curtiss-Wright Corporation Restoration Plan is a non-qualified retirement plan established to provide benefits that would have been payable under the CW Retirement Plan but for the limitations imposed by the provisions of the Internal Revenue Code and Employee Retirement Income Security Act. All participants of the CW Retirement Plan are eligible to participate in the Restoration Plan. Restoration benefits are payable at the same time and otherwise in accordance with the terms and conditions applicable under the CW Retirement Plan.

(b)

The present value of the accumulated benefit was determined as of December 31, 2009, the measurement date used for pension disclosure in the Company’s financial statements pursuant to Accounting Standard Codification 715 (Formerly Statement of Financial Accounting Standard Nos. 87 and 158).

The Plan benefit formula is described earlier. Elements of compensation that are included in the calculation of a benefit are base salary earned and short and long-term cash incentives earned. The Company has not adopted a policy prohibiting special benefits under the plans. However, historically the Company has not provided any additional years of credited service to any participants in the Plan.

COMPENSATION OF DIRECTORS

The following table sets forth certain information regarding the compensation earned by or granted to each non-employee director who served on the Company’s Board of Directors in 2009. Mr. Benante, the only director who is an employee of the Company, is not compensated for his services as a Board member.

Director Compensation Table

Name	Fees Earned or Paid in Cash ($)(a)	Stock Grants ($)(b)	Option Grants ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Compensation Earnings ($)	All Other Compensation ($)(c)	Total
S. Marce Fuller	$96,800	$70,000	—	—	—	$1,013	$167,813
Allen A. Kozinski	$81,000	$70,000	—	—	—	$1,193	$152,193
Carl G. Miller	$84,600	$70,000	—	—	—	$1,082	$155,682
William B. Mitchell	$89,600	$70,000	—	—	—	$1,013	$160,613
John R. Myers	$90,800	$70,000	—	—	—	$1,013	$161,813
John B. Nathman	$81,000	$70,000	—	—	—	$1,010	$152,010
William Sihler	$90,800	$70,000	—	—	—	$1,310	$162,110
Albert E. Smith	$75,600	$70,000	—	—	—	$1,471	$147,071

(a)

Represents all fees earned or paid in cash for services as a director, including annual retainer, board meeting fees, and committee chairman retainers paid in cash, stock, or a combination of the two at the election of the Director, and includes amounts deferred.

(b)

The values shown represent the aggregate grant date fair value for 2009 computed in accordance with FASB ASC Topic 718. In 2009, Messrs. Kozinski, Miller, Mitchell, Myers, Nathman, Sihler, Smith, and Ms. Fuller were awarded 2,271 shares of restricted common stock as annual stock grant, each having a full fair value of $70,000 based on the market value of the common stock on the grant date pursuant to FASB ASC Topic 718. The aggregate number of stock awards outstanding at December 31, 2009 are as follows: Fuller—4,747; Kozinski—5,373; Miller—4,747; Mitchell—4,747; Myers—4,747; Nathman—4,107; Sihler—4,747; and Smith—5,507.

(c)	Represents premium payments paid by the Company during the covered fiscal year for term life insurance and dividends paid on annual restricted common stock grant.

Until November 2008, each non-employee director of the Company was paid an annual retainer of $35,500 plus $1,800 for each meeting of the Board of Directors and committees he or she personally attended or participated in by telephone conference call. Effective November 2008, the Board increased the annual retainer to $45,000 in response to data on director compensation at peer companies and upon advice of the independent external executive compensation consultant that indicated that the Company was lagging behind its peers in annual retainer. The Board left the meeting fee unchanged. The chairpersons of the Finance Committee and Committee on Directors and Governance of the Board of Directors are paid an additional annual retainer of $4,000. In November 2008, the Board increased the retainer for the Chairpersons of the Finance Committee and Committee on Directors and Governance to $5,000. The chairpersons of Audit and Executive Compensation Committees of the Board of Directors are paid an additional annual retainer of $8,000. Pursuant to the Company’s 2005 Stock Plan for Non-Employee Directors, the Company’s non-employee Directors may elect to receive their annual retainer and meeting fees in the form of Company Common Stock, cash, or both and may elect to defer the receipt of such stock or cash. Each non-employee Director is also eligible for group term life insurance coverage in the amount of $150,000 for which the Company pays the premiums. The premiums paid on this insurance coverage for each Director is reported as income to the Director. In addition, each Director is also eligible for executive physicals at the Mayo clinic for the Director and his or her spouse, which the Company pays the cost and whose total value for each Director is generally less than $10,000.

In addition to the annual retainer and meeting fees described above, under the Company’s 2005 Stock Plan for Non-Employee Directors, the Company, acting through the Committee on Directors and

Governance has the authority to make equity grants to non-employee Directors. Effective February, 2010, each non-employee Director was granted 2,307 shares of restricted Common Stock based on a market value of $70,000 on the grant date. The Company grants each newly-appointed Director upon appointment a grant of restricted Common Stock valued at $35,000 based on the market value of the Common Stock on the grant date with such shares subject to forfeiture based upon failing to remain on the Board for a five year period. In 2005, the Directors adopted a policy that each Director must accumulate a total position in the Company’s Common Stock with a value of three times the annual retainer.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act and the rules thereunder of the Securities and Exchange Commission require the Company’s Directors, Officers, and beneficial owners of more than 10% of the Common Stock to file reports of their ownership and changes in ownership of Common Stock with the Commission. Securities and Exchange Commission regulations require that the Company be furnished with copies of these reports. Personnel of the Company generally prepare these reports on behalf of the Directors and Officers on the basis of information obtained from each Director and Officer. Based solely on a review of these reports and on such information from the Directors and Officers, the Company believes that all reports required by Section 16(a) of the Securities and Exchange Act to be filed during the year ended December 31, 2009 were filed on time.

Certain Relationships and Related Transactions

As described in our corporate governance guidelines, Directors must refrain from any transaction with the Company that creates or appears to create an actual or potential conflict of interest with the Company. If a Director believes that, as a result of a transaction with the Company, he or she has an actual or potential conflict of interest with the Company, including having an investment in or lending money to, or borrowing from, an actual or potential customer, vendor, or competitor of the Company, whether directly or through any entity in which the Director or an immediate family member of such Director is an executive officer or has an ownership interest, the Director must promptly notify the Chairman of the Committee on Directors and Governance (or in the case of an issue involving the Chairman of the Committee on Directors and Governance, the members of the Committee on Directors and Governance) and may not participate in any decision by the Board that in any way relates to the matter that gives rise to the conflict of interest. If a Director is uncertain whether a particular situation may create a potential conflict of interest with the Company, the Director must consult with our General Counsel to make such determination.

As described in our code of conduct, employees of the Company, including executive officers and members of their immediate families must refrain from any transaction with the Company that creates or appears to create an actual or potential conflict of interest with the Company. If an employee believes that, as a result of a transaction with the Company, he or she has an actual or potential conflict of interest with the Company, including owning a financial interest in (other than shares in a publicly traded company), or serving in a business capacity with, an outside enterprise that does or wishes to do business with the Company, he or she must disclose the relationship to a member of the leadership team related to the Company’s business in which the conflict arises for review with the Company’s legal department.

During fiscal year 2009, there were no proceedings to which any of our Directors, executive officers, affiliates, holders of more than five (5%) percent of our Common Stock, or any associate (as defined in the Proxy Rules) of the foregoing were adverse to the Company. During fiscal year 2009, none of our Directors, executive officers, holders of more than five (5%) percent of our Common Stock, or any members of their immediate family had a direct or indirect material interest in any transactions or series of transactions with the Company in which the amount involved exceeded or exceeds $120,000.

Compensation Committee Interlocks and Insider Participation

During fiscal year 2009:

•	None of the members of the Executive Compensation Committee was an officer (or former officer) or employee of the Company;

•

None of the members of the Executive Compensation Committee or any members of their immediate family entered into (or agreed to enter into) any transaction or series of transactions with the Company in which the amount involved exceeded or exceeds $120,000;

•

None of the Company’s executive officers served on the compensation committee (or another board committee with similar functions or, if there was no such committee, the entire board of Directors) of another entity where one of that entity’s executive officers served on the Company’s Executive Compensation Committee;

•	None of the Company’s executive officers was a Director of another entity where one of that entity’s executive officers served on the Company’s Executive Compensation Committee; and

•

None of the Company’s executive officers served on the compensation committee (or another board committee with similar functions or, if there was no such committee, the entire board of Directors) of another entity where one of that entity’s executive officers served as a Director on the Company’s Board of Directors.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information as of February 15, 2010 for the beneficial ownership of common stock by (a) each stockholder who, to the Company’s knowledge, is the beneficial owner of more than 5% of the outstanding shares of any class of Common Stock, (b) each current Director of the Company, (c) each nominee for election as a Director of the Company (d) each of the executive officers of the Company named in the Summary Compensation Table above (the “Named Executive Officers”), and (e) all current Directors and executive officers of the Company as a group. The ownership and percentage of class has been adjusted to reflect our 2-for-1 stock splits paid on December 17, 2003 and on April 21, 2006. The percentages in the third column are based on 45,819,484 shares of Common Stock outstanding on February 15, 2010. In each case, except as otherwise indicated in the footnotes to the table, the shares shown in the second column are owned directly or indirectly by the individuals or members of the group named in the first column, with sole voting and dispositive power. For purposes of this table, beneficial ownership is determined in accordance with the federal securities laws and regulations. Inclusion in the table of shares not owned directly by the Director or Named Executive Officer does not constitute an admission that such shares are beneficially owned by the Director or Named Executive Officer for any other purpose.

Name of Beneficial Owner	Number of Shares Beneficially Owned (a)		Percentage of Class
Lord, Abbett & Co. LLC	4,654,681	(b)	10.2%
BlackRock, Inc.	3,914,952	(c)	8.5%
Singleton Group LLC	3,762,960	(d)	8.2%
GAMCO Investors, Inc. formerly known as Gabelli Asset Management, Inc.	3,459,233	(e)	7.5%
Merrill Lynch & Co., Inc.	2,331,880	(f)	5.1%
David C. Adams	77,575	(g)(h)	*
Martin R. Benante	283,287	(g)(h)	*
Michael J. Denton	80,020	(g)(h)	*
S. Marce Fuller	10,869	(g)(j)	*
Dr. Allen A. Kozinski	10,858	(g)(i)	*
David J. Linton	103,050	(g)(h)	*
Carl G. Miller	7,662	(g)(i)(j)	*
William B. Mitchell	17,069	(g)	*
John R. Myers	13,893	(g)	*
John B. Nathman	6,414	(g)(i)	*
Dr. William W. Sihler	6,724	(g)	*
Albert E. Smith	7,339	(g)(i)(j)	*
Glenn E. Tynan	95,996	(g)(h)	*
Directors and Executive Officers as a group (15 persons)	742,144	(k)	1.6%

*	Less than 1%.

(a)	Reflects 2-for-1 stock dividends paid on December 17, 2003 and on April 21, 2006.

(b)

Address is 90 Hudson Street, Jersey City, New Jersey 07302. The information as to the beneficial ownership of Common Stock by Lord, Abbett & Co. LLC was obtained from Amendment No. 8, dated February 12, 2010, to its statement on Schedule 13G, filed with the Securities and Exchange Commission. Such report discloses that at February 12, 2009 Lord, Abbett & Co. LLC possessed sole voting power with respect to 4,167,534 shares of Common Stock and sole dispositive power with respect to 4,654,664 shares of Common Stock.

(c)

Address is 40 East 52nd Street, New York, New York, 10022. The information as to the beneficial ownership of Common Stock by BlackRock, Inc. was obtained from Amendment No. 2, dated December 14, 2009, to its statement on Schedule 13G, filed with the Securities and Exchange Commission. Such report discloses that at December 14, 2009, BlackRock, Inc. possessed sole voting and dispositive power with respect to 3,914,952 shares of Common Stock.

(d)

Address is 11661 San Vicente Boulevard, Suite 915, Los Angeles, California, 90049. The information as to the beneficial ownership of Common Stock by Singleton Group LLC was obtained from Amendment No. 2, dated August 17, 2007, to its statement on Schedule 13D, filed with the Securities and Exchange Commission. Such report discloses that at August 17, 2007: (1) the Singleton Group LLC possessed shared voting and dispositive power with respect to 3,762,960 shares of Common Stock, (2) Christina Singleton Mednick possessed shared voting and dispositive power with respect to 3,762,960 shares of Common Stock, (3) William W. Singleton possessed shared voting and dispositive power with respect to 3,762,960 shares of Common Stock, and (4) Donald E. Rugg possessed shared voting and dispositive power with respect to 3,762,960 shares of Common Stock and sole voting and dispositive power with respect to 56 shares of Common Stock.

(e)

Address is One Corporate Center, Rye, New York, 10580. The information as to the beneficial ownership of Common Stock by GAMCO Investors, Inc., formerly known as Gabelli Asset Management Inc., was obtained from Amendment No. 32, dated November 4, 2009, to its statement on Schedule 13D, filed with the Securities and Exchange Commission. Such Schedule 13D discloses that at November 4, 2009: (1) Gabelli Funds, LLC possessed sole voting and dispositive power with respect to 1,245,200 shares of Common Stock, (2) GAMCO Asset Management, Inc. formerly known as GAMCO Investors, Inc. possessed sole voting power with respect to 1,990,033 shares of

Common Stock and sole dispositive power with respect to 2,212,033 shares of Common Stock, and (3) Gabelli Securities, Inc. possessed sole voting and dispositive power with respect to 2,000 shares of Common Stock.

(f)

Address is World Financial Center, North Tower, 250 Vesey Street, New York, New York, 10381. The information as to the beneficial ownership of Common Stock by Merrill Lynch & Co., Inc. was obtained from its statement on Schedule 13G, dated February 8, 2006, filed with the Securities and Exchange Commission. Such report discloses that at February 8, 2006, Merrill Lynch & Co., Inc. (on behalf of Merrill Lynch Investment Managers) possessed shared voting and dispositive power with respect to 1,165,940 shares of Common Stock.

(g)	Address is c/o Curtiss-Wright Corporation, 10 Waterview Boulevard, Parsippany, New Jersey, 07054.

(h)

Includes shares of Common Stock that the Named Executive Officers have the right to acquire through the exercise of stock options within 60 days of February 15, 2010 as follows: David C. Adams, 39,690; Martin R. Benante, 199,200; Michael J. Denton, 54,194; David J. Linton, 55,780; and Glenn E. Tynan, 60,157.

(i)

Includes shares of restricted Common Stock owned by the Directors as follows (and subject to forfeiture under the Company’s 2005 Stock Plan for Non-Employee Directors): Allen A. Kozinski, 3,326; Carl G. Miller, 2,307; John B. Nathman, 6,414; and Albert E. Smith, 5,427.

(j)	Share total rounded down to the next whole number of shares respecting fractional shares purchased pursuant to a broker dividend reinvestment plan.

(k)	Includes shares of Common Stock as indicated in the preceding footnotes.

PROPOSAL TWO: RATIFICATION OF APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has appointed the firm of Deloitte & Touche LLP to act as the Company’s independent registered public accounting firm for its fiscal year ending December 31, 2010, subject to the ratification by the Company’s stockholders as required by the By-laws of the Company. The Board of Directors requests that stockholders ratify such appointment. If the stockholders fail to ratify the appointment of Deloitte & Touche LLP, our Audit Committee will appoint another independent registered public accounting firm to perform such duties for the current fiscal year and submit the name of such firm for ratification by our stockholders at the next Annual Meeting of Stockholders.

Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting to make such statements and answer such questions as are appropriate.

RECOMMENDATION OF THE BOARD OF DIRECTORS

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTANTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2010

Disclosure About Fees

The following table presents the aggregate fees billed by our independent registered public accountants, Deloitte & Touche LLP, and their respective affiliates for the audit of our annual financial statements for the calendar years ended December 31, 2009 and 2008, as well as other services provided during those periods:

	2009	2008
Audit Fees (a)	$2,802,000	$2,809,000
Audit-Related Fees (b)	36,000	280,000
Tax Fees (c)	205,000	272,200
All Other Fees (d)	0	0

Total	3,043,000	3,361,200

(a)

Audit Fees consist of fees billed for services rendered for the annual audit of our consolidated financial statements, audit of the effectiveness of our internal controls over financial reporting as required by Section 404 of the Sarbanes-Oxley Act, review of condensed consolidated financial statements included in the Company’s quarterly reports on Form 10-Q, and services that are normally provided in connection with statutory and regulatory filings or engagements.

(b)

Audit-Related Fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements that are not reported under the caption “Audit Fees”. The fees for 2009 and 2008 relate to due diligence in connection with potential acquisitions and a pension plan audit for one of our subsidiaries.

(c)

Tax Fees consist of fees billed for services rendered for tax compliance, tax advice, and tax planning. The fees for 2009 and 2008 relate principally to preparation of tax returns and other tax compliance services directly related to such returns.

(d)	All Other Fees consist of fees billed for products and services other than fees as reported in the above three categories.

Pre-Approval Policy for Audit and Non-Audit Services

The Audit Committee has adopted a policy to pre-approve audit and permissible non-audit services provided by the independent accountants. The Audit Committee will consider annually and, if appropriate, approve the scope of the audit services to be performed during the fiscal year as outlined in an engagement letter proposed by the independent accountants. To facilitate the prompt handling of certain matters, the Audit Committee delegates to the Chief Financial Officer the authority to approve in advance all audit and non-audit services below $250,000 to be provided by the independent accountants so long as no individual service exceeds $50,000. For permissible non-audit services, we submit to the Audit Committee, at least quarterly, a list of services and a corresponding budget estimate that we recommend the Audit Committee engage the independent accountant to provide. We routinely inform the Audit Committee as to the extent of services provided by the independent accountants in accordance with this pre-approval policy and the fees incurred for the services performed to date. During fiscal year 2009, all of the Audit-Related Fees, Tax Fees and All Other Fees in the table above were approved by the Audit Committee.

PROPOSAL THREE: APPROVAL OF THE AMENDMENT TO THE
COMPANY’S 2005 OMNIBUS LONG-TERM INCENTIVE PLAN

General Information

The Company’s 2005 Omnibus Long-Term Incentive Plan (the “Plan”) was approved by the Board of Directors on February 1, 2005 and approved by the stockholders on May 19, 2005. On November 17, 2009, the Board of Directors, upon the recommendation of the Executive Compensation Committee, voted to amend the Plan, subject to stockholder approval, to:

•

include a clawback provision that would permit the Executive Compensation Committee in certain cases to require recovery of, any employee’s long-term incentive compensation award, or portion thereof, if the Executive Compensation Committee determines that (i) such award was based on materially inaccurate financial statements or any other materially inaccurate performance metric criteria (collectively “Inaccurate Data”), or (ii) if the employee is one of the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002 (“the Statute”) and has committed an offense subject to forfeiture under such Statute; and

•

include provisions to comply with Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), to prevent the immediate taxation to the employee of certain deferred compensation, as well as the imposition of significant additional taxes and penalties.

Stockholder approval of the Plan is also necessary to permit the Company to continue to grant incentive stock options to employees under Section 422 of the Code, and to ensure that compensation paid under the Plan continues to be eligible for an exemption from the limits on the tax deductibility imposed by Section 162(m) of the Code. Section 162(m) of the Code limits the deductibility of certain compensation paid to individuals who are “covered employees” as defined under Section 162(m) and described in more detail below.

The Plan is designed to attract, retain, and motivate key employees by providing them the opportunity to acquire a proprietary interest in the Company and to link their interests and efforts to the long-term interests of the Company’s stockholders. The Board of Directors believes that including a “clawback” provision aligns the interest of the Company’s executives with the stockholders by encouraging long-term superior performance, without encouraging excessive or unnecessary risk taking.

Approval of the amendment to the Plan will require the affirmative vote of at least a majority in voting interest of the stockholders present in person or by proxy and voting at the Annual Meeting, assuming the presence of a quorum. As further discussed above, a broker who holds shares of common stock in “street name” as nominee for customers who are the beneficial owners of such shares will not have authority to vote such shares on this Proposal Three unless the broker receives specific voting instructions from such customers. Votes which are not cast by brokers because they have received no instructions from one or more of their customers are known as “broker non-votes” and will not count as a vote cast on this Proposal Three. Shares of common stock represented by proxies duly returned by a broker holding such shares in nominee or “street name” will be counted for purposes of determining whether a quorum exists for the Annual Meeting, even if such shares are not voted on this Proposal Three. In order to avoid a broker non-vote on this Proposal Three, stockholders must send voting instructions to their bank, broker, or nominee.

Description of the Plan

A copy of the Plan, as amended, is attached to this Proxy Statement as Appendix B and is incorporated herein by reference. The following description of the Plan, as amended, is a summary and does not purport to be a complete description. See Appendix B for more detailed information.

Purpose

The purpose of the Plan is to encourage selected key employees of the Company to acquire a proprietary and vested interest in the growth and performance of the Company; to generate an increased incentive to contribute to the Company’s future success and prosperity, thereby enhancing the value of the Company for the benefit of stockholders; and to increase the ability of the Company to attract and retain individuals of exceptional talent.

Awards

Awards under the Plan may be made in the form of stock options, stock appreciation rights, restricted stock, rights to restricted stock, restricted units, performance shares and performance units to any employee of the Company or any of its subsidiaries who is expected to make significant contributions to the success of the Company and the growth of its business (an “Eligible Employee”). Eligible Employees will be identified by the Companys’ Executive Compensation Committee (the “Committee”).

The Committee may, in its sole discretion, grant other types of awards, which awards may be payable in cash, stock, restricted stock or rights to restricted stock. Such awards may be granted singly, in combination with, in replacement of or as alternatives to the grants or awards to the extent permitted under Code Section 409A and related Treasury Regulations and other IRS guidance, subject to such terms and conditions as may be established in the documents evidencing the award. Any such award must be consistent with the other types of awards described in the Plan and consistent with the goals and objectives of the Plan.

Shares Available for Awards

An aggregate of 5,000,000 shares of common stock (as adjusted for the Company’s 2 for 1 stock split on April 21, 2006) may be issued or transferred in respect of awards made under the Plan. In the event of any merger, reorganization, consolidation, recapitalization, share exchange, stock dividend, stock split, spin-off or other change in the corporate structure of the Company affecting the common stock, the Committee is authorized to make substitutions or adjustments in the aggregate number and kinds of shares reserved for issuance under the Plan, in the number, kind and price of shares subject to outstanding awards, and in the award limits discussed below, provided that any such substitutions or adjustments will be, to the extent deemed appropriate by the Committee, consistent with the treatment of common stock not subject to the Plan, and that the number of shares subject to any Award will always be a whole number.

If any award is surrendered, exercised, cashed out, lapses, expires, or otherwise terminates without either restricted or unrestricted common stock having been issued to the Eligible Employee, the number of shares subject to such award, if any, will be again available for issuance as awards.

Awards granted to any one Eligible Employee in a fiscal year may not exceed stock options to purchase 200,000 shares of common stock; 200,000 shares of common stock for stock appreciation rights granted alone; 100,000 shares of restricted stock or rights to restricted stock; or performance shares or performance units with a fair market value in excess of $1,000,000. In addition, not more than 40% of the maximum number of shares of common stock available under the Plan may be used for awards of common stock, restricted stock or rights to restricted stock.

Eligible Employees

Generally, all salaried employees of the Company or any present or future subsidiary corporations of the Company are eligible to participate in the Plan. In fiscal year end 2009, approximately 479 employees of the Company and its subsidiaries were granted awards under the Plan. Management expects that a similar number of employees will be granted awards under the Plan during fiscal year 2010.

Administration of the Plan

Committee. The Plan will be administered by the Committee, which will have full power and authority to select Eligible Employees, interpret the Plan, grant awards, continue, accelerate, or suspend the exercisability or vesting of an award to the extent permitted under Code Section 409A and related Treasury Regulations and other IRS guidance, and adopt such rules and procedures for operating the Plan as it may deem necessary or appropriate. Notwithstanding the above statement, once an award is established the Committee will have no discretion to increase the amount of compensation an Eligible Employee whose awards are, or are reasonably thought to be, subject to Code Section 162(m) may earn by application of any performance goals relevant to an award, although the Committee retains the discretion to decrease the amount of compensation an Eligible Employee may earn under the terms of an award. Any action by the Committee to accelerate or otherwise amend an award for reasons other than retirement, death, disability or a change in control will be made only in response to business circumstances then existing and, if appropriate, will include application of a commercially reasonable discount to the compensation otherwise payable to reflect the value of accelerated payment.

Delegation of Authority. To the extent permitted under Delaware law, the Committee may delegate to officers of the Company any or all of its duties, power and authority under the Plan subject to such conditions or limitations as the Committee may establish. The Committee may not delegate the power to amend or terminate the Plan nor the authority to award performance-based compensation or determine the degree to which such compensation has been earned with respect to an award for an

Eligible Employee who is subject to Code Section 162(m). In no event, however, will an officer of the Company have or obtain the authority to grant awards to himself or herself or to any person who is subject to Section 16 of the Securities Exchange Act of 1934, as amended.

Amendment of Awards. The Committee will have the discretion to amend the terms of any award. Any such amendment may be made either prospectively or retroactively, as necessary, provided that no such amendment will either impair the rights of an affected Eligible Employee without the consent of such Eligible Employee or amend the terms of a stock option so as to reduce the stock option exercise price. Absent stockholder approval, the Committee may not cancel any outstanding stock option and replace it with a new stock option with a lower stock option price, if such action would have the same economic effect as reducing the stock option price of such a cancelled stock option.

Exceptions to Vesting Rules. The Committee will have the discretion to make an award with any vesting condition, including making such award vested at grant, to the extent it deems such action necessary in relation to business circumstances then existing. As an example, to align the interests of a newly hired employee with those of the Company, the Committee may determine it is necessary to make an award that will provide such individual with immediate ownership of common stock.

Awards of Stock Options

The Committee may grant stock options under the Plan to Eligible Employees for the purchase of such number of shares at such times, and upon such terms and conditions, as the Committee may determine.

Types of Options. Each option granted under the Plan will be either an option intended to be treated as an incentive stock option within the meaning of section 422 of the Code or an option that will not be treated as an incentive stock option, also known as a “nonqualified stock option”.

Exercise Price. Both incentive stock options and nonqualified stock options will have an exercise price equal to not less than 100% of the fair market value (generally the closing price of the common stock on the New York Stock Exchange) of common stock on the date of grant. The price at which shares may be purchased upon any exercise of an option will be the price per share determined by the Committee and specified in the instrument evidencing the grant of such option.

Term of Options. The term during which an option may be exercised will be such period of time as the Committee may determine, but not exceeding 10 years from the date of grant of the option.

Vesting of Options. The terms and conditions of any award of stock options will be determined by the Committee but will not vest, or become exercisable, over a term which is less than 1 year after the grant date.

Exercise of Options. Subject to the terms and conditions of the award, vested stock options may be exercised, in whole or in part, by giving notice of exercise to the Company in such manner as may be prescribed. This notice must be accompanied by payment in full of the exercise price in cash or by use of such other instrument as the Committee may agree to accept. Payment in full may be made in the form of common stock already owned by the Eligible Employee, which common stock will be valued at fair market value on the date the option is exercised. The Committee will have the discretion to authorize or accept payment by other forms or methods or to establish a cashless exercise program, all within such limitations as may be imposed by the Plan or applicable law.

Awards of Stock Appreciation Rights

A stock appreciation right or “SAR” is an award that entitles an Eligible Employee to receive an amount of cash or shares of common stock, restricted stock or rights to restricted stock measured by the increase in fair market value of common stock from the date of grant to the date of exercise.

Terms of SARs. Stock Appreciation Rights may be granted alone or in tandem with other awards granted under the Plan and may relate to any number of shares of common stock an Eligible Employee could acquire by exercise of an underlying stock option. SARs also may be granted in any number without relation to an option award. An award of SARs not related to options may specify the terms and conditions applicable to the award, provided that no SAR may contain any terms which will limit or otherwise affect the ability of an incentive stock option to qualify as such.

Vesting of SARs. Stock Appreciation Rights will vest and become exercisable at such time as is established as a term or condition of the award. To the extent SARs are issued in tandem with options, such SARs will vest at the same times and over the same period as the related options.

Exercise of SARs. Stock appreciation rights may be exercised at the time, to the extent of and subject to the conditions applicable to the award. If the SARs were issued in tandem with an option, the SAR is exercisable only when the fair market value of the common stock subject to the award exceeds the stock’s fair market value on the date of grant. Stock appreciation rights issued without relation to an option award will be exercisable, and the value of the SARs determined, in accordance with the terms and conditions relevant to the award. To the extent a SAR is granted in tandem with an option, the exercise of the SAR will cancel the related option, and the exercise of such option will cancel any related SAR. The amount paid to the Eligible Employee upon the exercise of a SAR will be the amount established at the time the award was made and will be not more than 100% of the difference between the fair market value of the stock as determined on the date the SAR is granted and the fair market value of the stock on the date of exercise.

Awards of Restricted Stock, Rights to Restricted Stock and Restricted Units

Restricted Stock. Restricted Stock is common stock issued to an Eligible Employee subject to such restrictions as are established relative to the award, and which will remain subject to the restrictions until such time as the restrictions lapse. An award of restricted stock will specify the number of shares of stock awarded, the restriction period applicable to the award and any other restrictions which apply to the award. In addition to such other restrictions as may be specified at the time a restricted stock award is made, no share of restricted stock may be sold, assigned, transferred, pledged or otherwise encumbered or disposed of while subject to any restrictions and, except as otherwise provided in the Plan, unless the Eligible Employee remains continuously employed by the Company until all restrictions lapse or are otherwise removed by the Committee, all restricted stock awarded to the Eligible Employee will be forfeited and returned to the Company. During the time restricted stock remains subject to the relevant restrictions, the Eligible Employee will have all of the rights of a stockholder with respect to the restricted stock, including the right to vote such stock and, unless the Committee will provide otherwise, the right to receive dividends paid on such stock.

Rights to Restricted Stock. A right to restricted stock is a right awarded to an Eligible Employee to receive stock or restricted stock at some future time, which award is subject to such restrictions as may be established relative to the award and which will remain subject to such restrictions until such restrictions lapse and stock or restricted stock can be issued to the Eligible Employee. Rights to restricted stock will be subject to the same terms and conditions as restricted stock, as described above, except that Eligible Employees receiving an award of rights to restricted stock will not have any of the rights of a stockholder until such time as the rights to restricted stock vest, all restrictions are removed and the stock is issued to the Eligible Employee. In the discretion of the Committee and in accordance with the provisions of Code Section 409A and related Treasury Regulations and other IRS guidance, however, an Eligible Employee may receive payment of, or have credited to a bookkeeping account established for this purpose the equivalent of, the amounts that would otherwise be payable as dividends on the number of shares of stock into which the rights to restricted stock may be converted.

Restricted Units. A restricted unit is a unit representing the right to receive an amount of cash or stock at such time as the restrictions established relative to the award are satisfied. Restricted units may be granted in tandem with awards of restricted stock or rights to restricted stock, and may relate to any number of such shares. Restricted units also may be granted without relation to an award of restricted stock or rights to restricted stock. An award of restricted units will specify the restriction period and other restrictions which may relate to such units. Restricted units awarded in tandem with an award of restricted stock or rights to restricted stock will be subject to the same terms and conditions as the award of restricted stock or rights to restricted stock to which such units relate.

Vesting of Restricted Stock, Rights to Restricted Stock and Restricted Units. Awards of restricted stock, rights to restricted stock and restricted units will vest following completion of the restriction period established relative to the award. No portion of such an award will vest sooner than the first anniversary of the grant date. Restricted units will vest at such time as is established as a term or condition of the award. Restricted units awarded in tandem with restricted stock or rights to restricted stock, will vest at the same times and over the same period as the related restricted stock or rights to restricted stock.

Settlement of Restricted Stock, Rights to Restricted Stock and Restricted Units. At such time as all restrictions applicable to an award of restricted stock, rights to restricted stock or restricted units are met and the restriction period expires, ownership of the stock awarded subject to such restrictions will be transferred to the Eligible Employee free of all restrictions except those that may be imposed by applicable law; provided that if restricted units are paid in cash, such payment will be made to the Eligible Employee after all applicable restrictions lapse and the restriction period expires. To the extent a restricted unit was granted in tandem with an award of restricted stock or rights to restricted stock, payment of the unit in cash will cancel the related award of restricted stock or rights to restricted stock, and transfer of the stock free of restrictions will cancel the related restricted unit.

Performance Shares and Performance Units

Performance Shares. A performance share is a share of stock, restricted stock or a right to restricted stock, the payment of which is determined by the Eligible Employee’s degree of attainment of performance goals over a performance cycle, or upon the lapse of any other restrictions, all as established relative to the award. Performance goals are the business or financial objectives, or both, established relative to a performance award that are to be achieved over a performance cycle. The performance cycle is the period established relative to a performance award during which the performance of an individual with respect to the performance goals for the Company, or any subgroup thereof, any member of the Company or any unit, branch or division of such member, as relevant to the award, is measured for the purpose of determining the extent to which a performance award has been earned. The performance goals that will apply to a performance award will be established by the Committee before the performance cycle commences or, if after such performance cycle has commenced, while achievement of the performance goal is substantially uncertain.

The performance goals for awards intended to qualify for the performance-based compensation exception under Code section 162(m) must be related to one or more of the following business criteria: net income; stockholder return; stock price appreciation; earnings per share; revenue growth; return on investment; return on invested capital; earnings before interest, taxes, depreciation and amortization; operating income; market share; return on sales; asset reduction; cost reduction; return on equity; return on capital employed; cash flow; and new product releases.

Performance Units. A performance unit is a unit representing the right to receive an amount of cash or stock that is determined by the Eligible Employee’s degree of attainment of performance goals over a performance cycle, both as established relative to the award. Performance units may be granted in tandem with performance shares and may relate to any number of such shares. Performance units may also be granted without relation to an award of performance shares. An award of performance units will also specify the performance goals and performance cycle applicable to the award. Performance units issued in tandem with an award of performance shares will have the same performance goals and performance cycle as the performance shares to which they relate. The value, if any, of performance units will be paid to the Eligible Employee based upon the degree to which the performance goals were attained, with such results determined as soon as practicable after the performance cycle ends.

Vesting of Performance Awards. An award of performance shares or performance units will establish a performance cycle that will be not less than 1 year, but may be of any other length as the Committee may determine. At the end of a performance cycle, performance shares or performance units, to the extent earned, will be vested. Performance units will vest at such time as is established as a term or condition of the award. To the extent performance units are awarded in tandem with performance shares, such units will vest at the same times and over the same period as the performance shares.

Settlement of Performance Awards. A performance award will be paid to the Eligible Employee after earned in accordance with the terms and conditions applicable to the award. All determinations with respect to the degree to which the performance goals were met during the performance cycle will be made as soon as practicable after the end of the performance cycle. Performance awards may be paid in cash, stock, restricted stock, rights to restricted stock, or any combination thereof as the Committee may determine. To the extent performance units were awarded in tandem with performance shares, payment of the units in cash will cancel the related award of performance shares and payment of the performance share award in stock will cancel the related performance unit.

Change of Control

Definition. A change in control of the Company means either a “change in ownership,” a “change in effective control,” or a “change in the ownership of substantial assets” of the Company as described in Treasury Regulation Section 1.409A-3(i)(5), and will be deemed to have occurred for the purposes of the Plan as set forth below. To constitute a change in control with respect to a Eligible Employee, the change in control event must relate to (i) the corporation for which the Eligible Employee is performing service at the time of the change in control; (ii) the corporation that is liable for the payment of the deferred compensation; or (iii) a corporation that is a majority shareholder of a corporation identified in subsection (i) or (ii) above, or any corporation in a chain of corporations in which each corporation is a majority shareholder of another corporation in the chain, ending in a corporation identified in subsection (i) or (ii) above.

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A “change in ownership” of a corporation occurs on the date that any one person, or more than one person acting as a group, acquires ownership of stock of the corporation that, together with stock held by such person or group, constitutes more than fifty percent (50%) of the total fair market value or total voting power of the stock of such corporation. However, if any one person, or more than one person acting as a group, is considered to own more than fifty percent (50%) of the total fair market value or total voting power of the stock of a corporation, the acquisition of additional stock by the same person or persons is not considered to cause a change in ownership of the corporation (or to cause a “change in the effective control of the corporation”);

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Notwithstanding that a corporation has not undergone a change in ownership, a “change in effective control” of a corporation occurs on the date that either (i) any one person, or more than one person acting as a group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of the corporation possessing thirty percent (30%) or more of the total voting power of the stock of such corporation; or (ii) a majority of members of the corporation’s board of directors is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the corporation’s board of directors prior to the date of the appointment or election;

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A “change in the ownership of substantial assets” of a corporation occurs on the date that any one person, or more than one person acting as a group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from the corporation that have a total gross fair market value equal to or more than forty percent (40%) of the total gross fair market value of all of the assets of the corporation immediately prior to such acquisition or acquisitions. For this purpose, gross fair market value means the value of the assets of the corporation, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

Consequences of a Change in Control. Upon the occurrence of a change in control, (i) all options granted to an Eligible Employee who is then employed by the Company or a Subsidiary will, to the extent not then vested or exercised, become fully vested and immediately exercisable without regard to the terms and conditions attached to such options; (ii) the restrictions then applicable to all outstanding shares of restricted stock awarded under the Plan will automatically lapse; (iii) all rights to restricted stock will be fully and immediately vested and the Eligible Employee will be paid within 30 days the cash value of the shares of stock that otherwise would have been issued based on the fair market value of the stock on the change in control date; (iv) the performance goals then applicable to all outstanding performance shares will be deemed satisfied; and (v) outstanding awards of performance units will be valued by assuming that all performance goals have been satisfied and any other restrictions applicable to such Award have been met or have otherwise lapsed.

Term of Plan

Contingent upon receipt of stockholder approval, the Plan will be effective May 19, 2005 and will remain in effect for a period of 10 years after such effective date unless earlier terminated by the Board of Directors.

Restatement of Financial Statements

If the Committee determines that (1) the amount of an award to an Eligible Employee was based on materially inaccurate financial statements or any other materially inaccurate performance metric criteria (collectively, “Inaccurate Data”) or (2) if the Eligible Employee is one of the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002 (“the Statute”) and has committed an offense subject to forfeiture under such statute, the Eligible Employee shall reimburse the Company that portion of an award that was based on the Inaccurate Data or as provided for in the Statute.

Plan Amendment and Termination

The Company may amend the Plan in whole or in part by written resolution of the Board of Directors or through action of the Committee provided no such amendment may, without stockholder approval, have the effect of repricing an option, increasing the number of shares of common stock available for purposes of making awards, increasing the Plan’s limits applicable to the various categories of awards, materially enhancing the benefits available to Eligible Employees, materially expanding the class of individuals who are eligible to receive awards, or making such other change as would require stockholder approval. The Company may, by written resolution of the Board of Directors, terminate the Plan at any time.

Section 409A Compliance

The Plan, as amended, is designed to enable the Company to administer the Plan in compliance with Code Section 409A, which provides that to the extent awards constitute “nonqualified deferred compensation” within the meaning of Code Section 409A, they must be subject to certain restrictions relating to the time and form of payment.

Certain Federal Income Tax Consequences

The following is a brief summary of the general federal income tax consequences to U.S. taxpayers and the Company with respect to the grant, vesting and exercise of Awards granted under the Plan. This summary is not intended to be exhaustive, and, among other things, does not describe state, local or foreign income and other tax consequences.

Section 162(m). As discussed above, under Section 162(m) of the Code, the Company is not entitled to a deduction for certain executive compensation in excess of $1 million. This limitation, however, does not apply to compensation that qualifies as “performance-based compensation” under Code Section 162(m). If the stockholders approve the Plan, as amended, all such compensation awarded under the objective performance criteria established under the Plan will be eligible for such treatment.

Stock Options. The grant of a stock option under the Plan creates no federal income tax consequences to the Eligible Employee or the Company. An Eligible Employee who is granted a nonqualified stock option will generally recognize ordinary income at the time of exercise for each underlying share of common stock in an amount equal to the excess of the fair market value of the common stock at such time over the exercise price. The Company will generally be entitled to a deduction in the same amount and at the same time as ordinary income is recognized by the Eligible Employee. A subsequent disposition of common stock will generally give rise to capital gain or loss to the extent the amount realized from the disposition differs from the tax basis (i.e., the fair market value of common stock on the date of exercise). This capital gain or loss will be a long-term or short-term capital gain or loss depending upon the length of time common stock is held prior to the disposition.

In general, an Eligible Employee will recognize no income or gain as a result of exercise of an incentive stock option for regular tax purposes (income equal to the excess of the fair market value of the common stock at such time over the exercise price is recognized for alternative minimum tax purposes). Except as described below, any gain or loss realized by the Eligible Employee on the disposition of common stock acquired pursuant to the exercise of an incentive stock option will be treated as a long-term capital gain or loss and no deduction will be allowed to the Company. If the Eligible Employee fails to hold the shares of common stock acquired pursuant to the exercise of an incentive stock option for at least two years from the date of grant of the incentive stock option and one year from the date of exercise, the Eligible Employee will recognize ordinary income at the time of the disposition equal to the lesser of (a) the gain realized on the disposition or (b) the excess of the fair market value of the shares of common stock on the date of exercise over the exercise price. The Company will be entitled to a deduction in the same amount and at the same time as ordinary income is recognized by the Eligible Employee. Any additional gain realized by the Eligible Employee over the fair market value at the time of exercise will be treated as a capital gain. This capital gain will be a long-term capital gain if the common stock has been held for more than one year from the date of exercise.

In the event a nonqualified stock option or incentive stock option is amended, such option may be considered deferred compensation and subject to the rules of Code Section 409A. An option subject to Code Section 409A which fails to comply with the rules of Code Section 409A may result in the acceleration of income recognition, a 20% additional tax obligation, plus penalties and interest. In addition, the amendment of an incentive stock option may convert the option to a nonqualified stock option.

Stock Appreciation Rights. The grant of a stock appreciation right will create no federal income tax consequences for the Eligible Employee or the Company. Upon exercise of a stock appreciation right, the Eligible Employee will recognize ordinary income equal to the amount of any cash and the fair market value of any shares of common stock or other property received, except that if the Eligible Employee receives an option or shares of restricted stock or restricted units upon exercise of a stock appreciation right, recognition of income may be deferred in accordance with the rules applicable to such other awards. The Company will generally be entitled to a deduction in the same amount and at the same time as income is recognized by the Eligible Employee. In the event a stock appreciation right is amended, such stock appreciation right may be considered deferred compensation and subject to the rules of Code Section 409A. A stock appreciation right subject to Code Section 409A which fails to comply with the rules of Code Section 409A may result in the acceleration of income recognition, a 20% additional tax obligation, plus penalties and interest.

Restricted Stock. An Eligible Employee will not recognize income at the time an award of restricted stock (including any related award of Units) is made under the Plan, unless the election described below is made. An Eligible Employee who has not made such an election will recognize ordinary income at the time the restrictions on the shares lapse in an amount equal to the fair market value of such shares at such time reduced by any amount paid for such shares. The Company will generally be entitled to a corresponding deduction in the same amount and at the same time as the Eligible Employee recognizes income. Any otherwise taxable disposition of shares after the time the restrictions lapse will generally result in capital gain or loss (long-term or short-term depending upon the length of time the shares are held after the time the restrictions lapse). Dividends paid in cash and received by an Eligible Employee prior to the time the restrictions lapse will constitute ordinary income to the Eligible Employee in the year paid. The Company will generally be entitled to a corresponding compensation deduction for such dividends. Any dividends paid in stock will be treated as an award of additional restricted stock subject to the tax treatment described herein. An Eligible Employee may, within thirty days after the date of the award of restricted stock, elect to recognize ordinary income as of the date of the award in an amount equal to the fair market value of such restricted stock on the date of the award reduced by any amount paid for the restricted stock. The Company will generally be entitled to a corresponding deduction in the same amount and at the same time as the Eligible Employee recognizes income. If the election is made, then any cash dividends received with respect to the restricted stock will be treated as dividend income to the Eligible Employee in the year of payment and will not be deductible by the Company. Any otherwise taxable disposition of the restricted stock (other than by forfeiture) will result in capital gain or loss (long-term or short-term depending on the holding period). If the Eligible Employee who has made an election subsequently forfeits shares, then the Eligible Employee will not be entitled to recognize a capital loss equal to the amount the Eligible Employee paid for such shares less the amount received upon forfeiture. In addition, the Company would then be required to include as ordinary income the amount of the deduction it originally claimed with respect to such shares.

Performance Shares and Units. The grant of performance shares and units will create no income tax consequences for the Eligible Employee or the Company. Upon the receipt of cash or shares of Common Stock at the end of the applicable performance period, the Eligible Employee will recognize ordinary income equal to the amount of cash or the fair market value of the shares of common stock received, except that if the Eligible Employee receives shares of restricted stock or restricted units in payment of performance shares or performance units, recognition of income may be deferred in accordance with the rules applicable to such awards. The Company will generally be entitled to a deduction in the same amount and at the same time as income is recognized by the Eligible Employee.

New Plan Benefits

Awards under the Plan will be granted at the discretion of the Executive Compensation Committee. The Executive Compensation Committee has not made any decisions on the amount and type of Awards that are to be granted under the Plan to our employees in future years. The following table sets forth information concerning Awards granted during calendar year 2009 under the Plan to the Named Executive Officers; all current executive officers, as a group; all current directors who are not executive officers, as a group; and all current employees who are not executive officers, as a group. This information may not be indicative of Awards that will be granted under the Plan in future years.

Name and Position	Dollar Value (a)	Number of Units (b)
Martin R. Benante, Chairman and Chief Executive Officer	$1,040,625	131,646	(c)
Glenn E. Tynan, Vice President Finance and Chief Financial Officer	$372,750	47,157	(c)
David J. Linton, Co-Chief Operating Officer and President, Curtiss-Wright Flow Control Corporation	$443,040	56,048	(c)
David Adams, Co-Chief Operating Officer	$422,760	53,483	(c)
Michael J. Denton, Vice President, General Counsel, and Corporate Secretary	$224,121	28,354	(c)
All current executive officers, as a group (d)	$2,608,161	329,957
All current directors who are not executive officers, as a group	—	—
All current employees who are not executive officers, as a group (e)	$11,068,547	594,495

(a)	This column reflects cash-based performance unit grants at target made on November 17, 2009.

(b)	This column reflects long-term incentive compensation, including stock options, restricted stock units, and performance share units.

(c)	The amounts in this column are the same as the target amounts actually awarded to each Named Executive Officer, as set forth in footnotes (c), (d), and (e) to the Grants of Plan Based Awards Table.

(d)	These amounts were awarded to a total of 7 employees and include the amounts reported above for each of the Named Executive Officers.

(e)	This amount reflects awards to approximately 479 employees.

Securities Authorized For Issuance Under Equity Compensation Plans

The following table sets forth information regarding the Company’s equity compensation plans as of December 31, 2009, the end of the Company’s most recently completed fiscal year:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights		Weighted average exercise price of outstanding options, warrants, and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column)
Equity compensation plans approved by security holders	4,411,723(a	)	$32.79	2,266,702(b	)
Equity compensation plans not approved by security holders	None		Not applicable	Not applicable

(a)

Consists of 4,162,143 shares issuable upon exercise of outstanding options and vesting of performance shares, restricted shares, and restricted stock units under the 2005 Omnibus Long-Term Incentive Plan and the 1995 Long-Term Incentive Plan, 180,112 shares issuable under the Employee Stock Purchase Plan, and 69,468 shares outstanding under the 2005 Stock Plan for Non-Employee Directors and the 1996 Stock Plan for Non-Employee Directors.

(b)

Consists of 1,319,165 shares available for future option grants under the 2005 Omnibus Long-Term Incentive Plan, 889,298 shares remaining available for issuance under the Employee Stock Purchase Plan, and 58,239 shares remaining available for issuance under the 2005 Stock Plan for Non-Employee Directors.

RECOMMENDATION OF THE BOARD OF DIRECTORS

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS APPROVAL OF THE AMENDMENT TO THE COMPANY’S 2005 OMNIBUS LONG-TERM INCENTIVE PLAN

HOUSEHOLDING OF ANNUAL DISCLOSURE DOCUMENTS

The Securities and Exchange Commission has adopted rules governing the delivery of annual disclosure documents that permit us to send a single set of our annual report and proxy statement to any household at which two or more stockholders reside if we believe that the stockholders are members of the same family. This rule benefits both stockholders and the Company. It reduces the volume of duplicate information received and helps to reduce our expenses. Each stockholder will continue to receive a separate proxy card. If your household received a single set of disclosure documents for this year, but you would prefer to receive your own copy, please contact our transfer agent, American Stock Transfer & Trust Company, by calling their toll-free number, 1-800-937-5449, accessing their website at www.amstock.com, or writing to them at 6201-15th Avenue, Brooklyn, New York 11219. A separate copy will be promptly provided to you upon receipt of your request.

DEADLINE FOR RECEIPT OF STOCKHOLDER
PROPOSALS FOR 2011 ANNUAL MEETING

Pursuant to regulations of the Securities and Exchange Commission, stockholders who intend to submit proposals for inclusion in our proxy materials for the 2011 Annual Meeting must do so no later than November 26, 2010. This requirement is separate from the Securities and Exchange Commission’s other requirements that must be met to have a stockholder proposal included in our proxy statement. In addition, this requirement is independent of certain other notice requirements of our Amended and Restated By-laws described below. All stockholder proposals and notices should be submitted to Corporate Secretary, Curtiss-Wright Corporation, 10 Waterview Boulevard, Second Floor, Parsippany, New Jersey 07054. The attached proxy card grants the proxy holder discretionary authority to vote on any matter raised and presented at the Annual Meeting. Pursuant to amended Securities and Exchange

Commission Rule 14a-4(c)(1), we will exercise discretionary voting authority to the extent conferred by proxy with respect to stockholder proposals received after February 11, 2011.

If a stockholder of record wishes to nominate Directors or bring other business to be considered by stockholders at the 2011 Annual Meeting, such proposals may only be made in accordance with the following procedure. Under our current Amended and Restated By-laws, nominations of Directors or other proposals by stockholders must be made in writing to our offices no later than February 6, 2011 and no earlier than January 6, 2011. However, if the date of the 2011 Annual Meeting is advanced by more than 30 days or delayed by more than 70 days from the anniversary date of the 2010 Annual Meeting, then such nominations and proposals must be delivered in writing to the Company no earlier than 120 days prior to the 2011 Annual Meeting and no later than the close of business on the later of (i) the 90th day prior to the 2011 Annual Meeting, or (ii) the 10th day following the day on which public announcement of the date of the 2011 Annual Meeting is first made.

Please note that these requirements relate only to matters proposed to be considered for the 2011 Annual Meeting. They are separate from the Securities and Exchange Commission’s requirements to have stockholder proposals included in the Company’s 2011 proxy statement.

2009 ANNUAL REPORT ON FORM 10-K

Any stockholder wishing to receive, without charge, a copy of the Company’s 2009 Annual Report on Form 10-K (without exhibits) filed with the Securities and Exchange Commission, should write to the Corporate Secretary, Curtiss-Wright Corporation, 10 Waterview Boulevard, Second Floor, Parsippany, New Jersey 07054.

OTHER MATTERS WHICH MAY BE PRESENTED FOR ACTION AT THE MEETING

The Board of Directors does not intend to present for action at this Annual Meeting any matter other than those specifically set forth in the Notice of Annual Meeting. If any other matter is properly presented for action at the Annual Meeting, it is the intention of persons named in the proxy to vote thereon in accordance with their judgment pursuant to the discretionary authority conferred by the proxy.

By Order of the Board of Directors

Michael J. Denton
Corporate Secretary

Dated: March 26, 2010

Appendix A

CURTISS-WRIGHT CORPORATION

PROXY SOLICITED BY THE BOARD OF DIRECTORS OF CURTISS-WRIGHT CORPORATION FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON FRIDAY, MAY 7, 2010

As an alternative to completing this form, you may enter your vote instruction by telephone at 1-800-PROXIES, or via the Internet at WWW.VOTEPROXY.COM and follow the simple instructions. Use the Company Number and Account Number shown on your proxy card.

          The undersigned hereby constitutes and appoints MARTIN R. BENANTE, GLENN E. TYNAN and MICHAEL J. DENTON, and each of them, as proxies of the undersigned, with full power to appoint his substitute, and authorizes each of them to represent and to vote all shares of common stock, par value $1.00 per share, of Curtiss-Wright Corporation (the “Company”) which the undersigned is entitled to vote at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Friday, May 7, 2010, at the Sheraton Parsippany Hotel, 199 Smith Road, Parsippany, New Jersey 07054, commencing at 10:00 a.m. local time, or any adjournment or postponement thereof, with all the powers the undersigned would have if personally present, respecting the following matters described in the accompanying proxy statement and, in their discretion, on other matters which come before the meeting.

          When properly executed, this proxy will be voted in the manner directed herein by the undersigned stockholder(s). If no direction is given, this proxy will be voted FOR the Director nominees listed in Proposal One and FOR Proposals Two and Three. In their discretion, the proxies are each authorized to vote upon such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof. A stockholder wishing to vote in accordance with the Board of Directors’ recommendations need only sign and date this proxy and return it in the enclosed envelope.

(Continued and to be signed on the reverse side.)

14475

ANNUAL MEETING OF STOCKHOLDERS OF

CURTISS-WRIGHT CORPORATION

May 7, 2010

Important Notice Regarding the Availability of Proxy Materials for the Stockholder
Meeting to be Held on Friday, May 7, 2010.
This Proxy Statement, our 2009 Annual Report on Form 10-K filed with the Securities and Exchange Commission, and informational brochure to security holders are available on our website: www.curtisswright.com.

Please sign, date and mail
your proxy card in the
envelope provided as soon
as possible.

Please detach along perforated line and mail in the envelope provided.

20930300000000000000 7	050710

The Board of Directors recommends a vote FOR the Director nominees listed in Proposal One and FOR Proposals Two and Three.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of Directors:

NOMINEES:
☐	FOR ALL NOMINEES	¡	Martin R. Benante
		¡	S. Marce Fuller
☐	WITHHOLD AUTHORITY	¡	Allen A. Kozinski
	FOR ALL NOMINEES	¡	Carl G. Miller
		¡	William B. Mitchell
☐	FOR ALL EXCEPT	¡	John R. Myers
	(See instructions below)	¡	John B. Nathman
		¡	William W. Sihler
		¡	Albert E. Smith

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

		FOR	AGAINST	ABSTAIN
2.	Proposal to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2010.	☐	☐	☐

3.	Proposal to approve the amendment to the Company’s 2005 Omnibus Long-Term Incentive Plan.	☐	☐	☐

     The undersigned hereby acknowledge(s) receipt of a copy of the accompanying Notice of Annual Meeting of Stockholders, the proxy statement with respect thereto, the Company’s 2009 Annual Report on Form 10-K filed with the Securities and Exchange Commission, and informational brochure to Stockholders and hereby revoke(s) any proxy or proxies heretofore given. This proxy may be revoked at any time before it is exercised.

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ANNUAL MEETING OF STOCKHOLDERS OF

CURTISS-WRIGHT CORPORATION

May 7, 2010

PROXY VOTING INSTRUCTIONS

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page, and use the Company Number and Account Number shown on your proxy card.

TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call and use the Company Number and Account Number shown on your proxy card.

Vote online/phone until 11:59 PM EST the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Annual Meeting.

COMPANY NUMBER
ACCOUNT NUMBER

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on Friday, May 7, 2010. This Proxy Statement, our 2009 Annual Report on Form 10-K filed with the Securities and Exchange Commission, and informational brochure to security holders are available on our website:www.curtisswright.com.

Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.

20930300000000000000 7	050710

The Board of Directors recommends a vote FOR the Director nominees listed in Proposal One and FOR Proposals Two and Three.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of Directors:

NOMINEES:
☐	FOR ALL NOMINEES	¡	Martin R. Benante
		¡	S. Marce Fuller
☐	WITHHOLD AUTHORITY	¡	Allen A. Kozinski
	FOR ALL NOMINEES	¡	Carl G. Miller
		¡	William B. Mitchell
☐	FOR ALL EXCEPT	¡	John R. Myers
	(See instructions below)	¡	John B. Nathman
		¡	William W. Sihler
		¡	Albert E. Smith

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

		FOR	AGAINST	ABSTAIN
2.	Proposal to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2010.	☐	☐	☐

3.	Proposal to approve the amendment to the Company’s 2005 Omnibus Long-Term Incentive Plan.	☐	☐	☐

     The undersigned hereby acknowledge(s) receipt of a copy of the accompanying Notice of Annual Meeting of Stockholders, the proxy statement with respect thereto, the Company’s 2009 Annual Report on Form 10-K filed with the Securities and Exchange Commission, and informational brochure to Stockholders and hereby revoke(s) any proxy or proxies heretofore given. This proxy may be revoked at any time before it is exercised.

IF YOU ARE NOT VOTING BY TELEPHONE OR INTERNET, PLEASE VOTE, DATE AND SIGN BELOW AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Appendix B

CURTISS-WRIGHT CORPORATION

2005 OMNIBUS LONG-TERM INCENTIVE PLAN
Amended and Restated Effective January 1, 2010

SECTION 1
PURPOSE

The purpose of the Curtiss-Wright Corporation 2005 Omnibus Long-term Incentive Plan (the “Plan”) is:

(a)	To encourage selected key employees of Curtiss-Wright Corporation (the “Company”) to acquire a proprietary and vested interest in the growth and performance of the Company;

(b)	To generate an increased incentive to contribute to the Company’s future success and prosperity, thereby enhancing the value of the Company for the benefit of stockholders;

(c)	To increase the ability of the Company to attract and retain individuals of exceptional talent.

SECTION 2
DEFINITIONS

Unless the context requires otherwise, when capitalized the terms listed below shall have the following meanings when used in this or other sections of the Plan:

(1) “Award” is any Option, Stock Appreciation Right, Restricted Stock, Right to Restricted Stock, Restricted Unit, Performance Share, Performance Unit, or any other cash or Stock incentive granted to a Participant, subject to the terms, conditions and restrictions of the Plan and to such other terms, conditions and restrictions as may be established with respect to an Award.

(2) “Award Agreement” is any written agreement, contract, or other instrument or document evidencing any Award granted hereunder and signed by both the Company and the Participant.

(3) “Board” is the Board of Directors of the Company, as elected from time to time.

(4) “Code” is the Internal Revenue Code of 1986, as amended from time to time, including the rules, regulations, and interpretations promulgated thereunder.

(5) “Committee” is the Executive Compensation Committee of the Board, as appointed from time to time, composed of not less than three directors each of whom is a Non-Employee Director.

(6) “Company” is Curtiss-Wright Corporation.

(7) “Disabled” or “Disability” is a physical or mental incapacity that qualifies an individual as unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, and that qualifies an individual to collect a benefit for at least a three month period under a long term disability plan maintained by the Company.

(8) “Eligible Employee” is any salaried employee of the Company or its Subsidiaries.

(9) “Fair Market Value” is the market value of Stock as determined by such methods or procedures as shall be established from time to time by the Committee, on the relevant date, as reported on the New York Stock Exchange, or such other exchange as may then list the Stock, or, in the event the Stock ceases to be so listed, as otherwise determined using procedures established by the Committee.

(10) “Fiscal Year” is the twelve (12) consecutive month period beginning January 1 and ending December 31.

(11) “Incentive Stock Option” or “ISO” is an Option which is designated as such and is intended to so qualify under Code section 422.

(12) “Non-employee Director” has the meaning set forth in Rule 16b-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, or any successor definition adopted by the Commission. By way of example, a director qualifies under this definition if he or she is not an employee of the Company, does not receive compensation from the Company other than customary director fees, does not engage in any related party transactions, and does not engage in any material business relationships which would require disclosure under the Securities Exchange Act of 1934.

(13) “Nonqualified Stock Option” or “NQSO” is any Option which is not, or cannot be treated as, an ISO.

(14) “Option” is a right to purchase Stock subject to such terms and conditions as are established relative to the grant, or as otherwise provided under the Plan.

(15) “Participant” is an Eligible Employee approved by the Committee to receive an Award.

(16) “Performance Award” is an Award the payment of which is based solely on the degree of attainment of Performance Goals over a Performance Cycle, both as established relative to such Award.

(17) “Performance Cycle” is the period established relative to a Performance Award during which the performance of an individual with respect to the Performance Goals for the Company, or any subgroup thereof, any member of the Company or any unit, branch or division of such member, as relevant to the Award, is measured for the purpose of determining the extent to which a Performance Award has been earned.

(18) “Performance Goals” are the business or financial objectives, or both, established relative to a Performance Award that are to be achieved over a Performance Cycle. The Performance Goals for Awards intended to qualify for the performance-based compensation exception under Code section 162(m) shall be related to one or more of the following business criteria: net income; stockholder return; stock price appreciation; earnings per share; revenue growth; return on investment; return on invested capital; earnings before interest, taxes, depreciation and amortization; operating income; market share; return on sales; asset reduction; cost reduction; return on equity; return on capital employed; cash flow; and new product releases.

(19) “Performance Share” is a share of Stock, Restricted Stock or a Right to Restricted Stock, the payment of which is determined by the Participant’s degree of attainment of Performance Goals over a Performance Cycle, or upon the lapse of any other restrictions, all as established relative to the Award.

(20) “Performance Unit” is a unit representing the right to receive an amount of cash or Stock that is determined by the Participant’s degree of attainment of Performance Goals over a Performance Cycle, both as established relative to the Award.

(21) “Plan” is the Curtiss-Wright Corporation 2005 Omnibus Long-term Incentive Plan, as described in this plan document amended and restated effective January 1, 2010, and as it may be further amended from time to time.

(22) “Restricted Stock” is Stock issued to a Participant subject to such restrictions as are established relative to such Award, and which will remain subject to said restrictions until such time as the restrictions lapse.

(23) “Restricted Unit” is a unit representing the right to receive an amount of cash or Stock at such time as the restrictions established relative to the Award are satisfied.

(24) “Restriction Period” is the length of time established relative to an Award, during which the Participant receiving the Award cannot sell, assign, transfer, pledge or otherwise encumber any Stock so awarded and at the end of which the Participant obtains an unrestricted right to such Stock.

(25) “Retirement” is the definition in the Company’s Retirement Plan.

(26) “Right to Restricted Stock” is a right awarded to a Participant to receive Stock or Restricted Stock at some future time, which Award is subject to such restrictions as may be established relative to the Award and which shall remain subject to such restrictions until said restrictions lapse and Stock or Restricted Stock can be issued to the Participant.

(27) “Significant Shareholder” is an Eligible Employee who, as of the date an ISO is granted to such individual, owns more than ten percent (10%) of the total combined voting power of all classes of Stock then issued by the Company or a Subsidiary.

(28) “Stock” is common stock of the Company, par value $1.00 per share.

(29) “Stock Appreciation Right” or “SAR” is an Award that entitles a Participant to receive, subject to such terms and conditions as may be established relative to the Award, an amount of cash or shares of Stock, Restricted Stock or Rights to Restricted Stock measured by the increase in Fair Market Value of Stock from the date of grant to the date of exercise.

(30) “Subsidiary” is any corporation, business trust, division, partnership, joint venture, limited liability company or other legal entity in which the Company owns (directly or indirectly) fifty percent (50%) or more of the voting stock, or rights analogous to voting stock, but only during the period such ownership interest exists.

(31) “Units” are Awards that entitle a Participant to receive, subject to such terms and conditions as are relevant to the Award, including the attainment of Performance Goals over a Performance Cycle, an amount measured by the change in the Fair Market Value of Stock, or such other amount as may be established relative to the Unit Award, which amount may be paid to the Participant in cash, Stock, Restricted Stock, Rights to Restricted Stock or any combination thereof.

SECTION 3
SHARES AVAILABLE FOR AWARDS

3.1 Number of Shares. The number of shares of Stock that may be issued or transferred to Participants on account of Awards which may be made during the term of the Plan is 2,500,000, subject to adjustment as provided in Section 3.2. Such shares of Stock shall be made available, at the discretion of the Committee, from authorized but unissued shares, treasury shares or shares acquired in the open market.

3.2 Adjustments to Maximum Number of Shares of Stock.

(a) Reuse of Shares of Stock. For purposes of determining the number of shares of Stock available for issuance or delivery under the Plan at any given point in time, no Stock shall be deemed issued or delivered in connection with an Option until such Option is exercised and Stock is delivered to the Participant. If any Award, whether issued under the Plan or any prior version of the plan, is surrendered, exercised, cashed out, lapses, expires, or otherwise terminates without either Restricted or unrestricted Stock having been issued to the Participant, the number of shares subject to such Award, if any, shall be again available for issuance as Awards. Such number of shares of unrestricted Stock as is tendered by a Participant as full or partial payment of withholding or other taxes, the number of shares of Restricted Stock surrendered for tax payment purposes, and the number of shares used to pay an Option exercise price will not be available for re-issuance as Awards. Upon the exercise of a SAR issued in tandem with an Option, or a Unit issued in tandem with an Award of Restricted Stock, Rights to Restricted Stock or Performance Shares, an exercise of the SAR or the Unit that does not settle in shares of Stock, Restricted Stock or Rights to Restricted Stock shall cancel the tandem Option or applicable Stock Award, making such number of shares of Stock again available for issuance as Awards.

(b) Antidilution. In the event of any merger, reorganization, consolidation, recapitalization, share exchange, Stock dividend, Stock split, spin-off or other change in the corporate structure of the Company affecting the Stock, the Committee is authorized to make substitutions or adjustments in the aggregate number and kinds of shares reserved for issuance under the Plan, in the number, kind and price of shares subject to outstanding Awards, and in the Award limits detailed in Section 3.3, provided that any such substitutions or adjustments will be, to the extent deemed appropriate by the Committee, consistent with the treatment of Stock not subject to the Plan, and that the number of shares subject to any Award will always be a whole number.

In the event of a corporate merger, consolidation, acquisition of assets or stock, separation, reorganization or liquidation, the Committee shall be authorized to cause the Company to issue Options or assume other stock options, whether or not in a transaction to which Code section 424(a) applies, by means of substitution of new Options for previously issued stock options or an assumption of previously issued stock options. In such event the aggregate number of shares of Stock available for issuance as Awards will be increased to reflect such substitution or assumption, and such shares as are substituted or assumed shall not be counted against the limit set forth in Section 3.1.

3.3 Restrictions on Awards. The Awards granted to any one Participant in a Fiscal Year shall not exceed Options to purchase 200,000 shares of Stock, which number shall include any SARs granted in tandem with an Option; 200,000 shares of Stock for SARs granted alone; 100,000 shares of Restricted Stock or Rights to Restricted Stock, which number shall include any Restricted Units issued in tandem with such an Award; or Performance Shares with a Fair Market Value in excess of $1,000,000 for each year in a Performance Cycle, which number shall include any Performance Units issued. Furthermore, not more than forty percent (40%) of the maximum number of shares of Stock available under the Plan may be used for Awards in Stock, Restricted Stock or Rights to Restricted Stock. To the extent a Unit or SAR is granted in tandem with another Award and settles in Stock, Restricted Stock or Rights to Restricted Stock so as to cancel an Award of Units or SARs, such Unit or SAR shall be counted against the above limits; Units or SARs which will settle in cash shall not be so counted. For purposes of applying the dollar limit stated herein, all Awards shall be valued using the Fair Market Value of Stock on the date the Award is made, without regard to any vesting or other restrictions which may then apply.

3.4 Vesting of Awards. Except as otherwise provided in Section 7, and subject to the discretion of the Committee as described in Section 8.1, Awards shall vest as herein described.

(a) Options. The terms and conditions of any award of ISOs and NQSOs shall be determined by the Committee but shall not vest, or become exercisable, over a term which is less than one (1) year after the grant date. To the extent Options treated as ISOs cannot be treated as such due to the application of the exercise limits contained in Section 4.2(b), such Options shall be exercisable as NQSOs, and shall vest in accordance with the vesting provisions applicable to such ISOs at the time of grant; such Options shall not be treated as a new grant of NQSOs for vesting purposes.

(b) Stock Appreciation Rights. Stock Appreciation Rights shall vest and become exercisable at such time as is established as a term or condition of the Award. To the extent SARs are issued in tandem with Options, such SARs shall vest at the same times and over the same period as the related Options.

(c) Restricted Stock, Rights to Restricted Stock and Restricted Units. Awards of Restricted Stock, Rights to Restricted Stock and Restricted Units shall vest following completion of the Restriction Period established relative to the Award. No portion of such an Award shall vest sooner than the first anniversary of the grant date. Restricted Units shall vest at such time as is established as a term or condition of the Award. Restricted Units awarded in tandem with Restricted Stock or Rights to Restricted Stock, shall vest at the same times and over the same period as the related Restricted Stock or Rights to Restricted Stock.

(d) Performance Awards. An Award of Performance Shares or Performance Units shall establish a Performance Cycle that shall be not less than one (1) year, but may be of any other length as the Committee may determine. At the end of a Performance Cycle, Performance Shares or Performance Units, to the extent earned, shall be vested. Performance Units shall vest at such time as is established as a term or condition of the Award. To the extent Performance Units are awarded in tandem with Performance Shares, such Units shall vest at the same times and over the same period as the Performance Shares.

(e) Other Awards. To the extent the Committee makes an Award other than one of the types of Awards described herein, such Award shall vest at the time or times and over the period established relative to such Award.

(f) Exceptions to Vesting Rules. The Committee shall have the discretion to make an Award with any vesting condition, including making such Award vested at grant, to the extent it deems such action is necessary in relation to business circumstances then existing. As an example, to align the interests of a newly hired Participant with those of the Company, the Committee may determine it is necessary to make an Award that will provide such individual with immediate ownership of Stock.

SECTION 4
TYPES AND TERMS OF AWARDS

4.1 General. The Committee shall determine the type or types of Awards to be granted to each Participant, which Awards shall be evidenced by such written or electronic documents as the Committee shall authorize. The types of Awards described herein may be granted under the Plan.

4.2 Incentive Stock Options.

(a) Grant of ISOs. Incentive Stock Options shall have an exercise price equal to not less than one hundred percent (100%) of the Fair Market Value of Stock on the date of grant. If an ISO is granted to a Significant Shareholder, the exercise price shall not be less than 110% of the Fair Market Value of Stock on the date of grant. Unless earlier terminated, ISOs shall expire not later than ten (10) years from the date of grant. ISOs awarded to a Significant Shareholder shall expire not later than five (5) years from the date of grant. The term of an ISO may extend beyond the Plan termination date. No ISO shall contain terms that would limit or otherwise affect a Participant’s right to exercise any other Option, nor shall any NQSO contain any terms that will limit or otherwise affect the Participant’s right to exercise any other Option in such a manner that an Option intended to be an ISO would be deemed a tandem option.

(b) ISO Exercise Limit. The aggregate Fair Market Value of Stock, determined as of the date of grant, subject to an Award of ISOs that may become exercisable for the first time in any calendar year, shall not exceed $100,000 and, to the extent such limit is exceeded, any Options that exceed the limit shall be treated as NQSOs. In determining whether this exercisability limit has been met or exceeded, ISOs are taken into account in the order granted, and any acceleration of an ISO exercise date shall change the date the ISO is first exercisable for purposes of applying this limit. Notwithstanding this limit, Options granted with an aggregate Fair Market Value not in excess of $100,000 need not be designated as ISOs. In the event this exercise limit shall be adjusted by law, this Section 4.2(b) shall be applied so as to take into account such limit as adjusted. The terms of any ISO granted hereunder shall comply in all respects with the provisions of section 422 of the Code, or any successor provision, and any regulations promulgated thereunder.

4.3 Nonqualified Stock Options. Nonqualified Stock Options granted under the Plan shall have an exercise price equal to not less than one hundred percent (100%) of the Fair Market Value of Stock on the date of grant. NQSOs shall expire at such time or times as specified in documents evidencing the grant, although all such Options shall expire not later than ten (10) years from the date of grant. The term of a NQSO may extend beyond the Plan termination date.

4.4 Stock Appreciation Rights. Stock Appreciation Rights may be granted alone or in tandem with other Awards granted under the Plan and may relate to any number of shares of Stock a Participant could acquire by exercise of an underlying ISO or NQSO. SARs also may be granted in any number without relation to an Option Award. An Award of SARs not related to Options shall specify the terms and conditions applicable to the Award, provided that no SAR shall contain any terms which will limit or otherwise affect the ability of an ISO to qualify as such.

4.5 Restricted Stock and Performance Shares.

(a) Awards of Restricted Stock. An Award of Restricted Stock shall specify the number of shares of Stock so awarded, the Restriction Period applicable to the Award and any other restrictions which shall apply to the Award. In addition to such other restrictions as may be specified at the time a Restricted Stock Award is made, each share of Restricted Stock shall also be subject to the following restrictions:

(i) No share of Restricted Stock may be sold, assigned, transferred, pledged or otherwise encumbered or disposed of while subject to any restrictions.

(ii) Except as otherwise provided in the Plan, unless the Participant remains continuously employed by the Company until all restrictions lapse or are otherwise removed by the Committee, all Restricted Stock awarded to such Participant shall be forfeited and returned to the Company.

During the time Restricted Stock remains subject to the relevant restrictions, the Participant shall have all of the rights of a shareholder with respect to the Restricted Stock, including the right to vote such Stock and, unless the Committee shall provide otherwise, the right to receive dividends paid with respect to such Stock payable at the same time and in the same form as the dividends payable to all other holders of such Stock.

(b) Awards of Performance Shares. The Performance Goals that shall apply to a Performance Award shall be established by the Committee before the Performance Cycle commences or, if after such Performance Cycle has commenced, while achievement of the Performance Goal is substantially uncertain. In awarding Performance Shares, the Committee shall have the discretion to use such performance measures as it deems appropriate with respect to Participants who are not reasonably likely to be covered employees, within the meaning of Code section 162(m), at the time all or any part of a Restricted Stock or Performance Share Award is otherwise deductible by the Participant’s employer for federal income tax purposes.

4.6 Rights to Restricted Stock. Rights to Restricted Stock shall be subject to the same terms and conditions as Restricted Stock, as described in Section 4.5, except that Participants receiving an Award of Rights to Restricted Stock shall not have any of the rights of a shareholder until such time as the Rights to Restricted Stock vest, all restrictions are removed and the Stock is issued to the Participant. In the discretion of the Committee and in accordance with the provisions of Code section 409A and related Treasury Regulations and other IRS guidance, however, a Participant may receive payment of, or have credited to a bookkeeping account established for this purpose the equivalent of, the amounts that would otherwise be payable as dividends on the number of shares of Stock into which the Rights to Restricted Stock may be converted.

4.7 Unit Awards.

(a) Restricted Units. Restricted Units may be granted in tandem with Awards of Restricted Stock or Rights to Restricted Stock, and may relate to any number of such shares. Restricted Units also may be granted without relation to an Award of Restricted Stock or Rights to Restricted Stock. An Award of Restricted Units shall specify the Restriction Period and other restrictions which may relate to such Units. Restricted Units awarded in tandem with an Award of Restricted Stock or Rights to Restricted Stock shall be subject to the same terms and conditions as the Award of Restricted Stock or Rights to Restricted Stock to which such Units relate.

(b) Performance Units. Performance Units may be granted in tandem with Performance Shares and may relate to any number of such shares. Performance Units may also be granted without relation to an Award of Performance Shares. An Award of Performance Units shall also specify the Performance Goals and Performance Cycle applicable to the Award. Performance Units issued in tandem with an Award of Performance Shares shall have the same Performance Goals and Performance Cycle as the Performance Shares to which they relate. The value, if any, of Performance Units shall be paid to the Participant based upon the degree to which the Performance Goals were attained, with such results determined as soon as practicable after the Performance Cycle ends.

4.8 Other Stock or Cash Awards. The Committee may, in its sole discretion, grant other types of Awards, which Awards may be payable in cash, Stock, Restricted Stock or Rights to Restricted Stock. Such Awards may be granted singly, in combination with, in replacement of or as alternatives to the grants or Awards described in this Section 4 to the extent permitted under Code section 409A and related Treasury Regulations and other IRS guidance, subject to such terms and conditions as may be established in the documents evidencing the Award. Any such Award shall be consistent with the other types of Awards described herein, subject to the limits stated in Section 3.3 and consistent with the goals and objectives of the Plan.

SECTION 5
SETTLEMENT OF AWARDS

5.1 Forms of Payment. Awards shall settle in accordance with the terms and conditions relevant to such Award, and in accordance with the procedures herein described.

5.2 Exercising Options. Subject to the terms and conditions of the Award, vested Options may be exercised, in whole or in part, by giving notice of exercise to the Company in such manner as may be prescribed. This notice must be accompanied by payment in full of the exercise price in cash or by use of such other instrument as the Committee may agree to accept.

Payment in full may be made in the form of Stock already owned by the Participant, which Stock shall be valued at Fair Market Value on the date the Option is exercised. A Participant who elects to make payment in Stock may not transfer fractional shares or shares of Stock with an aggregate Fair Market Value in excess of the Option exercise price plus applicable withholding taxes. A Participant need not present Stock certificates when making payment in Stock, so long as other satisfactory proof of ownership of the Stock tendered is provided (e.g., attestation of ownership of a sufficient number of shares of Stock to pay the exercise price). The Committee shall have the discretion to authorize or accept payment by other forms or methods or to establish a cashless exercise program; all within such limitations as may be imposed by the Plan or any applicable law.

5.3 Exercise of SARs. Stock Appreciation Rights may be exercised at the time, to the extent of and subject to the conditions applicable to the Award. If the SARs were issued in tandem with an Option, the SAR is exercisable only when the Fair Market Value of the Stock subject to the Award exceeds the Stock’s Fair Market Value on the date of grant. Stock Appreciation Rights issued without relation to an Option Award shall be exercisable, and the value of the SARs determined, in accordance with the terms and conditions relevant to the Award. To the extent a SAR is granted in tandem with an Option, the exercise of the SAR shall cancel the related Option, and the exercise of such Option shall cancel any related SAR. The amount paid to the Participant upon the exercise of a SAR shall be the amount established at the time the Award was made and shall be not more than one hundred percent (100%) of the difference between the Fair Market Value of the Stock as determined on the date the SAR is granted and the Fair Market Value of the Stock on the date of exercise.

5.4 Restricted Stock, Rights to Restricted Stock and Restricted Units. Except as otherwise provided in the Plan, at such time as all restrictions applicable to an Award of Restricted Stock, Rights to Restricted Stock or Restricted Units are met and the Restriction Period expires, ownership of the Stock awarded subject to such restrictions shall be transferred to the Participant free of all restrictions except those that may be imposed by applicable law; provided that if Restricted Units are paid in cash, said payment shall be made to the Participant after all applicable restrictions lapse and the Restriction Period expires. To the extent a Restricted Unit was granted in tandem with an Award of Restricted Stock or Rights to Restricted Stock, payment of the Unit in cash shall cancel the related Award of Restricted Stock or Rights to Restricted Stock and transfer of the Stock free of restrictions shall cancel the related Restricted Unit.

5.5 Performance Shares and Performance Units. Except as otherwise provided in the Plan, a Performance Award shall be paid to the Participant after earned in accordance with the terms and conditions applicable to the Award. All determinations with respect to the degree to which the Performance Goals were met during the Performance Cycle shall be made as soon as practicable after the end of the Performance Cycle. Performance Awards may be paid in cash, Stock, Restricted Stock, Rights to Restricted Stock, or any combination thereof as the Committee may determine. To the extent Performance Units were awarded in tandem with Performance Shares, payment of the Units in cash shall cancel the related Award of Performance Shares, and payment of the Performance Share Award in Stock shall cancel the related Performance Unit.

5.6 Delivery of Stock. As soon as practicable after the exercise of an Option, the satisfaction of restrictions applicable to Restricted Stock or Rights to Restricted Stock or the satisfactory attainment of Performance Goals over a Performance Cycle, the Company shall cause to be delivered to the Participant evidence of the Participant’s unconditional ownership of such Stock, whether through use of certificated or uncertificated shares. Shares acquired pursuant to the exercise of an ISO shall be designated as such on the records maintained by the Company for this purpose.

5.7 Deferral of Recognition of Awards. To the extent allowed by the Committee, and in accordance with procedures established by the Committee and the provisions of Code section 409A and related Treasury Regulations and other IRS guidance, Participants may elect to defer the income recognized due to the lapse of restrictions applicable to Restricted Stock or Restricted Units, the earning of a Performance Award, or the payment of any other type of Award (other than an ISO or other stock right as provided in Treas. Reg. Section 1.409A-1(b)(5)).

SECTION 6
TRANSFERABILITY

Awards cannot be assigned, transferred (other than by will or the laws of descent and distribution), pledged, or otherwise encumbered (whether by operation of law or otherwise); provided that, if so determined by the Committee, a Participant may designate a beneficiary or beneficiaries of the rights of the Participant with respect to any Award upon the death of the Participant. Notwithstanding the foregoing, a Participant may transfer a vested Non-Qualified Stock Option that is otherwise not transferable pursuant to this Section to a grantor or family trust whereby the Participant is named as Trustee to the trust and the beneficiary or beneficiaries of said trust are members of the Participant’s immediate family. A Non-Qualified Stock Option that is transferred to such a trust pursuant to the preceding sentence (i) may not be subsequently transferred otherwise than by will or by the laws of descent and distribution and (ii) remains subject to the terms of this Plan and the applicable Award agreement. Any shares of Common Stock acquired upon the exercise of a Non-Qualified Stock Option by a permissible transferee of a Non-Qualified Stock Option or a permissible transferee pursuant to a transfer after the exercise of the Non- Qualified Stock Option shall be subject to the terms of this Plan and the applicable Award agreement. During the lifetime of the Participant, each Award shall be exercisable only by the Participant or, if permissible under applicable law, by the guardian or legal representative of the Participant, or by a trust meeting the above criteria.

SECTION 7
CHANGE IN CONTROL

7.1 Treatment of Options. Upon the occurrence of a Change in Control, all Options granted to a Participant who is then employed by the Company or a Subsidiary shall, to the extent not then vested or exercised, become fully vested and immediately exercisable without regard to the terms and conditions attached to such Options.

7.2 Treatment of Restricted Stock. Upon the occurrence of a Change in Control, the restrictions then applicable to all outstanding shares of Restricted Stock awarded under the Plan shall automatically lapse. If on the Change in Control date any dividends declared with respect to such Restricted Stock have not been paid to the Participant, then all such amounts shall be paid within thirty (30) days of the Change in Control date.

7.3 Treatment of Rights to Restricted Stock. Upon the occurrence of a Change in Control, all Rights to Restricted Stock shall be fully and immediately vested and the Participant shall be paid within thirty (30) days the cash value of the shares of Stock that otherwise would have been issued based on the Fair Market Value of the Stock on the Change in Control date, together with any then unpaid dividends that have been declared on the number of shares of Stock into which an Award of Rights to Restricted Stock can then be converted.

7.4 Treatment of Performance Shares. Upon the occurrence of a Change in Control, the Performance Goals then applicable to all outstanding Performance Shares shall be deemed satisfied. The Committee shall have the discretion to pay to the Participant, in cash or Stock, such amount of the Award, if any, in excess of target for all outstanding Performance Cycles, as it shall determine within thirty (30) days of the Change in Control date, together with any dividends declared with respect to such shares that have not yet been paid.

7.5 Treatment of Units. Outstanding Awards of Units shall be valued by assuming that all Performance Goals have been satisfied and any other restrictions applicable to such Award have been met or have otherwise lapsed. The Committee shall have the discretion to pay to the Participant such amount of the Award, if any, in excess of target for all outstanding Performance Cycles, as it shall determine within thirty (30) days of the Change in Control date. If such Units were issued in tandem with another Award, payment for such Units shall be made in Stock or cash, depending on the payment terms relevant to the Award.

7.6 Definition of Change in Control. A Change in Control means, with respect to a Participant, a “change in ownership,” a “change in effective control,” or a “change in the ownership of substantial assets” of a corporation as described in Treas. Reg. Section 1.409A-3(i)(5) (which events are collectively referred to herein as “Change in Control events”). Notwithstanding any provision herein to the contrary, to qualify as a Change in Control, the occurrence of the Change in Control event must be objectively determinable and any requirement that any person certify the occurrence of a Change in Control event must be strictly ministerial and not involve any discretionary authority. To constitute a Change in Control with respect to a Participant, the Change in Control event must relate to (i) the corporation for which the Participant is performing service at the time of the Change in Control; (ii) the corporation that is liable for the payment of the deferred compensation; or (iii) a corporation that is a majority shareholder of a corporation identified in subsection (i) or (ii) above, or any corporation in a chain of corporations in which each corporation is a majority shareholder of another corporation in the chain, ending in a corporation identified in subsection (i) or (ii) above.

(a) A “change in ownership” of a corporation occurs on the date that any one person, or more than one person acting as a group, acquires ownership of stock of the corporation that, together with stock held by such person or group, constitutes more than fifty percent (50%) of the total fair market value or total voting power of the stock of such corporation. However, if any one person, or more than one person acting as a group, is considered to own more than fifty percent (50%) of the total fair market value or total voting power of the stock of a corporation, the acquisition of additional stock by the same person or persons is not considered to cause a change in ownership of the corporation (or to cause a change in the effective control of the corporation (within the meaning of subsection (b) below)).

(b) Notwithstanding that a corporation has not undergone a change in ownership under subsection (a) above, a “change in effective control” of a corporation occurs on the date that either:

(i) Any one person, or more than one person acting as a group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of the corporation possessing thirty percent (30%) or more of the total voting power of the stock of such corporation; or

(ii) A majority of members of the corporation’s board of directors is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the corporation’s board of directors prior to the date of the appointment or election.

For purposes of this subsection (b), the term corporation refers solely to the relevant corporation identified in the opening paragraph of this Section 7.6, for which no other corporation is a majority shareholder.

(c) A “change in the ownership of substantial assets” of a corporation occurs on the date that any one person, or more than one person acting as a group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from the corporation that have a total gross fair market value equal to or more than forty percent (40%) of the total gross fair market value of all of the assets of the corporation immediately prior to such acquisition or acquisitions. For this purpose, gross fair market value means the value of the assets of the corporation, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

7.7 Governing Provisions. In the case of any conflict between the provisions of this Section 7 and any other provisions of the Plan, this Section 7 will control.

SECTION 8
ADMINISTRATION

8.1 Committee as Administrator.

(a) General. The Plan shall be administered by the Committee, which shall have full power and authority to select Participants, interpret the Plan, grant Awards, continue, accelerate, or suspend the exercisability or vesting of an Award to the extent permitted under Code section 409A and related Treasury Regulations and other IRS guidance, and adopt such rules and procedures for operating the Plan as it may deem necessary or appropriate. Notwithstanding the above statement, once an award is established the Committee shall have no discretion to increase the amount of compensation a Participant whose Awards are, or are reasonably thought to be, subject to Code Section 162(m) may earn by application of any Performance Goals relevant to an Award, although in such circumstances the Committee shall retain the discretion to decrease the amount of compensation a Participant may earn under the terms of an Award. Any action by the Committee to accelerate or otherwise amend an Award for reasons other than Retirement, death, Disability or a Change in Control shall be made only to the extent permitted under Code section 409A and related Treasury Regulations and other IRS guidance and only in response to business circumstances then existing and, if appropriate, shall include application of a commercially reasonable discount to the compensation otherwise payable to reflect the value of accelerated payment.

(b) Compliance with Applicable Law. The power and authority of the Committee shall include, but not be limited to, making such amendments or modifications to the Plan or to an Award as may be necessary or desirable to make available to Participants tax or other benefits of, or to comply with, the laws, regulations or accounting rules of the United States, any state, any other domestic jurisdiction or any foreign jurisdiction in which any member of the Company operates or in which Participants who are subject to such laws reside or work.

8.2 Delegation of Authority. To the extent permitted under Delaware law, the Committee may delegate to officers of the Company any or all of its duties, power and authority under the Plan subject to such conditions or limitations as the Committee may establish. Notwithstanding the preceding sentence, the Committee may not delegate the power to amend or terminate the Plan nor the authority to award performance-based compensation or determine the degree to which such compensation has been earned with respect to an Award for a Participant who is, or is reasonably thought to be, subject to Code section 162(m). In no event, however, shall an officer of the Company have or obtain the authority to grant Awards to himself or herself or to any person who is subject to Section 16 of the Securities Exchange Act of 1934.

8.3 Accounting Standards. Calculation of changes to any Performance Goal established for purposes of an Award shall be made without regard to changes in accounting methods used by the Company or in accounting standards that may be required by the Financial Accounting Standards Board after a Performance Goal relative to an Award is established and prior to the time the compensation earned by reason of the achievement of the relevant Performance Goal is paid to the Participant.

8.4 Amendment of Awards. Except as otherwise provided in the Plan, the Committee shall have the discretion to amend the terms of any Award. Any such amendment may be made either prospectively or retroactively, as necessary, provided that no such amendment shall either impair the rights of an affected Participant without the consent of such Participant or amend the terms of an Option so as to reduce the Option exercise price. Absent shareholder approval, the Committee may not cancel any outstanding Option and replace it with a new Option with a lower Option price, if such action would have the same economic effect as reducing the Option price of such a cancelled Option.

8.5 Term of Plan. Contingent upon receipt of shareholder approval, this Plan shall be effective May 19, 2005, or such other date as the shareholders may provide at the time of approval, and shall remain in effect for a period of ten (10) years after such effective date, unless earlier terminated by the Board.

8.6 Restatement of Financial Statements. If the Committee determines that (1) the amount of an Award to a Participant was based on materially inaccurate financial statements or any other materially inaccurate performance metric criteria (collectively, “Inaccurate Data”) or (2) if the Participant is one

of the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002 (“the Statute”) and has committed an offense subject to forfeiture under such statute, the Participant shall reimburse the Company that portion of an Award that was based on the inaccurate data or as provided for in the Statute.

SECTION 9
PLAN AMENDMENT AND TERMINATION

9.1 Amendment. The Company may, by written resolution of its Board or through action of the Committee, at any time and from time to time, amend the Plan in whole or in part. Notwithstanding this authority, no such amendment shall, without shareholder approval, have the effect of repricing an Option, increasing the number of shares of Stock available for purposes of making Awards, increasing the limits described in Section 3.3 applicable to various types of Awards, materially enhancing the benefits available to Participants, materially expanding the class of individuals who are eligible to receive Awards, or making such other change as would, under applicable law or regulation, or standards issued by a self-regulating organization, require shareholder approval.

9.2 Plan Termination. The Company may, by written resolution of its Board, terminate the Plan at any time. If the Plan is terminated, a Participant’s Award may become 100% fully vested and nonforfeitable as determined by the Company in its sole discretion and payment thereof may be accelerated if and to the extent permitted under Code section 409A and the related Treasury Regulations and other guidance issued thereunder. Accordingly, payment of a Participant’s vested Award may be made hereunder in accordance with one of the following:

(a) the termination of the Plan within twelve (12) months of a corporate dissolution taxed under Code Section 331 or with the approval of a bankruptcy court pursuant to 11 U.S.C. 503(b)(1)(A), as provided in Treas. Reg. Section 1.409A-3(j)(4)(ix)(A); or

(b) the termination of the Plan within the thirty (30) days preceding or the twelve (12) months following a Change in Control as defined in Treas. Reg. Section 1.409A-3(i)(5), provided that all substantially similar arrangements are also terminated, as provided in Treas. Reg. Section 1.409A-3(j)(4)(ix)(B); or

(c) the termination of the Plan, provided that the termination does not occur proximate to a downturn in the financial health of the Company, if all arrangements that would be aggregated with the Plan under Treas. Reg. Section 1.409A-1(c) are terminated, and no payments other than payments of vested amounts that would be payable under the terms of the Plan if the termination had not occurred are made within twelve (12) months of the Plan termination, and all payments of vested amounts are made within twenty-four (24) months of the Plan termination, and no new arrangement that would be aggregated with the Plan under Treas. Reg. Section 1.409A-1(c) is adopted within three (3) years following the Plan termination, as provided in Treas. Reg. Section 1.409A-3(j)(4)(ix)(C); or

(d) such other events and conditions as the IRS may prescribe in generally applicable published regulatory or other guidance under Code Section 409A.

SECTION 10
MISCELLANEOUS

10.1 Participant Rights. The right of a member of the Company to discipline or discharge a Participant, or to exercise any rights related to the tenure of any individual’s employment or other service shall not be affected in any manner by the existence of the Plan or any action taken pursuant to the Plan. The selection of an individual to receive an Award in any given Fiscal Year shall not require that such individual receive an Award in any subsequent Fiscal Year. Furthermore, the grant to a Participant of a specific type of Award does not require that such individual be selected to receive any other type of Award. The Committee has the discretion to consider such factors as it deems pertinent when selecting Participants and determining the type and amount of Awards to be made to a Participant.

10.2 Participant Responsibilities. If a Participant shall dispose of Stock acquired through exercise of an ISO within either (i) two (2) years after the date the Option is granted or (ii) one (1) year after the date the Option is exercised (i.e., in a disqualifying disposition), such Participant shall notify the Company within seven (7) days of the date of such disqualifying disposition. In addition, if a Participant elects, under Code section 83, to be taxed at the time an Award of Restricted Stock (or other property subject to such Code section) is made, rather than at the time the Award vests, such Participant shall notify the Company within seven (7) days of the date the Restricted Stock subject to the election is awarded.

10.3 Withholding. The Company is authorized to withhold from any Restricted Stock Shares granted and from any dividends to be paid on Restricted Stock the amount (in cash, Shares, other securities, or other property) of any taxes required to be withheld in respect of a grant, payment or settlement of Restricted Stock Shares or any payment of dividends on Restricted Stock Shares or under this Plan and to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of any such taxes.

10.4 Funding. The Plan is an unfunded plan, and the Company has no obligation to create any trust or separate fund or to otherwise set aside funds or segregate assets to ensure payment of any Award. The Plan does not create a fiduciary relationship between the Company and any Participant or other person. To the extent any Participant or other person holds any rights by virtue of an Award under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company.

10.5 Expenses. The expenses of maintaining and administering the Plan shall be borne by the Company.

10.6 Indemnification. To the extent permitted by law, members of the Committee and the Board shall be indemnified and held harmless by the Company with respect to any loss, cost, liability or expense that may reasonably be incurred in connection with any claim, action, suit or proceeding which may arise by reason of any act or omission under the Plan taken within the scope of the authority delegated hereunder.

10.7 Communications. The Company may, unless otherwise prescribed by any applicable state or federal law or regulation, provide to Participants any notices, grants, Awards, forms, reports or shares of Stock by using either paper or electronic means.

10.8 Interpretation. Section and subsection headings are for convenience of reference and not part of this Plan, and shall not influence its interpretation. Wherever any words are used in the Plan in the singular, masculine, feminine or neuter form, they shall be construed as though they were also used in the plural, feminine, masculine or non-neuter form, respectively, in all cases where such interpretation is reasonable.

10.9 Governing Law. To the extent not preempted by applicable federal law, the construction and interpretation of the Plan shall be made in accordance with the substantive laws of the State of Delaware, but without regard to any choice or conflict of laws provisions thereof.

10.10 Severability. If any provision of the Plan shall be ruled or declared invalid for any reason, said illegality or invalidity shall not affect the remaining provisions of the Plan, and such remaining provisions shall be construed and enforced as if such illegal or invalid provision had never been included in the Plan.

10.11 Code Section 409A. To the extent a payment hereunder is, or shall become, subject to the application of Code Section 409A, the following shall apply:

(a) The Company may delay payment hereunder only upon such events and conditions as the IRS may permit in generally applicable published regulatory or other guidance under Code Section 409A, including, without limitation, payments that the Company reasonably anticipates will be subject to the application of Code Section 162(m), or will violate Federal securities laws or other applicable law; provided that any such delayed payment will be made at the earliest date at which the Company reasonably anticipates that the making of the payment would not cause such a violation.

(b) The time or schedule of payment hereunder may be accelerated only upon such events and conditions as the IRS may permit in generally applicable published regulatory or other guidance under Code Section 409A, including, without limitation, payment to a person other than a Participant to the extent necessary to fulfill the terms of a domestic relations order (as defined in Code Section 414(p)(1)(B)) or payment of the amount required to be included in income for a Participant as a result of failure of this Plan at any time to meet the requirements of Code Section 409A with respect to the Participant.

(c) If, as of the date of a Participant’s termination of employment, (1) any Stock of the Company is publicly traded on an established securities market or otherwise; and (2) a payment is payable under this Plan or an Award Agreement due to a termination of employment which is considered to be a “separation from service” for purposes of the rules under Treas. Reg. Section 1.409A-3(i)(2); and (3) a Participant is determined to be a “specified employee” (as determined under Treas. Reg. Section 1.409A-1(i)), then the payment shall be delayed for a period of six (6) months after the date of the Participant’s termination of employment to the extent necessary to comply with the requirements of Code Section 409A and related Treasury Regulations; provided, however, that the payments to which a Participant would have been entitled during such 6-month period, but for this subparagraph, shall be accumulated and paid to the Participant without interest in a lump sum within ten (10) days following the date that is six (6) months after the Participant’s termination of employment with the Company, and any remaining payments shall continue to be paid to the Participant according to the original payment schedule. If a Participant dies during such six (6) month period and prior to the payment of the portion that is required to be delayed on account of Code Section 409A, such amount shall be paid to the personal representative of the Participant’s estate within sixty (60) days after the Participant’s death.

(d) This Plan is intended to comply with the requirements of Code Section 409A and the Treasury Regulations and other guidance issued thereunder, as in effect from time to time. To the extent a provision of this Plan is contrary to or fails to address the requirements of Code Section 409A and related Treasury Regulations, this Plan shall be construed and administered as necessary to comply with such requirements to the extent allowed under applicable Treasury Regulations until this Plan is appropriately amended to comply with such requirements.